Registration No.: 333-137925

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
AMENDMENT NO. 4
TO
FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
FOOTHILLS RESOURCES, INC.
(Name of Small Business Issuer in Its Charter)

Nevada	1311	98-0339560

(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)
4540 CALIFORNIA AVENUE, SUITE 550
BAKERSFIELD, CALIFORNIA 93309
(661) 716-1320
(Address and Telephone Number of Principal Executive Offices)
(Address of Principal Place of Business or Intended Principal Place of Business)
DENNIS B. TOWER
CHIEF EXECUTIVE OFFICER
4540 CALIFORNIA AVENUE, SUITE 550
BAKERSFIELD, CALIFORNIA 93309
(661) 716-1320
(Name, Address and Telephone Number of Agent for Service)
Copy to:
C.N. FRANKLIN REDDICK, III, ESQ.
AKIN GUMP STRAUSS HAUER & FELD LLP
2029 CENTURY PARK EAST, SUITE 2400
LOS ANGELES, CALIFORNIA 90067
(310) 229-1000
Approximate Date of Commencement of Proposed Sale to the Public: From time to time as determined by the selling stockholders after the effective date of this Registration Statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☑
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated May 30, 2007
Prospectus
Foothills Resources, Inc.
48,615,119 shares of common stock, and
warrants to acquire 20,597,532 shares of common stock
This prospectus relates to the offering by the selling stockholders of Foothills Resources, Inc. of up to 48,615,119 shares of our common stock, par value $0.001 per share. Those shares of common stock include 28,017,587 shares of common stock and 20,597,532 shares of common stock underlying warrants. In addition, we are registering the warrants to acquire 20,597,532 shares of common stock. We are registering the offer and sale of the common stock, including common stock underlying warrants, and the warrants, to satisfy registration rights we have granted to the selling stockholders.
We will not receive any proceeds from the sale of common stock or warrants by the selling stockholders. We may receive proceeds from the exercise price of the warrants if they are exercised by the holders thereof. We intend to use any proceeds received from the exercise of the warrants for working capital and general corporate purposes.
The selling stockholders have advised us that they will sell the shares of common stock and warrants from time to time in the open market, on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under the section of this prospectus titled “Plan of Distribution.”
Our common stock is traded on the OTC Bulletin Board under the symbol “FTRS.OB”. On May 15, 2007, the closing bid price of the common stock was $1.20 per share.
Investing in our common stock involves risks. Before making any investment in our securities, you should read and carefully consider risks described in the Risk Factors beginning on page 5 of this prospectus.
You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. We have not authorized anyone to provide you with different information.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated May            , 2007

i

SUMMARY
This summary highlights information contained elsewhere in this prospectus but might not contain all of the information that is important to you. Before investing in our common stock, you should read the entire prospectus carefully, including the “Risk Factors” section and our financial statements and the note thereto included elsewhere in this prospectus.
For purposes of this prospectus, unless otherwise indicated or the context otherwise requires, all references herein to “Foothills,” “we,” “us,” “our,” and “the Company” refer to Foothills Resources Inc., a Nevada corporation, and our subsidiaries.
Our Company
Foothills Resources, Inc. is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. The Company currently holds interests in properties in the Eel River Basin, in northern California, the Goose Creek Field and Goose Creek East Field, both in Harris County, Texas, the Cleveland Field, located in Liberty County, Texas, and the Saratoga Field located in Hardin County, Texas, and is planning to acquire interests in the Anadarko Basin in southwest Oklahoma.
Our business strategy is to identify and exploit low to moderate risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production at low cost, including the acquisition of producing properties with exploitation and exploration potential. We also intend to take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology. Our management intends to use its extensive domestic and international oil and gas experience to establish and grow the Company.
Foothills Resources, Inc. took its present form on April 6, 2006, when our wholly-owned subsidiary, Brasada Acquisition Corp., and Brasada California, Inc. executed a Merger Agreement and Plan of Reorganization. On April 6, 2006, Brasada Acquisition Corp. merged with and into Brasada California, Inc., with Brasada remaining as the surviving corporation and our wholly-owned subsidiary. The holders of Brasada’s issued and outstanding capital stock before the merger surrendered all of their issued and outstanding capital stock of Brasada and received 17,375,000 shares of our common stock, par value $0.001 per share. Our stockholders before the merger retained 12,625,006 shares of common stock.
Contemporaneously with the closing of the Merger, we split-off another wholly-owned subsidiary, Foothills Leaseco, Inc., a Nevada corporation, through the sale of all of the outstanding capital stock of Foothills Leaseco, Inc. As a consequence of the sale of Foothills Leaseco, Inc., we discontinued all of our business operations which we conducted prior to the closing of the merger with Brasada, and spun off all material liabilities existing prior to that date, in any way related to our pre-closing business operations. As a result of these transactions, our business and operations changed from a pre-exploration stage company prior to the merger and split-off to a company engaged in the acquisition, exploration and development of oil and natural gas properties following the merger.
Our primary operations are now those formerly operated by Brasada California, Inc., as well as other business activities which we have developed since April, 2006, as described in this Prospectus.
Recent Developments
On April 6, 2006 and on April 20, 2006, we closed a prior private offering of an aggregate of 17,142,857 units, each consisting of one share of our common stock and a warrant to acquire three-quarters of a share of our common stock for five years at a purchase price of $1.00 per whole share. The total consideration we received in this offering was $12,000,000. Some of the consideration for units sold in this April, 2006 offering was in the form of convertible debentures, which converted into units on a dollar-for-dollar basis upon the closing of the offering and the closing of the merger between our wholly-owned subsidiary, Brasada Acquisition Corp., and Brasada California, Inc.
On September 8, 2006, we consummated an acquisition of certain properties formerly owned by TARH E&P Holdings, L.P. in Texas, pursuant to two purchase and sale agreements executed with TARH E&P Holdings, L.P. on June 21, 2006. In this acquisition, our wholly-owned subsidiary, Foothills Texas, Inc., acquired four producing properties in southeastern Texas, including the Goose Creek, Goose Creek East, Saratoga and Cleveland Fields. The purchase and sale agreements provided for the payment of aggregate cash consideration to TARH E&P Holdings, L.P. of $57.5 million and the issuance of common stock with a deemed value of $4.5 million. Prior to the closing date, on June 22, 2006, August 14, 2006 and August 23, 2006, we made cash payments to TARH E&P Holdings, L.P. of $3,099,000, $1,549,500 and $774,750 in accordance with the agreements. After adjustment for preliminary purchase price adjustments as provided in the purchase and sale agreements, we paid cash consideration to TARH E&P Holdings, L.P. on September 8, 2006 of $51,894,500 and issued 1,605,345 shares of our common stock.
To finance the above acquisition, we executed a Credit and Guaranty Agreement with J. Aron & Company on September 8, 2006, providing for a credit facility under which we borrowed $42.5 million. The credit facility will terminate and all amounts borrowed under the facility will be due and payable four years following the closing date. The facility is secured by liens and security interests on substantially all of our assets and those of our subsidiaries, including 100% of the value of all oil and gas reserves of us and our subsidiaries. On the closing date of the facility, we issued to Goldman, Sachs & Co., an affiliate of J. Aron & Company, a warrant to purchase 3,000,000 shares of common stock for five years at an exercise price of $2.75 per share.
Further, in order to raise additional funds to consummate the acquisition from TARH E&P Holdings, L.P., we completed a private offering of units consisting of shares of our common stock and warrants to acquire our common stock on September 8, 2006 and September 27, 2006. Each unit we sold in the offering consisted of one share of common stock and a warrant to acquire one-half share of common stock for five years at an exercise price of $2.75 per share. On the closing dates of the offering, we received an aggregate of $22,711,059 in proceeds from the offering, through the sale of 10,093,804 units. Therefore, we issued to investors, on the closing date, 10,093,804 shares of our common stock and warrants to acquire 5,046,919 shares of our common stock.
Corporate Information
Foothills Resources, Inc. was incorporated under the laws of the State of Nevada on November 17, 2000. Our principal executive offices are located at 4540 California Avenue, Suite 550, Bakersfield, California 93309. The telephone number at our principal executive offices is (661) 716-1320. Our website address is www.foothills-resources.com. Information contained on our website is not deemed part of this prospectus.

The Offering

Common Stock Offered (1)	48,615,119 shares

Warrants Offered (2)	Warrants to acquire 20,597,532 shares

Offering Price	Market price or privately negotiated prices.

Common Stock Outstanding (3)	60,376,829 shares

Use of Proceeds	We will not receive any proceeds from the sale of the shares offered by the selling stockholders. Any proceeds we receive from the selling stockholders upon their exercise of warrants to purchase the shares included in the shares that are being offered by them hereunder will be used for general working capital purposes and capital expenditures.

OTC Bulletin Board Symbol	FTRS.OB

Risk Factors	An investment in our common stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” beginning on page 5 and the other information contained in this prospectus before making an investment decision regarding our common stock.

(1)	Includes 28,017,587 shares of common stock currently issued and outstanding and 20,597,532 shares of common stock issuable by us upon exercise of outstanding warrants to acquire our common stock.

(2)	We anticipate registering the warrants under the Securities Exchange Act of 1934, as amended, and seeking a separate listing of the warrants on a securities market or securities exchange to allow the holders of our warrants to trade the warrants separate from our common stock.

(3)	Includes 28,017,587 shares of common stock which will not be available to trade publicly until the registration statement of which this prospectus is a part is declared effective by the SEC. This number does not include shares of common stock underlying options outstanding under our equity incentive plan or shares of common stock issuable by us upon the exercise of our outstanding warrants, under which our stockholders have the right to acquire 20,597,532 shares of common stock.

RISK FACTORS
Several of the matters discussed in this prospectus contain forward-looking statements that involve risks and uncertainties. Factors associated with the forward-looking statements that could cause actual results to differ from those projected or forecasted in this prospectus are included in the statements below. In addition to other information contained in this prospectus, you should carefully consider the following cautionary statements and risk factors. The risks and uncertainties described below are not the only risks and uncertainties we face. If any of the following risks actually occur, our business, financial condition, and results of operations could suffer. In that event, the trading price of our common stock could decline and investors may lose all or part of their investment in our common stock. The risks discussed below also include forward-looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

RISKS RELATED TO OUR BUSINESS
We have a limited operating history for you to evaluate our business. We may never attain profitability.
We are engaged in the business of oil and gas exploration and development, and have limited current oil or natural gas operations. The business of acquiring, exploring for, developing and producing oil and natural gas reserves is inherently risky. As an oil and gas acquisition, exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry. We may never overcome these obstacles.
Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and natural gas reserves on terms that will be commercially viable for us.
Our lack of diversification will increase the risk of an investment in Foothills, and our financial condition and results of operations may deteriorate if we fail to diversify.
Our business focus is on the oil and gas industry in a limited number of properties, initially in California, Oklahoma and Texas, with the intention of expanding elsewhere. Larger companies have the ability to manage their risk by diversification. However, we lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified, enhancing our risk profile. If we cannot diversify our operations, our financial condition and results of operations could deteriorate.
Strategic relationships upon which we may rely are subject to change, which may diminish our ability to conduct our operations.
Our ability to successfully acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair our ability to grow.
To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties and contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. We may not be able to establish these strategic relationships, or if established, we may not be able to maintain them. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business prospects may be limited, which could diminish our ability to conduct our operations.
Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.
The oil and gas industry is highly competitive. Other oil and gas companies may seek to acquire oil and gas leases and other properties and services we will need to operate our business in the areas in which we expect to operate. This competition is increasingly intense as prices of oil and natural gas on the commodities markets have risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger companies, which, in particular, may have access to greater resources, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.
We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and the revenues generated from our properties in Texas, California and Oklahoma alone will not be sufficient to fund both our continuing operations and our planned growth. We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs to additional properties. We may be unable to obtain additional capital required.
Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.
We may pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. If we do not succeed in raising additional capital, our resources may not be sufficient to fund our operations going forward.
Any additional capital raised through the sale of equity may dilute the ownership percentage of our stockholders. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.
Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a significant demonstrated operating history, the location of our oil and natural gas properties and prices of oil and natural gas on the commodities markets (which will impact the amount of asset-based financing available to us) and/or the loss of key management. Further, if oil and/or natural gas prices on the commodities markets decline, our revenues will likely decrease and such decreased revenues may increase our requirements for capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to sell some of our assets or cease our operations.
We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.
We may not be able to effectively manage our growth, which may harm our profitability.
Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally;

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.
Our business may suffer if we do not attract and retain talented personnel.
Our success will depend in large measure on the abilities, expertise, judgment, discretion, integrity and good faith of our management and other personnel in conducting the business of the Company. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business.
Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities, monitor such investments, and ultimately, if required, to successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with us or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.
Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.
Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and effect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.
Risks related to our prior business may adversely affect our business.
Our business prior to the merger between our wholly-owned acquisition subsidiary and Foothills California, Inc. (formerly Brasada California, Inc.) in April, 2006 involved mineral exploration. In 2001, we acquired a mining lease on a total of five unpatented lode mineral claims property located in the State of Nevada. Subsequent to our fiscal year ended December 31, 2004, we decided to abandon the property and terminate the claims and have since been in the process of reviewing other potential resource and non-resource assets for acquisition. We determined not to pursue the mineral exploration line of business following the April, 2006 merger, but could still be subject to claims arising from our former business operations. These claims may arise from our operating activities (such as employee and labor matters), financing and credit arrangements or other commercial transactions. While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us based on our former business operations. Even if any such asserted claims were without merit and we were ultimately found to have no liability for such claims, the defense costs and the distraction of management’s attention may harm the growth and profitability of our business. While the relevant definitive agreements executed in connection with the merger provided indemnities to us for liabilities arising from our prior business activities, these indemnities may not be sufficient to fully protect us from all costs and expenses.
Our hedging activities could result in financial losses or could reduce our net income, which may adversely affect your investment in our common stock.
In connection with our credit facility with J. Aron & Company, we are contractually obligated to enter into hedging contracts with the purpose and effect of fixing oil and natural gas prices on no less than 80% of projected oil and gas production from our proved developed producing oil and gas reserves. To comply with the requirements of our credit facility, and in order to manage our exposure to price risks in the marketing of our oil and natural gas production, we have entered into oil and natural gas price hedging arrangements with respect to a portion of our expected production. We may enter into additional hedging transactions in the future.

While intended to reduce the effects of volatile oil and natural gas prices, such transactions may limit our potential gains and increase our potential losses if oil and natural gas prices were to rise substantially over the price established by the hedge. In addition, such transactions may expose us to the risk of loss in certain circumstances, including instances in which:

•	our production is less than expected;

•	there is a widening of price differentials between delivery points for our production and the delivery point assumed in the hedge arrangement; or

•	the counterparties to our hedging agreements fail to perform under the contracts.

RISKS RELATED TO OUR INDUSTRY
Our exploration for oil and gas is risky and may not be commercially successful, and the 3D seismic data and other advanced technologies we use cannot eliminate exploration risk, which could impair our ability to generate revenues from our operations.
Our future success will depend on the success of our exploratory drilling program. Oil and gas exploration involves a high degree of risk. These risks are more acute in the early stages of exploration. Our expenditures on exploration may not result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions, such as over-pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof.
Even when used and properly interpreted, 3D seismic data and visualization techniques only assist geoscientists in identifying subsurface structures and hydrocarbon indicators. They do not allow the interpreter to know conclusively if hydrocarbons are present or economically producible. In addition, the use of 3D seismic data becomes less reliable when used at increasing depths. We could incur losses as a result of expenditures on unsuccessful wells. If exploration costs exceed our estimates, or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could adversely impact our ability to generate revenues from our operations.
We may not be able to develop oil and gas reserves on an economically viable basis, and our reserves and production may decline as a result.
If we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, our viability depends on our ability to find or acquire, develop and commercially produce additional oil and natural gas reserves. Without the addition of reserves through acquisition, exploration or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.
Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions could diminish our revenue and cash flow levels and result in the impairment of our oil and natural gas interests.

Estimates of oil and natural gas reserves that we make may be inaccurate and our actual revenues may be lower than our financial projections.
We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates, will also impact the value of our reserves. The process of estimating oil and natural gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and natural gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could materially reduce our revenues and result in the impairment of our oil and natural gas interests.
Drilling new wells could result in new liabilities, which could endanger our interests in our properties and assets.
There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills, among others. The occurrence of any of these events could significantly reduce our revenues or cause substantial losses, impairing our future operating results. We may become subject to liability for pollution, blow-outs or other hazards. We intend to obtain insurance with respect to these hazards; however, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to us or could, in an extreme case, result in a total loss of our properties and assets. Moreover, we may not be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.
Decommissioning costs are unknown and may be substantial. Unplanned costs could divert resources from other projects.
We may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and natural gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as “decommissioning.” We have not yet determined whether we will establish a cash reserve account for these potential costs in respect of any of our properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in onshore and offshore oilfield operations. If decommissioning is required before economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could impair our ability to focus capital investment in other areas of our business.
Our inability to obtain necessary facilities could hamper our operations.
Oil and gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise.

We may have difficulty distributing our production, which could harm our financial condition.
In order to sell the oil and natural gas that we are able to produce, we will have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and natural gas production and may increase our expenses. In the Eel River Basin in California, we have contractual rights to access existing natural gas transportation facilities. Depending on the success of our planned drilling, it is possible that we will be required to construct additional pipeline facilities in the future in order to have sufficient capacity to transport all of our natural gas production.
Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or natural gas and in turn diminish our financial condition or ability to maintain our operations.
Prices and markets for oil and natural gas are unpredictable and tend to fluctuate significantly, which could reduce profitability, growth and the value of our business.
Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years, and rose to record levels on a nominal basis in 2006. The average price for West Texas Intermediate oil in 1999 was $22 per barrel. In 2002 it was $27 per barrel. In 2005, it was $57 per barrel. During 2006, the daily spot price of West Texas Intermediate oil, as reported by the Wall Street Journal, peaked at $77.03, and as of May 17, 2007 was reported as $64.87. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Prices may not remain at current levels. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition, the future results of our operations and quantities of reserves recoverable on an economic basis.
Increases in our operating expenses will impact our operating results and financial condition.
Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and natural gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results of operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations.
Penalties we may incur could impair our business.
Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, our future business prospects could deteriorate due to regulatory constraints, and our profitability could be impaired by our obligation to provide such indemnification to our employees.
Environmental risks may adversely affect our business.
All phases of the oil and gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of federal, state and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to governments and third parties and may require us to incur costs to remedy such discharge. The application of environmental laws to our business may cause us to curtail our production or increase the costs of our production, development or exploration activities.
Our insurance may be inadequate to cover liabilities we may incur.
Our involvement in the exploration for and development of oil and gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we expect to obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances, be insurable or, in certain circumstances, we may choose not to obtain insurance to protect against specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured, or if the insurer of such event is not solvent, we could be required to divert funds from capital investment or other uses towards covering our liability for such events.
Our business will suffer if we cannot obtain or maintain necessary licenses.
Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. Our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension, to any of these licenses or permits could hamper our ability to produce revenues from our operations.
Challenges to our properties may impact our financial condition.
Title to oil and gas interests is often not capable of conclusive determination without incurring substantial expense. While we intend to make appropriate inquiries into the title of properties and other development rights we acquire, title defects may exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interests in and to the properties to which the title defects relate.
If our property rights are reduced, our ability to conduct our exploration, development and production activities may be impaired.
We will rely on technology to conduct our business and our technology could become ineffective or obsolete.
We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration, development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient.
RISKS RELATED TO OUR COMMON STOCK
There has been a limited trading market for our common stock and no market for our warrants.
There has been a limited trading market for our common stock on the Over-the-Counter Bulletin Board and no established market for the warrants. The lack of an active market may impair the ability of our investors to sell their shares of common stock or their warrants at the time they wish to sell them or at a price that they consider reasonable. The lack of an active market may also reduce the fair market value of the shares of common stock and warrants to be sold under this prospectus. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using our common stock as consideration.
Investors may have difficulty trading and obtaining quotations for our common stock or warrants.
Our common stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol “FTRS.OB.” Our warrants do not currently trade on any exchange or market. Our common stock has been actively traded for only a limited time, and the bid and ask prices for our common stock have fluctuated widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our common stock and our warrants. This severely limits the liquidity of our common stock and our warrants, and would likely reduce the market price of our common stock and warrants, and hamper our ability to raise additional capital.
The market price of our common stock is, and is likely to continue to be, highly volatile and subject to wide fluctuations.
The market price of our common stock is likely to continue to be highly volatile and could be subject to wide fluctuations in response to a number of factors, some of which are beyond our control, including:

•	dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions (such as our acquisition of certain properties of TARH E&P Holdings, L.P.), reserve discoveries or other business initiatives;

•	fluctuations in revenue from our oil and gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•	significant sales of our common stock or warrants.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our warrants, and/or our results of operations and financial condition.
Our operating results may fluctuate significantly, and these fluctuations may cause the price of our common stock and our warrants to decline.
Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock and our warrants may decline.

We do not expect to pay dividends in the foreseeable future.
We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock or warrants, and stockholders may be unable to sell their shares and warrants on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in our common stock and warrants.
Stockholders will experience dilution upon the exercise of warrants and options.
As of May 15, 2007, there were 20,597,532 shares of common stock underlying warrants issued and outstanding, which if exercised or converted, could decrease the net tangible book value of our common stock. In addition, there were 2,000,000 shares of common stock underlying options that may be granted, of which options for 1,875,000 shares of common stock have already been granted, pursuant to the Company’s 2006 Equity Incentive Plan. If the holders of those options exercise those options, stockholders may experience dilution in the net tangible book value of our common stock. Further, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale the above-described warrants all of the shares of common stock underlying such warrants. Holders of registered underlying shares could resell the shares immediately upon registration, resulting in significant downward pressure on our stock price.
Directors and officers of the Company have a high concentration of common stock ownership.
Based on the 60,376,829 shares of common stock that were issued and outstanding as of May 15, 2007, our officers and directors beneficially owned approximately 24.9% of our outstanding common stock. Such a high level of ownership by such persons may have a significant effect in delaying, deferring or preventing any potential change in control of Foothills. Additionally, as a result of their high level of ownership, our officers and directors might be able to strongly influence the actions of the Company’s board of directors and the outcome of actions brought to our stockholders for approval. Such a high level of ownership may adversely affect the voting and other rights of our stockholders.
Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.
Shares of our common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate an investment in our common stock or warrants.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This prospectus includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect,” and the like, and/or future-tense or conditional constructions “may,” “could,” “should,” etc. Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.
Although forward-looking statements in this prospectus reflect the good faith judgment of our management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.
SELLING STOCKHOLDERS
This prospectus covers warrants and shares of our common stock, including shares underlying warrants, sold in our recent private equity offerings, in April, 2006 and September, 2006, to “accredited investors” as defined by Rule 501(a) under the Securities Act pursuant to an exemption from registration provided in Regulation D, Rule 506 under Section 4(2) of the Securities Act. The selling stockholders may from time to time offer and sell under this prospectus any or all of the warrants or shares of common stock listed opposite each of their names below. We are required, under registration rights agreements, to register for resale the warrants and the shares of our common stock described in the tables below.
Common Stock
The following table sets forth information about the number of shares of our common stock beneficially owned by each selling stockholder that may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by such selling stockholders may be deemed to be underwriting commissions.
The table below has been prepared based upon the information furnished to us by the selling stockholders as of May 15, 2007. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their shares since the date on which the information in the following table is presented in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot provide an exact amount, but have provided an estimate, of the number of shares of common stock that will be held by the selling stockholders upon termination of this offering because the selling stockholders may offer some or all of their common stock under the offering contemplated by this prospectus. The total number of shares that may be sold hereunder will not exceed the number of shares offered hereby. Please read the section entitled “Plan of Distribution” in this prospectus.
We have been advised, as noted below in the footnotes to the table, 18 of the selling stockholders are broker-dealers and 8 of the selling stockholders are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased our common stock and warrants in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related common stock.
The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock beneficially owned by such stockholder before this offering. The number of shares owned are those beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
Unless otherwise indicated, the stockholders listed in the table below acquired their shares in our private offerings in April, 2006 and September, 2006. Beneficial ownership is calculated based on 60,376,829 shares of our common stock outstanding as of May 15, 2007. Beneficial ownership is determined in accordance with Rule 13d-3 of the Securities and Exchange Commission. Shares underlying warrants or options exercisable within 60 days of May 15, 2007 are considered for the purpose of determining the percent of the class held by the holder of such warrants or options, but not for the purpose of computing the percentages held by others. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable, unless otherwise noted in the footnotes to the table. We have assumed all shares reflected on the table that were acquired in our private offerings will be sold from time to time. Because the selling stockholders may offer all or any portion of the common stock listed in the table below, no estimate can be given as to the amount of those shares of common stock acquired in our private offerings that will be held by the selling stockholders upon the termination of any sales of common stock.

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
0702119 BC Ltd.[1]	1,312,500	1,312,500	—	—
1087741 Alberta Ltd.[2]	80,000	80,000	—	—
719906 BC Ltd.[3]	250,000	250,000	—	—
Adam S. Gottbetter[4]	125,001	125,001	—	—
A.H. Investments[5]	22,500	22,500	—	—
AK Asset Management[6]	262,501	262,501	—	—
Alec Morrison & Sandra Morrison[7]	99,999	99,999	—	—
Alfred Ricciardi[8]	16,667	16,667	—	—
All Seasons Consulting Inc.[9]	50,000	50,000	—	—
Alvin L. Gray[10]	133,200	133,200	—	—
Andrew A. Schatte[11]	20,000	20,000	—	—
Andrew Goodacre[12]	62,500	62,500	—	—
Anke Zenze[13]	61,187	61,187	—	—
Anthony Bobulinski[14]	125,000	125,000	—	—
Arn E. Schoch[15]	124,962	124,962	—	—
Atlantis Software Company Employee Profit Sharing Plan [16] !	49,999	49,999	—	—
Centrum Bank AG17	1,875,000	1,875,000	—	—
Avtar Dhillon[18]	62,500	62,500	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
Baradaran Revocable Trust, Sharyar Baradaran Trustee [19]	625,000	625,000	—	—
Barbara S. Burkart [20]	7,000	7,000	—	—
Barry Davis [21]	250,000	250,000	—	—
Barry Tucker [22]	62,500	62,500	—	—
Ben T. Morris [23] #	146,248	146,248	—	—
Bentley N. Kerfoot [24]	104,000	104,000	—	—
Bernard Bonertz [25]	25,000	25,000	—	—
Besser Kapital Fund LTD [26]	75,012	75,012	—	—
Bifrost Fund LP [27]	225,000	225,000	—	—
Bill Haak and Johnnie S Haak [28]	79,301	79,301	—	—
Blake Selig [29]	52,500	52,500	—	—
BMO Nesbitt Burns I/T/F Balanced Natural Resource Fund [30]	66,666	66,666	—	—
Bonner S. Ball [31]	75,000	75,000	—	—
Brad Deason [32] #	37,500	37,500	—	—
Brad Gabel [33]	62,500	62,500	—	—
Brede C. Klefos [34] #	87,500	87,500	—	—
Brian Hicks [35]	125,000	125,000	—	—
Brian Kuhn [36]	262,500	262,500	—	—
Bruce C. Gibbs and Lou Ann Gibbs [37]	70,000	70,000	—	—
Bruce Nurse [38]	191,250	191,250	—	—
Bruce R. McMaken [39]	34,286	34,286	—	—
Brunella Jacs LLC [40]	250,005	250,005	—	—
CamCap Energy Offshore Master Fund, L.P. [41]	1,170,000	1,170,000	—	—
CamCap Resources Offshore Master Fund, L.P. [42]	630,000	630,000	—	—
Carl Pipes [43]	37,500	37,500	—	—
Carmen Lanza [44]	62,512	62,512	—	—
Carol C. Barbour [45]	37,500	37,500	—	—
Carter D. Pope [46]	75,000	75,000	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
Champion Construction Consultants, Inc. [47]	18,725	18,725	—	—
Charbonneau Limited Partnership [48]	62,500	62,500	—	—
Chester R. Cloudt [49]	50,000	50,000	—	—
Chester R. Cloudt, Jr. [50]	25,000	25,000	—	—
Chestnut Ridge Partners, L.P. [51]	200,000	200,000	—	—
Choregus Master Trust, Plan I, Money Purchase [52]	29,750	29,750	—	—
Choregus Master Trust, Plan II, Profit Sharing [53]	29,750	29,750	—	—
Christine M. Sanders [54]	22,500	22,500	—	—
Christopher Neal Todd [55]	16,667	16,667	—	—
Christopher Powell [56]	6,250	6,250	—	—
Craig Taylor [57]	25,000	25,000	—	—
Cranshire Capital, L.P. [58]	525,000	525,000	—	—
Crimson Group, LTD [59]	23,325	23,325	—	—
Curtis Conway [60]	350,000	350,000	—	—
Curtis E. Smith and Mary H. Cummins Trust [61]	52,500	52,500	—	—
Dan Mechis [62]	20,000	20,000	—	—
Danich Investments Ltd. [63]	62,500	62,500	—	—
David A Melman [64]	87,500	87,500	—	—
David B. Steffan, Jr. [65]	25,000	25,000	—	—
David B. Steffan, Sr. [66]	5,250	5,250	—	—
David Jensen [67]	32,933	32,933	—	—
David Malm [68]	20,000	20,000	—	—
Dennis B. Tower [69]	4,824,219	262,500	4,561,719	7.6%
Dennis Bleackley [70]	62,500	62,500	—	—
Dennis H. Lundy [71]	37,500	37,500	—	—
DNG Capital Corp. [72]	50,000	50,000	—	—
Don Sanders and Tanya Drury TTEES FBO Tanya Jo Drury Trust [73]	56,250	56,250	—	—
Don Weir and Julie Ellen Weir [74] !	239,995	239,995	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
Donald V Weir TTEE Sanders 1998 Children’s Trust DTD 12/01/1997 [75] !	506,275	506,275	—	—
Douglas Patterson [76]	3,375	3,375	—	—
Dr. William Grose Agency [77]	26,666	26,666	—	—
Earl Fawcett [78]	62,500	62,500	—	—
Edmund H. Melhado [79]	75,000	75,000	—	—
Edward Antonsen [80]	80,000	80,000	—	—
Edward C. Kash [81]	23,333	23,333	—	—
Edwin Freedman [82]	199,994	199,994	—	—
Emily H. Todd [83]	16,667	16,667	—	—
EPSILON Management LTD. [84]	37,506	37,506	—	—
Evonne Whelan [85]	37,500	37,500	—	—
Ewan Downie [86]	80,000	80,000	—	—
Francis P. Knuettel TTEE Francis P Knuettel Rev LVG TR UA DTD 3/7/03 [87]	125,001	125,001	—	—
Frank J. Metyko, Jr. and Mark J. Metyko and Kurt F. Metyko TTEES Frank J. Metyko Residuary Trust DTD 10/08/84 [88]	26,666	26,666	—	—
Frank Knuettel II Trustee, The Knuettel Family Trust [89]	43,750	43,750	—	—
Frank Knuettel, II [90]	49,875	49,875	—	—
Fred Hagans [91]	139,994	139,994	—	—
Friedrich Brenckman [92]	75,000	75,000	—	—
G. Marie Smith [93]	106,500	106,500	—	—
Gary E. Mintz [94]	262,500	262,500	—	—
Gary Friedland [95]	18,750	18,750	—	—
Gary Maynard [96]	33,750	33,750	—	—
GEM Advisors [97] #	500,000	500,000	—	—
George L. Ball [98] #	177,494	177,494	—	—
Georges Antoun and Martha Antoun Ten Com [99]	46,667	46,667	—	—
Gerald K. Bogen 100	18,000	18,000	—	—
Gloria D. Kelley 101	18,750	18,750	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
Goldman, Sachs & Co. 102 #	8,000,000	8,000,000	—	—
Grant E Sims and Patricia Sims JT TEN 103	37,500	37,500	—	—
Gregg Sedun 104	250,000	250,000	—	—
Gregory Selig Lewis 105	62,501	62,501	—	—
H. Alan Dill 106	222,000	222,000	—	—
H. Ben Taub 107	45,000	45,000	—	—
Hammonds Management Trust 108	16,875	16,875	—	—
Harry Edelson 109	1,250,000	1,250,000	—	—
Harry Gabel 110	62,500	62,500	—	—
Hayden McIlroy 111	212,500	212,500	—	—
Hedge Capital Partners LLC 112	105,050	105,050	—	—
Heimbuck Family Trust DTD 8/13/85 113	104,168	104,168	—	—
Herbert Lippin 114	22,500	22,500	—	—
Hyman Gildenhorn and Vivian Gildenhorn 115	133,332	133,332	—	—
Hypo Alpe-Adria-Bank 116	612,500	612,500	—	—
Don A. Sanders 117 #	506,275	506,275	—	—
Don S. Cook 118	26,666	26,666	—	—
Erik Klefos 119 #	87,500	87,500	—	—
Humbert B. Powell 120 #	88,751	88,751	—	—
Lewis S. Rosen 121	16,667	16,667	—	—
Scott M. Marshall 122	87,500	87,500	—	—
William W. Sprague 123	88,751	88,751	—	—
J. Barrett Developments, Ltd. 124	25,000	25,000	—	—
Jack Coldwell 125	62,500	62,500	—	—
Jack Sheng 126	40,000	40,000	—	—
James T. Dilella Trust 127	33,000	33,000	—	—
Jamie Gilkison 128	75,000	75,000	—	—
Jan Bartholomew 129 #	16,667	16,667	—	—
Jan Rask 130	217,500	217,500	—	—
Jason M. Rimland 131	75,287	75,287	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
Jeffrey Scott 132	250,000	250,000	—	—
Jerry F. and Nina L. Christopherson 133	62,500	62,500	—	—
JMC Investments Ltd. 134	62,500	62,500	—	—
Joe & Iola Bots 135	62,500	62,500	—	—
Joel Stuart 136	18,750	18,750	—	—
John A. Cary 137	30,000	30,000	—	—
John H. Malanga and Jodi F. Malanga, JT Ten Malanga 138 #	77,501	77,501	—	—
John M. Martineck 139	137,500	137,500	—	—
John N. Spiliotis 140	16,667	16,667	—	—
John Seaman 141	80,000	80,000	—	—
John W. Lodge, III 142	33,333	33,333	—	—
Joseph Benjamin Johnson 143	84,165	84,165	—	—
Judy Kay Hunnemuller 144	10,001	10,001	—	—
Karl Antonius 145	62,500	62,500	—	—
Katherine U. Sanders 146 !	397,475	397,475	—	—
Kenneth R. Hartley Jr. 147	33,750	33,750	—	—
Kenneth S. Goodwin 148	26,250	26,250	—	—
Kevin Shugars, Lori Shugars 149	33,750	33,750	—	—
Knox Family Partnership, Lee M. Knox General Partner 150	20,000	20,000	—	—
LA Hougue Financial Management Services Limited 151	375,000	375,000	—	—
Ladasa Investments Inc. 152	250,000	250,000	—	—
Larry Hunnemuller 153	10,001	10,001	—	—
Lenny Olim 154	52,500	52,500	—	—
Leon Frenkel 155	225,000	225,000	—	—
Leonard C. Atkins 156	37,500	37,500	—	—
Lisa Dawn Weir 157	37,500	37,500	—	—
Louis Gleckel 158	18,750	18,750	—	—
Louis Zehil 159	66,666	66,666	—	—
M. Paul Tompkins 160	100,000	100,000	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
M. St. John Dinsmore 161	37,500	37,500	—	—
Mark Emalfarb Custodian for Hailey Emalfarb 162	187,500	187,500	—	—
Mark Emalfarb Guardian for Ashley Emalfarb 163	187,500	187,500	—	—
Mark Leszczynski 164	21,000	21,000	—	—
Mark Rousselot 165	25,000	25,000	—	—
Mary Harris Cooper 166	26,666	26,666	—	—
Matthew D. Myers 167	17,250	17,250	—	—
Max and Judy Poll Rev Trust 168	33,333	33,333	—	—
Melton Pipes 169	22,500	22,500	—	—
Meteoric L.P. 170	120,000	120,000	—	—
MGK Consulting Inc. 171	80,000	80,000	—	—
Michael J. Burkart 172	1,500	1,500	—	—
Michael J. Burkart and Breanna A. Burkart 173	5,000	5,000	—	—
Michael J. Gaido, Jr. 174	50,000	50,000	—	—
Michael John Fanti 175	20,000	20,000	—	—
Michael S. Chadwick 176#	81,251	81,251	—	—
Molly B. Jorgensen 177	1,500	1,500	—	—
Molly B. Jorgensen and Trent R. Jorgensen 178	5,000	5,000	—	—
Morton J. Weisberg 179	16,650	16,650	—	—
Mosby Lindsay Simmons III 180	87,500	87,500	—	—
Nadine C. Smith 181	375,000	375,000	—	—
Natalie Dull 182	43,750	43,750	—	—
Nina Holdings, LLC 183 !	500,000	500,000	—	—
Nite Capital LP 184	666,667	666,667	—	—
Nunziata Holdings Inc. 185	200,000	200,000	—	—
NYBOR Group Inc. 186	40,179	40,179	—	—
Paula L. Santoski 187	59,999	59,999	—	—
Pauline Tower 188	26,250	26,250	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
Perfco Investments Ltd. 189	250,000	250,000	—	—
Philip M. Garner and Carol P. Garner 190	60,000	60,000	—	—
Professional Trading Services SA 191	1,250,000	1,250,000	—	—
Randall W. Tower 192	100,000	100,000	—	—
Richard Lippin 193	17,250	17,250	—	—
Richard Macdermott 194	62,500	62,500	—	—
Richard W. Hodgman 195	33,750	33,750	—	—
Rick Berry 196 !	16,667	16,667	—	—
RJS JR/PLS 1992 Trust FBO Robert J Santoski Jr, Paula Santoski TTEE 197	16,667	16,667	—	—
Rob Anderson 198 #	375,000	375,000	—	—
Robert Burschik 199	262,425	262,425	—	—
Robert F. Ruth Jr. 200	108,000	108,000	—	—
Robert J. Gonzales 201	122,500	122,500	—	—
Robert Pedlow 202	87,500	87,500	—	—
Robert Sarcher 203	175,000	175,000	—	—
Robert Schiesser 204 #	250,250	250,250	—	—
Robert W. Bomengen 205	21,506	21,506	—	—
Robert Wilensky 206	15,000	15,000	—	—
Rose Anna Marshall 207	70,000	70,000	—	—
Rosebury, L.P. 208	90,000	90,000	—	—
Roy Alan Price 209	30,000	30,000	—	—
Rune Medhus & Elisa Medhus 210 #	147,494	147,494	—	—
Sam Belzberg 211	625,000	625,000	—	—
Samuel Ginzburg 212	25,008	25,008	—	—
Sanders Morris Harris Inc. 213 #	688,859	688,859	—	—
Sanders Opportunity Fund (Institutional) L.P. 214 #	1,209,353	1,209,353	—	—
Sanders Opportunity Fund, L.P. 215 #	378,138	378,138	—	—
Sandra L. Acosta 216	50,000	50,000	—	—
Sanovest Holdings Ltd. 217	500,000	500,000	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
Scott Rapfogel 218	87,500	87,500	—	—
Leticia Turullos 219	16,667	16,667	—	—
Sierra Madre Development, LLC 220	18,725	18,725	—	—
Lawrence R. Simonson 221	62,500	62,500	—	—
Stanley Katz 222	250,005	250,005	—	—
SLS/PLS 1988 Trust FBO Samantha Leigh Santoski, Paula L Santoski TTEE 223	16,667	16,667	—	—
Stephen Hanson 224	300,000	300,000	—	—
Steve Perry 225	62,500	62,500	—	—
Steven R. Hall 226	22,500	22,500	—	—
Sue M. Harris Separate Property 227	33,333	33,333	—	—
Sue Minton Harris TTEE Pinkye Lou Blair Estate Tr u/w Dtd 6/15/91 228	33,333	33,333	—	—
Susan S. Lehrer 229	16,667	16,667	—	—
T. Scott O’Keefe 230	162,499	162,499	—	—
Tanya J. Drury 231	56,250	56,250	—	—
The Brewster Family Trust 232	62,500	62,500	—	—
Thomas Asarch and Barbara Asarch 233	104,167	104,167	—	—
Thomas E. Fish 234	375,000	375,000	—	—
Titus Harris, Jr. 235 !	33,333	33,333	—	—
Tom Juda and Nancy Juda 236	124,994	124,994	—	—
Tom Steffan 237	12,500	12,500	—	—
US Global Investors- Global Resources Fund 238	1,900,001	1,900,001	—	—
V MacLachlan Investments Corp. 239 !	375,000	375,000	—	—
Vicki T. Ruth 240	105,900	105,900	—	—
Vincent Vazquez 241	174,000	174,000	—	—
W. Kirk Bosché 242	3,331,212	126,000	3,205,212	5.3%
Wayne C. Fox 243	15,000	15,000	—	—
Wayne Hucik 244	62,500	62,500	—	—
Weitzman Living Trust 245	75,000	75,000	—	—
Whalehaven Capital Fund Limited 246	200,000	200,000	—	—

				Percentage of
				Common Stock
	Shares of		Shares of Common	Outstanding
	Common Stock	Shares of	Stock Owned Upon	Upon
	Owned Before the	Common Stock	Completion of the	Completion of
	Offering	Being Offered	Offering (a)	Offering
William E. Grose 247	26,666	26,666	—	—
William F. Burkart 248	53,000	53,000	—	—
William L. Benson 249	18,000	18,000	—	—
William Lowe 250	499,970	499,970	—	—
William Sockman 251	16,650	16,650	—	—
Y&S Nazarian Revocable Trust 252	1,249,999	1,249,999	—	—
Yarek Bartosz 253	62,500	62,500	—	—
Yellowstone Limited Partnership 254	75,000	75,000	—	—
Meridian Global Energy & Resources Fund LT 255	33,333	33,333	—	—
E. Paul Jansen 256	7,500	7,500	—	—
TARH E&P Holdings, L.P.	1,605,345	1,605,345	—	—

#	The selling stockholder is a broker-dealer.

!	The selling stockholder is an affiliate of a broker-dealer.

(a)	Assumes all of the shares of common stock to be registered on this registration statement, including all shares of common stock underlying warrants held by the selling stockholders, are sold in the offering by the selling stockholders.

[1]	Includes 750,000 shares of common stock and warrants to acquire an additional 562,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Korzenowski has the power to vote and dispose of the common shares being registered on behalf of 0702119 BC Ltd.

[2]	Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Wade McBain has the power to vote and dispose of the common shares being registered on behalf of 1087741 Alberta Ltd.

[3]	Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Tom Kusumoto has the power to vote and dispose of the common shares being registered on behalf of 719906 BC Ltd.

[4]	Includes 71,429 shares of common stock and warrants to acquire an additional 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[5]	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Mr. Bennett Altarman, President of A.H. Investments, has the power to vote and dispose of the common shares being registered on behalf of A.H. Investments.

[6]	Includes 150,000 shares of common stock, 95,576 shares of common stock acquired pursuant to the exercise of warrants at an exercise price of $1.00 per share, and warrants to acquire an additional 16,925 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Kolbinger has the power to vote and dispose of the common shares being registered on behalf of AK Asset Management.

[7]	Includes 66,666 shares of common stock and warrants to acquire an additional 33,333 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[8]	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[9]	Includes 28,571 shares of common stock and warrants to acquire an additional 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Negar Towfigh, President of All Seasons Consulting, Inc. has the power to vote and dispose of the common shares being registered on behalf of All Seasons Consulting, Inc.

[10]	Includes 88,800 shares of common stock and warrants to acquire an additional 44,400 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[11]	Includes 13,333 shares of common stock and warrants to acquire an additional 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[12]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[13]	Includes 34,964 shares of common stock and warrants to acquire an additional 26,223 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[14]	Includes 71,429 shares of common stock and warrants to acquire an additional 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[15]	Includes 71,407 shares of common stock and warrants to acquire an additional 53,555 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[16]	Includes 28,571 shares of common stock and warrants to acquire an additional 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Rune Medhus has the power to vote and dispose of the common shares being registered on behalf of Atlantis Software Company Employee Profit Sharing Plan.

[17]	Includes 1,071,429 shares of common stock and warrants to acquire an additional 803,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerhard Roosli has the power to vote and dispose of the common shares being registered on behalf of Centrum Bank AG.

[18]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[19]	Includes 357,143 shares of common stock and warrants to acquire an additional 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[20]	Includes 7,000 shares of common stock acquired in the April, 2006 private offering.

[21]	Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[22]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[23]	Includes 53,570 shares of common stock and warrants to acquire an additional 40,178 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.

[24]	Includes 69,333 shares of common stock and warrants to acquire an additional 34,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[25]	Includes 14,286 shares of common stock and warrants to acquire an additional 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[26]	Includes 50,008 shares of common stock and warrants to acquire an additional 25,004 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Oliver Chaponnier and M. Montanari have the power to vote and dispose of the common shares being registered on behalf of Besser Kapital Fund LTD.

[27]	Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Peter Trapp, founding member of Bifrost Fund LP, has the power to vote and dispose of the common shares being registered on behalf of Bifrost Fund LP.

[28]	Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 11,200 shares of common stock and warrants to acquire an additional 5,600 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.

[29]	Includes 30,000 shares of common stock and warrants to acquire an additional 22,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[30]	Includes 44,444 shares of common stock and warrants to acquire an additional 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Balanced Natural Resource Fund.

[31]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[32]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[33]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[34]	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[35]	Includes 71,429 shares of common stock and warrants to acquire an additional 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[36]	Includes 150,000 shares of common stock and warrants to acquire an additional 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[37]	Includes 40,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[38]	Includes 75,000 shares of common stock and warrants to acquire an additional 56,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[39]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[40]	Includes 142,860 shares of common stock and warrants to acquire an additional 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Stanley Katz has the power to vote and dispose of the common shares being registered on behalf of Brunella Jacs, LLC.

[41]	Includes 780,000 shares of common stock and warrants to acquire an additional 390,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Energy Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Energy Offshore Master Fund, L.P.

[42]	Includes 420,000 shares of common stock and warrants to acquire an additional 210,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Resources Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Resources Offshore Master Fund, L.P.

[43]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[44]	Includes 35,721 shares of common stock and warrants to acquire an additional 26,791 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[45]	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[46]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[47]	Includes 10,700 shares of common stock and warrants to acquire an additional 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Huel has the power to vote and dispose of the common shares being registered on behalf of Champion Construction Consultants, Inc.

[48]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. A.J. Charbonneau and D. Davidson have the power to vote and dispose of the common shares being registered on behalf of Charbonneau Limited Partnership.

[49]	Includes 28,571 shares of common stock and warrants to acquire an additional 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[50]	Includes 14,286 shares of common stock and warrants to acquire an additional 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[51]	Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Kenneth Holz has the power to vote and dispose of the common shares being registered on behalf of Chestnut Ridge Partners, L.P.

[52]	Includes 17,000 shares of common stock and warrants to acquire an additional 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan I, Money Purchase.

[53]	Includes 17,000 shares of common stock and warrants to acquire an additional 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan II, Profit Sharing.

[54]	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[55]	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[56]	Includes 3,571 shares of common stock and warrants to acquire an additional 2,679 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[57]	Includes 14,286 shares of common stock and warrants to acquire an additional 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[58]	Includes warrants to acquire 375,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 100,000 shares of common stock and warrants to acquire an additional 50,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., has the power to vote and dispose of the common shares being registered on behalf of Cranshire Capital, L.P.

[59]	Includes 15,550 shares of common stock and warrants to acquire an additional 7,775 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. C. Dean Patrinely, President of Gator Enterprises, Inc., the General Partner of Crimson Group, LTD, has the power to vote and dispose of the common shares being registered on behalf of Crimson Group, LTD.

[60]	Includes 200,000 shares of common stock and warrants to acquire an additional 150,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[61]	Includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[62]	Includes 11,429 shares of common stock and warrants to acquire an additional 8,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[63]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Danny Remenda has the power to vote and dispose of the common shares being registered on behalf of Danich Investments Ltd.

[64]	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[65]	Includes 14,286 shares of common stock and warrants to acquire an additional 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[66]	Includes 3,000 shares of common stock and warrants to acquire an additional 2,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[67]	Includes 21,955 shares of common stock and warrants to acquire an additional 10,978 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[68]	Includes 11,429 shares of common stock and warrants to acquire an additional 8,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[69]	Shares of Common Stock Owned Before the Offering includes 150,000 shares of common stock to be registered hereunder, 4,561,719 shares of common stock not being registered in this prospectus, and warrants to acquire an additional 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Tower serves as our Chief Executive Officer and a member of our board of directors.

[70]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[71]	Includes 21,429 shares of common stock and warrants to acquire an additional 16,071 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[72]	Includes 28,571 shares of common stock and warrants to acquire an additional 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Nick Demare, President, has the power to vote and dispose of the common shares being registered on behalf of DNG Capital Corp.

[73]	Includes 37,500 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[74]	Includes 107,140 shares of common stock and warrants to acquire an additional 80,355 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[75]	Includes 214,300 shares of common stock and warrants to acquire an additional 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 87,500 shares of common stock and warrants to acquire an additional 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering

[76]	Includes 2,250 shares of common stock and warrants to acquire an additional 1,125 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[77]	Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[78]	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[79]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[80]	Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[81]	Includes 15,555 shares of common stock and warrants to acquire an additional 7,778 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[82]	Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[83]	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[84]	Includes 25,004 shares of common stock and warrants to acquire an additional 12,502 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Olivier Chaponnier, Director, has the power to vote and dispose of the common shares being registered on behalf of EPSILON Management LTD.

[85]	Includes 21,429 shares of common stock and warrants to acquire an additional 16,071 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[86]	Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[87]	Includes 71,429 shares of common stock and warrants to acquire an additional 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Knuettel serves on our board of directors.

[88]	Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[89]	Includes 25,000 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[90]	Includes 28,500 shares of common stock and warrants to acquire an additional 21,375 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[91]	Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[92]	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[93]	Includes 58,000 shares of common stock, acquired in the April, 2006 private offering, and 43,500 shares of common stock acquired pursuant to the exercise of warrants at an exercise price of $1.00 per share. Also includes warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[94]	Includes 150,000 shares of common stock and warrants to acquire an additional 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[95]	Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[96]	Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[97]	Includes 500,000 shares of common stock issued to GEM Advisors in April, 2006.

[98]	Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 35,000 shares of common stock and warrants to acquire an additional 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[99]	Includes 31,111 shares of common stock and warrants to acquire an additional 15,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

100	Includes 12,000 shares of common stock and warrants to acquire an additional 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

101	Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the eptember, 2006 private offering.

102	Includes 3,333,333 shares of common stock and warrants to acquire an additional 4,666,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Colleen Foster, managing director, has the power to vote and dispose of the common shares being registered on behalf of Goldman, Sachs & Co.

103	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

104	Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

105	Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

106	Includes 148,000 shares of common stock and warrants to acquire an additional 74,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

107	Includes 30,000 shares of common stock and warrants to acquire an additional 15,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

108	Includes 11,250 shares of common stock and warrants to acquire an additional 5,625 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ronnie D. Hammonds has the power to vote and dispose of the common shares being registered on behalf of Hammonds Management Trust.

109	Includes 714,286 shares of common stock and warrants to acquire an additional 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

110	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

111	Includes 100,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

112	Includes 51,479 shares of common stock and warrants to acquire an additional 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Allan Rothstein, managing member, has the power to vote and dispose of the common shares being registered on behalf of Hedge Capital Partners.

113	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 11,112 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Jeff Heimbuck, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Heimbuck Family Trust.

114	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

115	Includes 88,888 shares of common stock and warrants to acquire an additional 44,444 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

116	Includes 350,000 shares of common stock and warrants to acquire an additional 262,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. P. Mast and E. Beck have the power to vote and dispose of the common shares being registered on behalf of Hypo Alpe-Adria-Bank.

117	Includes 214,300 shares of common stock and warrants to acquire an additional 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 87,500 shares of common stock and warrants to acquire an additional 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

118	Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

119	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

120	Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes 17,500 shares of common stock and warrants to acquire an additional 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

121	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

122	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

123	Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 17,500 shares of common stock and warrants to acquire an additional 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

124	Includes 14,286 shares of common stock and warrants to acquire an additional 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Werner Henzler has the power to vote and dispose of the common shares being registered on behalf of J. Barrett Developments Ltd.

125	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

126	Includes 22,857 shares of common stock and warrants to acquire an additional 17,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

127	Includes 22,000 shares of common stock and warrants to acquire an additional 11,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

128	Includes 42,857 shares of common stock and warrants to acquire an additional 32,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

129	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

130	Includes 85,714 shares of common stock and warrants to acquire an additional 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes 45,000 shares of common stock and warrants to acquire an additional 22,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

131	Includes 43,021 shares of common stock and warrants to acquire an additional 32,266 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

132	Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

133	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

134	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Brian Carpenter, President, has the power to vote and dispose of the common shares being registered on behalf of JMC Investments, Ltd.

135	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

136	Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

137	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

138	Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

139	Includes 21,429 shares of common stock and warrants to acquire an additional 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 66,666 shares of common stock and warrants to acquire an additional 44,444 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

140	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

141	Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

142	Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

143	Includes 21,429 shares of common stock and warrants to acquire an additional 16,071 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 31,110 shares of common stock and warrants to acquire an additional 15,555 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

144	Includes 6,667 shares of common stock and warrants to acquire an additional 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

145	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

146	Includes 160,700 shares of common stock and warrants to acquire an additional 120,525 shares of common stock at an exercise price of $1.00 per share, acquired in the April 1, 2006 offering. Includes 77,500 shares of common stock and warrants to acquire an additional 38,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

147	Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

148	Includes 15,000 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

149	Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

150	Includes 13,333 shares of common stock and warrants to acquire an additional 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

151	Includes 214,286 shares of common stock and warrants to acquire an additional 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. J B Rimeur has the power to vote and dispose of the common shares being registered on behalf of LA Hougue Financial Management Services Limited.

152	Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerald Wittenberg has the power to vote and dispose of the shares being registered on behalf of Ladasa Investments, Inc.

153	Includes 6,667 shares of common stock and warrants to acquire an additional 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

154	Includes 30,000 shares of common stock and warrants to acquire an additional 22,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

155	Includes 150,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

156	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

157	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

158	Includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

159	Includes 44,444 shares of common stock and warrants to acquire an additional 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

160	Includes 57,143 shares of common stock and warrants to acquire an additional 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

161	Includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

162	Includes 107,143 shares of common stock and warrants to acquire an additional 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

163	Includes 107,143 shares of common stock and warrants to acquire an additional 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

164	Includes 14,000 shares of common stock and warrants to acquire an additional 7,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

165	Includes 14,286 shares of common stock and warrants to acquire an additional 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

166	Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

167	Includes 11,500 shares of common stock and warrants to acquire an additional 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

168	Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

169	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

170	Includes 80,000 shares of common stock and warrants to acquire an additional 40,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Montague Guild, Jr., CEO of Guild Investment Management, Inc., the General Partner of Meteoric L.P., has the power to vote and dispose of the common shares being registered on behalf of Meteoric L.P.

171	Includes 45,714 shares of common stock and warrants to acquire an additional 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jason Gigliotti, President, has the power to vote and dispose of the common shares being registered on behalf of MGK Consulting, Inc.

172	Includes 1,500 shares of common stock acquired in the April, 2006 private offering.

173	Includes 5,000 shares of common stock acquired in the April, 2006 private offering.

174	Includes 33,333 shares of common stock and warrants to acquire an additional 16,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

175	Includes 11,429 shares of common stock and warrants to acquire an additional 8,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

176	Includes 35,715 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 12,500 shares of common stock and warrants to acquire an additional 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

177	Includes 1,500 shares of common stock acquired in the April, 2006 private offering.

178	Includes 5,000 shares of common stock acquired in the April, 2006 private offering.

179	Includes 11,100 shares of common stock and warrants to acquire an additional 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

180	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

181	Includes 214,286 shares of common stock and warrants to acquire an additional 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

182	Includes 25,000 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

183	Includes 285,714 shares of common stock and warrants to acquire an additional 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. William McCluskey has the power to vote and dispose of the common shares being registered on behalf of Nina Holdings, LLC.

184	Includes 285,714 shares of common stock and warrants to acquire an additional 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 111,111 shares of common stock and warrants to acquire an additional 55,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Keith A. Goodman, Manager and General Partner, has the power to vote and dispose of the common shares being registered on behalf of Nite Capital LP.

185	Includes 114,286 shares of common stock and warrants to acquire an additional 85,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. David Craven has the power to vote and dispose of the common shares being registered on behalf of Nunziata Holdings Inc.

186	Includes warrants to acquire 40,179 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Robyn Schreiber, President, has the power to vote and dispose of the common shares being registered on behalf of NYBOR Group Inc.

187	Includes 39,999 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

188	Includes 15,000 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $1.00 per share, acquired by Dennis Tower in the April, 2006 private offering and transferred to Pauline Tower.

189	Includes 142,857 shares of common stock and warrants to acquire an additional 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Walter Dawson has the power to vote and dispose of the common shares being registered on behalf of Perfco Investments Ltd.

190	Includes 40,000 shares of common stock and warrants to acquire an additional 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

191	Includes 714,286 shares of common stock and warrants to acquire an additional 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Dr. Rene Simon has the power to vote and dispose of the common shares being registered on behalf of Professional Trading Services SA.

192	Includes 57,143 shares of common stock and warrants to acquire an additional 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

193	Includes 11,500 shares of common stock and warrants to acquire an additional 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

194	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

195	Includes 22,500 shares of common stock and warrants to acquire an additional 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

196	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

197	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

198	Includes 214,286 shares of common stock and warrants to acquire an additional 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

199	Includes 149,957 shares of common stock and warrants to acquire an additional 112,468 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

200	Includes 72,000 shares of common stock and warrants to acquire an additional 36,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

201	Includes 70,000 shares of common stock and warrants to acquire an additional 52,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

202	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

203	Includes 100,000 shares of common stock and warrants to acquire an additional 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

204	Includes 143,000 shares of common stock and warrants to acquire an additional 107,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

205	Includes 12,289 shares of common stock and warrants to acquire an additional 9,217 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

206	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

207	Includes 40,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

208	Includes 60,000 shares of common stock and warrants to acquire an additional 30,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Anthony R. Danaher, the President of Guild Investment Management, Inc., the General Partner of Rosebury, L.P. has the power to vote and dispose of the common shares being registered on behalf of Rosebury, L.P.

209	Includes 20,000 shares of common stock and warrants to acquire an additional 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

210	Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

211	Includes 357,143 shares of common stock and warrants to acquire an additional 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

212	Includes 14,290 shares of common stock and warrants to acquire an additional 10,718 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

213	Includes 123,215 shares of common stock and warrants to acquire an additional 92,411 shares of common stock at an exercise price of $1.00 per share, which were issued as consideration for services provided by Sanders Morris Harris Inc. in the April, 2006 private offering of our securities. Also includes a warrant to purchase 466,666 shares of common stock at an exercise price of $2.25 issued on September 8, 2006 and a warrant to purchase 6,567 shares of common stock at an exercise price of $2.25 issued on September 27, 2006, each of which was issued as consideration for services provided by Sanders Morris Harris Inc. in the September, 2006 private offering of our securities. Ben T. Morris has the power to vote and dispose of the common shares being registered on behalf of Sanders Morris Harris Inc.

214	Includes 544,140 shares of common stock and warrants to acquire an additional 408,105 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 171,405 shares of common stock and warrants to acquire an additional 85,703 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Brad Sanders, fund administrator, has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund (Institutional) L.P.

215	Includes 170,140 shares of common stock and warrants to acquire an additional 127,605 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 53,595 shares of common stock and warrants to acquire an additional 26,798 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Brad Sanders, fund administrator, has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund, L.P.

216	Includes 28,571 shares of common stock and warrants to acquire an additional 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

217	Includes 285,714 shares of common stock and warrants to acquire an additional 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Tom and Hydri Kusumoto have the power to vote and dispose of the common shares being registered on behalf of Sanovest Holdings Ltd.

218	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

219	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

220	Includes 10,700 shares of common stock and warrants to acquire an additional 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Joseph Barnett has the power to vote and dispose of the common shares being registered on behalf of Sierra Madre Development, LLC.

221	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

222	Includes 142,860 shares of common stock and warrants to acquire an additional 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

223	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

224	Includes 171,429 shares of common stock and warrants to acquire an additional 128,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

225	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

226	Includes 15,000 shares of common stock and warrants to acquire an additional 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

227	Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

228	Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

229	Includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

230	Includes 71,428 shares of common stock and warrants to acquire an additional 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 25,000 shares of common stock and warrants to acquire an additional 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

231	Includes 37,500 shares of common stock and warrants to acquire an additional 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

232	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jim Brewster has the power to vote and dispose of the common shares being registered on behalf of the Brewster Family Trust.

233	Includes 50,000 shares of common stock and warrants to acquire an additional 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes 11,111 shares of common stock and warrants to acquire an additional 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

234	Includes 214,286 shares of common stock and warrants to acquire an additional 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

235	Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

236	Includes 71,425 shares of common stock and warrants to acquire an additional 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

237	Includes 7,143 shares of common stock and warrants to acquire an additional 5,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

238	Includes 1,266,667 shares of common stock and warrants to acquire an additional 633,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of US Global Investors — Global Resources Fund.

239	Includes 214,286 shares of common stock and warrants to acquire an additional 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Peter M. Brown, President, has the power to vote and dispose of the common shares being registered on behalf of V Maclachlan Investments Corp.

240	Includes 70,600 shares of common stock and warrants to acquire an additional 35,300 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

241	Includes 16,000 shares of common stock and warrants to acquire an additional 8,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Also includes 85,714 shares of common stock and warrants to acquire an additional 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

242	Includes 72,000 shares of common stock to be registered hereunder, 3,205,212 shares of common stock not being registered in this prospectus, and warrants to acquire an additional 54,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Bosché serves as our Chief Financial Officer.

243	Includes 10,000 shares of common stock and warrants to acquire an additional 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

244	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

245	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

246	Includes 133,333 shares of common stock and warrants to acquire an additional 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Evan Schemenauer, CFO, has the power to vote and dispose of the common shares being registered on behalf of Whalehaven Capital Fund Limited.

247	Includes 17,777 shares of common stock and warrants to acquire an additional 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

248	Includes 26,000 shares of common stock and warrants to acquire an additional 27,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

249	Includes 12,000 shares of common stock and warrants to acquire an additional 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

250	Includes 285,697 shares of common stock and warrants to acquire an additional 214,273 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

251	Includes 11,100 shares of common stock and warrants to acquire an additional 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

252	Includes 714,285 shares of common stock and warrants to acquire an additional 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Younes Nazarian has the power to vote and dispose of the common shares being registered on behalf of Y&S Nazarian Revocable Trust.

253	Includes 35,714 shares of common stock and warrants to acquire an additional 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

254	Includes 50,000 shares of common stock and warrants to acquire an additional 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Gary E. Mintz, General Partner, has the power to vote and dispose of the common shares being registered on behalf of Yellowstone Limited Partnership.

255	Includes 22,222 shares of common stock and warrants to acquire an additional 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Meridian Global Energy & Resources Fund.

256	Includes 5,000 shares of common stock and warrants to acquire an additional 2,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

Warrants
The following table sets forth information about the number of shares of common stock underlying the warrants which are beneficially owned by each selling stockholder and which may be offered from time to time under this prospectus. Certain selling stockholders may be deemed to be “underwriters” as defined in the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.
The table below has been prepared based upon information provided to us by the selling stockholders, as well as our books and records, including our warrant ledger, as of May 15, 2007. The selling stockholders identified below may have sold, transferred or otherwise disposed of some or all of their warrants since the date on which the information in the following table is presented, in transactions exempt from or not subject to the registration requirements of the Securities Act. Information concerning the selling stockholders may change from time to time and, if necessary, we will amend or supplement this prospectus accordingly. We cannot give an estimate as to whether the selling stockholders will exercise or sell the warrants that will be held by the selling stockholders upon termination of this offering because the selling stockholders may sell or exercise their warrants, in whole or in part, under the offering contemplated by this prospectus. The total number of shares underlying warrants that may be sold hereunder will not exceed the shares of common stock underlying warrants listed in the table below. Please read the section entitled “Plan of Distribution” in this prospectus.

We have been advised, as noted below in the footnotes to the table, 18 of the selling stockholders are broker-dealers and 8 of the selling stockholders are affiliates of broker-dealers. We have been advised that each of such selling stockholders purchased our warrants in the ordinary course of business, not for resale, and that none of such selling stockholders had, at the time of purchase, any agreements or understandings, directly or indirectly, with any person to distribute the related warrants.
The following table sets forth the name of each selling stockholder, the nature of any position, office, or other material relationship, if any, which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, and the number of shares of our common stock underlying the warrants beneficially owned by such stockholder before this offering. The warrants owned for the purposes of this table are those that are beneficially owned, as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any warrants as to which a person has sole or shared voting power or investment power and any warrants which the person has the right to acquire within 60 days through the conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement.
Unless otherwise indicated, the stockholders listed in the table below acquired their warrants in the private offerings of our securities in April, 2006 and September, 2006. The percentage of common stock underlying outstanding warrants is based upon a total of 20,597,532 shares of common stock underlying outstanding warrants. We have assumed all warrants reflected in the following table will be exercised or sold from time to time by the selling stockholders. Because the selling stockholders may offer all of their warrants, in whole or in part, listed in the table below, no estimate can be given as to the number of shares of common stock underlying warrants that will be held by the selling stockholders upon the termination of any sales of their warrants.

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
0702119 BC Ltd. [1]	562,500	562,500	—	—
1087741 Alberta Ltd. [2]	34,286	34,286	—	—
719906 BC Ltd. [3]	107,143	107,143	—	—
Adam S. Gottbetter [4]	53,572	53,572	—	—
A.H. Investments [5]	7,500	7,500	—	—
AK Asset Management [6]	16,925	16,925	—	—
Alec Morrison & Sandra Morrison [7]	33,333	33,333	—	—
Alfred Ricciardi [8]	5,556	5,556	—	—
All Seasons Consulting Inc. [9]	21,429	21,429	—	—
Alvin L. Gray [10]	44,400	44,400	—	—
Andrew A. Schatte [11]	6,667	6,667	—	—
Andrew Goodacre [12]	26,786	26,786	—	—
Anke Zenze [13]	26,223	26,223	—	—
Anthony Bobulinski [14]	53,571	53,571	—	—
Arn E. Schoch [15]	53,555	53,555	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Atlantis Software Company Employee Profit Sharing Plan [16] !	21,428	21,428	—	—
Centrum Bank AG [17]	803,571	803,571	—	—
Avtar Dhillon [18]	26,786	26,786	—	—
Baradaran Revocable Trust, Sharyar Baradaran Trustee [19]	267,857	267,857	—	—
Barry Davis [20]	107,143	107,143	—	—
Barry Tucker [21]	26,786	26,786	—	—
Ben T. Morris [22] #	57,678	57,678	—	—
Bentley N. Kerfoot [23]	34,667	34,667	—	—
Bernard Bonertz [24]	10,714	10,714	—	—
Besser Kapital Fund LTD [25]	25,004	25,004	—	—
Bifrost Fund LP [26]	75,000	75,000	—	—
Bill Haak and Johnnie S Haak [27]	32,386	32,386	—	—
Blake Selig [28]	22,500	22,500	—	—
BMO Nesbitt Burns I/T/F Balanced Natural Resource Fund [29]	22,222	22,222	—	—
Bonner S. Ball [30]	25,000	25,000	—	—
Brad Deason [31] #	12,500	12,500	—	—
Brad Gabel [32]	26,786	26,786	—	—
Brede C. Klefos [33] #	37,500	37,500	—	—
Brian Hicks [34]	53,571	53,571	—	—
Brian Kuhn [35]	112,500	112,500	—	—
Bruce C. Gibbs and Lou Ann Gibbs [36]	30,000	30,000	—	—
Bruce Nurse [37]	76,250	76,250	—	—
Bruce R. McMaken [38]	29,286	29,286	—	—
Brunella Jacs LLC [39]	107,145	107,145	—	—
CamCap Energy Offshore Master Fund, L.P. [40]	390,000	390,000	—	—
CamCap Resources Offshore Master Fund, L.P. [41]	210,000	210,000	—	—
Carl Pipes [42]	12,500	12,500	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Carmen Lanza [43]	26,791	26,791	—	—
Carol C. Barbour [44]	12,500	12,500	—	—
Carter D. Pope [45]	25,000	25,000	—	—
Champion Construction Consultants, Inc. [46]	8,025	8,025	—	—
Charbonneau Limited Partnership [47]	26,786	26,786	—	—
Chester R. Cloudt [48]	21,429	21,429	—	—
Chester R. Cloudt, Jr. [49]	10,714	10,714	—	—
Chestnut Ridge Partners, L.P. [50]	66,667	66,667	—	—
Choregus Master Trust, Plan I, Money Purchase [51]	12,750	12,750	—	—
Choregus Master Trust, Plan II, Profit Sharing [52]	12,750	12,750	—	—
Christine M. Sanders [53]	7,500	7,500	—	—
Christopher Neal Todd [54]	5,556	5,556	—	—
Christopher Powell [55]	2,679	2,679	—	—
Craig Taylor [56]	10,714	10,714	—	—
Cranshire Capital, L.P. [57]	425,000	425,000	—	—
Crimson Group, LTD [58]	7,775	7,775	—	—
Curtis Conway [59]	150,000	150,000	—	—
Curtis E. Smith and Mary H. Cummins Trust [60]	17,500	17,500	—	—
Dan Mechis [61]	8,571	8,571	—	—
Danich Investments Ltd. [62]	26,786	26,786	—	—
David A Melman [63]	37,500	37,500	—	—
David B. Steffan, Jr. [64]	10,714	10,714	—	—
David B. Steffan, Sr. [65]	2,250	2,250	—	—
David Jensen [66]	10,978	10,978	—	—
David Malm [67]	8,571	8,571	—	—
Dennis B. Tower [68]	112,500	112,500	—	—
Dennis Bleackley [69]	26,786	26,786	—	—
Dennis H. Lundy [70]	16,071	16,071	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
DNG Capital Corp. [71]	21,429	21,429	—	—
Don Sanders and Tanya Drury TTEES FBO [72]	18,750	18,750	—	—
Don Weir and Julie Ellen Weir [73] !	97,855	97,855	—	—
Donald V Weir TTEE Sanders 1998 Children’s Trust DTD 12/01/97 [74] !	204,475	204,475	—	—
Douglas Patterson [75]	1,125	1,125	—	—
Dr. William Grose Agency [76]	8,889	8,889	—	—
Earl Fawcett [77]	26,786	26,786	—	—
Edmund H. Melhado [78]	25,000	25,000	—	—
Edward Antonsen [79]	34,286	34,286	—	—
Edward C. Kash [80]	7,778	7,778	—	—
Edwin Freedman [81]	78,569	78,569	—	—
Emily H. Todd [82]	5,556	5,556	—	—
EPSILON Management LTD. [83]	12,502	12,502	—	—
Evonne Whelan [84]	16,071	16,071	—	—
Ewan Downie [85]	34,286	34,286	—	—
Francis P. Knuettel TTEE Francis P Knuettel Rev LVG TR UA DTD 3/7/03 [86]	53,572	53,572	—	—
Frank J. Metyko, Jr. and Mark J. Metyko and Kurt F. Metyko TTEES Frank J. Metyko Residuary Trust DTD 10/08/84 [87]	8,889	8,889	—	—
Frank Knuettel II Trustee The Knuettel Family Trust [88]	18,750	18,750	—	—
Frank Knuettel, II [89]	21,375	21,375	—	—
Fred Hagans [90]	58,569	58,569	—	—
Friedrich Brenckman [91]	25,000	25,000	—	—
G. Marie Smith [92]	5,000	5,000	—	—
Gary E. Mintz [93]	112,500	112,500	—	—
Gary Friedland [94]	6,250	6,250	—	—
Gary Maynard [95]	11,250	11,250	—	—
George L. Ball [96] #	71,069	71,069	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Georges Antoun and Martha Antoun [97]	15,556	15,556	—	—
Gerald K. Bogen [98]	6,000	6,000	—	—
Gloria D. Kelley [99]	6,250	6,250	—	—
Goldman, Sachs & Co. 100 #	4,666,667	4,666,667	—	—
Grant E Sims and Patricia Sims 101	12,500	12,500	—	—
Gregg Sedun 102	107,143	107,143	—	—
Gregory Selig Lewis 103	26,786	26,786	—	—
H. Alan Dill 104	74,000	74,000	—	—
H. Ben Taub 105	15,000	15,000	—	—
Hammonds Management Trust 106	5,625	5,625	—	—
Harry Edelson 107	535,714	535,714	—	—
Harry Gabel 108	26,786	26,786	—	—
Hayden McIlroy 109	87,500	87,500	—	—
Hedge Capital Partners LLC 110	53,571	53,571	—	—
Heimbuck Family Trust DTD 8/13/85 111	43,056	43,056	—	—
Herbert Lippin 112	7,500	7,500	—	—
Hyman Gildenhorn and Vivian Gildenhorn 113	44,444	44,444	—	—
Hypo Alpe-Adria-Bank 114	262,500	262,500	—	—
Don A. Sanders 115 #	204,475	204,475	—	—
Don S. Cook 116	8,889	8,889	—	—
Erik Klefos 117 #	37,500	37,500	—	—
Humbert B. Powell 118 #	35,536	35,536	—	—
Lewis S. Rosen 119	5,556	5,556	—	—
Scott M. Marshall 120	37,500	37,500	—	—
William W. Sprague 121 !	35,536	35,536	—	—
J. Barrett Developments, Ltd. 122	10,714	10,714	—	—
Jack Coldwell 123	26,786	26,786	—	—
Jack Sheng 124	17,143	17,143	—	—
James T. Dilella Trust 125	11,000	11,000	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Jamie Gilkison 126	32,143	32,143	—	—
Jan Bartholomew 127 #	5,556	5,556	—	—
Jan Rask 128	86,786	86,786	—	—
Jason M. Rimland 129	32,266	32,266	—	—
Jeffrey Scott 130	107,143	107,143	—	—
Jerry F. and Nina L. Christopherson 131	26,786	26,786	—	—
JMC Investments Ltd. 132	26,786	26,786	—	—
Joe & Iola Bots 133	26,786	26,786	—	—
Joel Stuart 134	6,250	6,250	—	—
John A. Cary 135	10,000	10,000	—	—
John H. Malanga and Jodi F. Malanga, JT Ten Malanga 136 #	31,786	31,786	—	—
John M. Martineck 137	49,405	49,405	—	—
John N. Spiliotis 138	5,556	5,556	—	—
John Seaman 139	34,286	34,286	—	—
John W. Lodge, III 140	11,111	11,111	—	—
Joseph Benjamin Johnson 141	31,626	31,626	—	—
Judy Kay Hunnemuller 142	3,334	3,334	—	—
Karl Antonius 143	26,786	26,786	—	—
Katherine U. Sanders 144 !	159,275	159,275	—	—
Kenneth R. Hartley Jr. 145	11,250	11,250	—	—
Kenneth S. Goodwin 146	11,250	11,250	—	—
Kevin Shugars, Lori Shugars 147	11,250	11,250	—	—
Knox Family Partnership, Lee M. Knox General Partner 148	6,667	6,667	—	—
LA Hougue Financial Management Services Limited 149	160,714	160,714	—	—
Ladasa Investments Inc. 150	107,143	107,143	—	—
Larry Hunnemuller 151	3,334	3,334	—	—
Lenny Olim 152	22,500	22,500	—	—
Leon Frenkel 153	75,000	75,000	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Leonard C. Atkins 154	12,500	12,500	—	—
Lisa Dawn Weir 155	12,500	12,500	—	—
Louis Gleckel 156	6,250	6,250	—	—
Louis Zehil 157	22,222	22,222	—	—
M. Paul Tompkins 158	42,857	42,857	—	—
M. St. John Dinsmore 159	12,500	12,500	—	—
Mark Emalfarb Custodian for Hailey Emalfarb 160	80,357	80,357	—	—
Mark Emalfarb Guardian for Ashley Emalfarb 161	80,357	80,357	—	—
Mark Leszczynski 162	7,000	7,000	—	—
Mark Rousselot 163	10,714	10,714	—	—
Mary Harris Cooper 164	8,889	8,889	—	—
Matthew D. Myers 165	5,750	5,750	—	—
Max and Judy Poll Rev Trust 166	11,111	11,111	—	—
Melton Pipes 167	7,500	7,500	—	—
Meteoric L.P. 168	40,000	40,000	—	—
MGK Consulting Inc. 169	34,286	34,286	—	—
Michael J. Gaido, Jr. 170	16,667	16,667	—	—
Michael John Fanti 171	8,571	8,571	—	—
Michael S. Chadwick 172 #	33,036	33,036	—	—
Morton J. Weisberg 173	5,550	5,550	—	—
Mosby Lindsay Simmons III 174	37,500	37,500	—	—
Nadine C. Smith 175	160,714	160,714	—	—
Natalie Dull 176	18,750	18,750	—	—
Nina Holdings, LLC 177 !	214,286	214,286	—	—
Nite Capital LP 178	269,842	269,842	—	—
Nunziata Holdings Inc. 179	85,714	85,714	—	—
NYBOR Group Inc. 180	40,179	40,179	—	—
Paula L. Santoski 181	20,000	20,000	—	—
Pauline Tower 182	11,250	11,250	—	—
Perfco Investments Ltd. 183	107,143	107,143	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Philip M. Garner and Carol P. Garner 184	20,000	20,000	—	—
Professional Trading Services SA 185	535,714	535,714	—	—
Randall W. Tower 186	42,857	42,857	—	—
Richard Lippin 187	5,750	5,750	—	—
Richard Macdermott 188	26,786	26,786	—	—
Richard W. Hodgman 189	11,250	11,250	—	—
Rick Berry 190 !	5,556	5,556	—	—
RJS JR/PLS 1992 Trust FBO Robert J Santoski Jr, Paula Santoski TTEE 191	5,556	5,556	—	—
Rob Anderson 192 #	160,714	160,714	—	—
Robert Burschik 193	112,468	112,468	—	—
Robert F. Ruth Jr. 194	36,000	36,000	—	—
Robert J. Gonzales 195	52,500	52,500	—	—
Robert Pedlow 196	37,500	37,500	—	—
Robert Sarcher 197	75,000	75,000	—	—
Robert Schiesser 198 #	107,250	107,250	—	—
Robert W. Bomengen 199	9,217	9,217	—	—
Robert Wilensky 200	5,000	5,000	—	—
Rose Anna Marshall 201	30,000	30,000	—	—
Rosebury, L.P. 202	30,000	30,000	—	—
Roy Alan Price 203	10,000	10,000	—	—
Rune Medhus & Elisa Medhus 204 #	61,069	61,069	—	—
Sam Belzberg 205	267,857	267,857	—	—
Samuel Ginzburg 206	10,718	10,718	—	—
Sanders Morris Harris Inc. 207 #	565,644	565,644	—	—
Sanders Opportunity Fund (Institutional) L.P. 208 #	493,808	493,808	—	—
Sanders Opportunity Fund, L.P. 209 #	154,403	154,403	—	—
Sandra L. Acosta 210	21,429	21,429	—	—
Sanovest Holdings Ltd. 211	214,286	214,286	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Scott Rapfogel 212	37,500	37,500	—	—
Leticia Turullos 213	5,556	5,556	—	—
Sierra Madre Development, LLC 214	8,025	8,025	—	—
Simonson, Lawrence R. TTEE of the Lawrence R. Simonson Revocable Trust U/T/A 12/18/02 215	26,786	26,786	—	—
Stanley Katz 216	107,145	107,145	—	—
Samantha Leigh Santoski 217	5,556	5,556	—	—
Stephen Hanson 218	128,572	128,572	—	—
Steve Perry 219	26,786	26,786	—	—
Steven R. Hall 220	7,500	7,500	—	—
Sue M. Harris Separate Property 221	11,111	11,111	—	—
Sue Minton Harris TTEE Pinkye Lou Blair Estate Tr u/w Dtd 6/15/91 222	11,111	11,111	—	—
Susan S. Lehrer 223	5,556	5,556	—	—
T. Scott O’Keefe 224	66,071	66,071	—	—
Tanya J. Drury 225	18,750	18,750	—	—
The Brewster Family Trust 226	26,786	26,786	—	—
Thomas Asarch and Barbara Asarch Ten Com 227	43,056	43,056	—	—
Thomas E. Fish 228	160,714	160,714	—	—
Titus Harris, Jr. 229 !	11,111	11,111	—	—
Tom Juda and Nancy Juda Co-Trustees Tom Juda and Nancy Juda Living Trust DTD 5/3/95 230	53,569	53,569	—	—
Tom Steffan 231	5,357	5,357	—	—
US Global Investors- Global Resources Fund 232	633,334	633,334	—	—
V MacLachlan Investments Corp. 233 !	160,714	160,714	—	—
Vicki T. Ruth 234	35,300	35,300	—	—
Vincent Vazquez 235	72,286	72,286	—	—
W. Kirk Bosché 236	54,000	54,000	—	—

	Shares
	Underlying	Shares	Warrants for
	Warrants for	Underlying	Common Stock
	Common Stock	Warrants for	Owned Upon	Percentage of Common
	Owned Before	Common Stock	Completion of	Stock Outstanding Upon
	the Offering	Being Offered	the Offering (a)	Completion of Offering
Wayne C. Fox 237	5,000	5,000	—	—
Wayne Hucik 238	26,786	26,786	—	—
Weitzman Living Trust 239	25,000	25,000	—	—
Whalehaven Capital Fund Limited 240	66,667	66,667	—	—
William E. Grose 241	8,889	8,889	—	—
William F. Burkart 242	27,000	27,000	—	—
William L. Benson 243	6,000	6,000	—	—
William Lowe 244	214,273	214,273	—	—
William Sockman 245	5,550	5,550	—	—
Y&S Nazarian Revocable Trust 246	535,714	535,714	—	—
Yarek Bartosz 247	26,786	26,786	—	—
Yellowstone Limited Partnership 248	25,000	25,000	—	—
Meridian Global Energy & Resources Fund LT 249	11,111	11,111	—	—
E. Paul Jansen 250	2,500	2,500	—	—

#	The selling stockholder is a broker-dealer.

!	The selling stockholder is an affiliate of a broker-dealer.

(a)	Assumes all of the warrants to be registered on this registration statement are sold in the offering by the selling stockholders.

[1]	Includes warrants to acquire 562,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Korzenowski has the power to vote and dispose of the common shares being registered on behalf of 0702119 BC Ltd.

[2]	Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Wade McBain has the power to vote and dispose of the common shares being registered on behalf of 1087741 Alberta Ltd.

[3]	Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Tom Kusumoto has the power to vote and dispose of the common shares being registered on behalf of 719906 BC Ltd.

[4]	Includes warrants to acquire 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[5]	Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Bennett Altarman, President of A.H. Investments, has the power to vote and dispose of the common shares being registered on behalf of A.H. Investments.

[6]	Includes warrants to acquire 16,925 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Kolbinger has the power to vote and dispose of the common shares being registered on behalf of AK Asset Management.

[7]	Includes warrants to acquire 33,333 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[8]	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[9]	Includes warrants to acquire 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Negar Towfigh, President of All Seasons Consulting, Inc. has the power to vote and dispose of the common shares being registered on behalf of All Seasons Consulting, Inc.

[10]	Includes warrants to acquire 44,400 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[11]	Includes warrants to acquire 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[12]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[13]	Includes warrants to acquire 26,223 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[14]	Includes warrants to acquire 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[15]	Includes warrants to acquire 53,555 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[16]	Includes warrants to acquire 21,428 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Rune Medhus has the power to vote and dispose of the common shares being registered on behalf of Atlantis Software Company Employee Profit Sharing Plan.

[17]	Includes warrants to acquire 803,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerhard Roosli has the power to vote and dispose of the common shares being registered on behalf of Centrum Bank AG.

[18]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[19]	Includes warrants to acquire 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[20]	Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[21]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[22]	Includes warrants to acquire 40,178 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.

[23]	Includes warrants to acquire 34,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[24]	Includes warrants to acquire 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[25]	Includes warrants to acquire 25,004 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Oliver Chaponnier and M. Montanari have the power to vote and dispose of the common shares being registered on behalf of Besser Kapital Fund LTD.

[26]	Includes warrants to acquire 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Peter Trapp, founding member of Bifrost Fund LP, has the power to vote and dispose of the common shares being registered on behalf of Bifrost Fund LP.

[27]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,600 shares of common stock at an exercise price of $2.75 per share, acquired in the April, 2006 private offering.

[28]	Includes warrants to acquire 22,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[29]	Includes warrants to acquire 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Balanced Natural Resource Fund.

[30]	Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[31]	Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[32]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[33]	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[34]	Includes warrants to acquire 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[35]	Includes warrants to acquire 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[36]	Includes warrants to acquire 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[37]	Includes warrants to acquire 56,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[38]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[39]	Includes warrants to acquire 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Stanley Katz has the power to vote and dispose of the common shares being registered on behalf of Brunella Jacs LLC.

[40]	Includes warrants to acquire 390,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Energy Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Energy Offshore Master Fund, L.P.

[41]	Includes warrants to acquire 210,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Roland A. von Metzech, managing member of CamCap Energy Partners, the General Partner of CamCap Resources Offshore Master Fund, L.P., has the power to vote and dispose of the common shares being registered on behalf of CamCap Resources Offshore Master Fund, L.P.

[42]	Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[43]	Includes warrants to acquire 26,791 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[44]	Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[45]	Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[46]	Includes warrants to acquire 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gary Huel has the power to vote and dispose of the common shares being registered on behalf of Champion Construction Consultants, Inc.

[47]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. A.J. Charbonneau and D. Davidson have the power to vote and dispose of the common shares being registered on behalf of Charbonneau Limited Partnership.

[48]	Includes warrants to acquire 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[49]	Includes warrants to acquire 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[50]	Includes warrants to acquire 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Kenneth Holz has the power to vote and dispose of the common shares being registered on behalf of Chestnut Ridge Partners, L.P.

[51]	Includes warrants to acquire 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan I, Money Purchase.

[52]	Includes warrants to acquire 12,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Christopher Moyes has the power to vote and dispose of the common shares being registered on behalf of Choregus Master Trust, Plan II, Profit Sharing.

[53]	Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[54]	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[55]	Includes warrants to acquire 2,679 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[56]	Includes warrants to acquire 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[57]	Includes warrants to acquire 375,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 50,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Mitchell P. Kopin, President of Downsview Capital, Inc., the General Partner of Cranshire Capital, L.P., has the power to vote and dispose of the common shares being registered on behalf of Cranshire Capital, L.P.

[58]	Includes warrants to acquire 7,775 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. C. Dean Patrineu, President of Gatol Enterprises, Inc., the General Partner of Crimson Group, LTD, has the power to vote and dispose of the common shares being registered on behalf of Crimson Group, LTD.

[59]	Includes warrants to acquire 150,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[60]	Includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[61]	Includes warrants to acquire 8,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[62]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Danny Remenda has the power to vote and dispose of the common shares being registered on behalf of Danich Investments Ltd.

[63]	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[64]	Includes warrants to acquire 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[65]	Includes warrants to acquire 2,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[66]	Includes warrants to acquire 10,978 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[67]	Includes warrants to acquire 8,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[68]	Includes warrants to acquire 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Tower serves as our Chief Executive Officer and a member of our board of directors.

[69]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[70]	Includes warrants to acquire 16,071 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[71]	Includes warrants to acquire 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Nick Demare, President, has the power to vote and dispose of the common shares being registered on behalf of DNG Capital Corp.

[72]	Includes warrants to acquire 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[73]	Includes warrants to acquire 80,355 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[74]	Includes warrants to acquire 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[75]	Includes warrants to acquire 1,125 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[76]	Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[77]	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[78]	Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[79]	Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[80]	Includes warrants to acquire 7,778 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[81]	Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[82]	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[83]	Includes warrants to acquire 12,502 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Olivier Chaponnier, Director, has the power to vote and dispose of the common shares being registered on behalf of EPSILON Management LTD.

[84]	Includes warrants to acquire 16,071 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[85]	Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[86]	Includes warrants to acquire 53,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Knuettel serves on our board of directors.

[87]	Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[88]	Includes warrants to acquire 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[89]	Includes warrants to acquire 21,375 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[90]	Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[91]	Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[92]	Includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[93]	Includes warrants to acquire 112,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

[94]	Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[95]	Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[96]	Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 17,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[97]	Includes warrants to acquire 15,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[98]	Includes warrants to acquire 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

[99]	Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

100	Includes warrants to acquire 4,666,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Colleen Foster, managing director, has the power to vote and dispose of the common shares being registered on behalf of Goldman, Sachs & Co.

101	Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

102	Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

103	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

104	Includes warrants to acquire 74,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

105	Includes warrants to acquire 15,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

106	Includes warrants to acquire 5,625 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ronnie D. Hammonds has the power to vote and dispose of the common shares being registered on behalf of Hammonds Management Trust.

107	Includes warrants to acquire 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

108	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

109	Includes warrants to acquire 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

110	Includes warrants to acquire 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Allan Rothstein, managing member, has the power to vote and dispose of the common shares being registered on behalf of Hedge Capital Partners.

111	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Jeff Heimbuck, trustee, has the power to vote and dispose of the common shares being registered on behalf of the Heimbuck Family Trust.

112	Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

113	Includes warrants to acquire 44,444 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

114	Includes warrants to acquire 262,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. P. Mast and E. Beck have the power to vote and dispose of the common shares being registered on behalf of Hypo Alpe-Adria-Bank.

115	Includes warrants to acquire 160,725 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 43,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

116	Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

117	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

118	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

119	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

120	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

121	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 8,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

122	Includes warrants to acquire 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Werner Henzler has the power to vote and dispose of the common shares being registered on behalf of J. Barrett Developments Ltd.

123	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

124	Includes warrants to acquire 17,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

125	Includes warrants to acquire 11,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

126	Includes warrants to acquire 32,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

127	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

128	Includes warrants to acquire 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes warrants to acquire 22,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

129	Includes warrants to acquire 32,266 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

130	Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

131	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

132	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Brian Carpenter, President, has the power to vote and dispose of the common shares being registered on behalf of JMC Investments, Ltd.

133	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

134	Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

135	Includes warrants to acquire 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

136	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

137	Includes warrants to acquire 16,072 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 33,333 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

138	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

139	Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

140	Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

141	Includes warrants to acquire 16,071 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 15,555 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

142	Includes warrants to acquire 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

143	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

144	Includes warrants to acquire 120,525 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Includes warrants to acquire 38,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

145	Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

146	Includes warrants to acquire 11,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

147	Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

148	Includes warrants to acquire 6,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

149	Includes warrants to acquire 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. J B Rimeur has the power to vote and dispose of the common shares being registered on behalf of LA Hougue Financial Management Services Limited.

150	Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Gerald Wittenberg has the power to vote and dispose of the common shares being registered on behalf of Ladasa Investments, Inc.

151	Includes warrants to acquire 3,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

152	Includes warrants to acquire 22,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

153	Includes warrants to acquire 75,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

154	Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

155	Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

156	Includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

157	Includes warrants to acquire 22,222 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

158	Includes warrants to acquire 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

159	Includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

160	Includes warrants to acquire 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

161	Includes warrants to acquire 80,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

162	Includes warrants to acquire 7,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

163	Includes warrants to acquire 10,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

164	Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

165	Includes warrants to acquire 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

166	Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

167	Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

168	Includes warrants to acquire 40,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Montague Guild, Jr., CEO of Guild Investment Management, Inc., the General Partner of Meteoric L.P. has the power to vote and dispose of the common shares being registered on behalf of Meteoric L.P.

169	Includes warrants to acquire 34,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jason Gigliotti has the power to vote and dispose of the common shares being registered on behalf of MGK Consulting, Inc.

170	Includes warrants to acquire 16,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

171	Includes warrants to acquire 8,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

172	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 6,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

173	Includes warrants to acquire 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

174	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

175	Includes warrants to acquire 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

176	Includes warrants to acquire 18,750 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

177	Includes warrants to acquire 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. William McCluskey has the power to vote and dispose of the common shares being registered on behalf of Nina Holdings, LLC.

178	Includes warrants to acquire 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 55,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Keith A. Goodman, Manager and General Partner, has the power to vote and dispose of the common shares being registered on behalf of Nite Capital LP.

179	Includes warrants to acquire 85,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. David Craven has the power to vote and dispose of the common shares being registered on behalf of Nunziata Holdings Inc.

180	Includes warrants to acquire 40,178 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Robyn Schreiber, President, has the power to vote and dispose of the common shares being registered on behalf of NYBOR Group Inc.

181	Includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

182	Includes warrants to acquire 11,250 shares of common stock at an exercise price of $1.00 per share, acquired by Dennis Tower in the April, 2006 private offering and transferred to Pauline Tower.

183	Includes warrants to acquire 107,143 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Walter Dawson has the power to vote and dispose of the common shares being registered on behalf of Perfco Investments Ltd.

184	Includes warrants to acquire 20,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

185	Includes warrants to acquire 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Dr. Rene Simon has the power to vote and dispose of the common shares being registered on behalf of Professional Trading Services SA.

186	Includes warrants to acquire 42,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

187	Includes warrants to acquire 5,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

188	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

189	Includes warrants to acquire 11,250 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

190	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

191	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

192	Includes warrants to acquire 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

193	Includes warrants to acquire 112,468 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

194	Includes warrants to acquire 36,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

195	Includes warrants to acquire 52,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

196	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

197	Includes warrants to acquire 75,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

198	Includes warrants to acquire 107,250 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

199	Includes warrants to acquire 9,217 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

200	Includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

201	Includes warrants to acquire 30,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

202	Includes warrants to acquire 30,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Anthony R. Danaher, the President of Guild Investment Management, Inc., the General Partner of Rosebury, L.P. has the power to vote and dispose of the common shares being registered on behalf of Rosebury, L.P.

203	Includes warrants to acquire 10,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

204	Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

205	Includes warrants to acquire 267,857 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

206	Includes warrants to acquire 10,718 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

207	Includes a warrant to acquire 92,411 shares of common stock at an exercise price of $1.00 per share, which was issued as consideration for services provided by Sanders Morris Harris Inc. in the April, 2006 private offering of our securities. Also includes a warrant to purchase 466,666 shares of common stock at an exercise price of $2.25 issued on September 8, 2006 and a warrant to purchase 6,567 shares of common stock at an exercise price of $2.25 issued on September 27, 2006, each of which was issued as consideration for services provided by Sanders Morris Harris Inc. in the September, 2006 private offering of our securities. Ben T. Morris has the power to vote and dispose of the common shares being registered on behalf of Sanders Morris Harris Inc.

208	Includes warrants to acquire 408,105 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 85,703 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

209	Includes warrants to acquire 127,605 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 26,798 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Brad Sanders, fund administrator, has the power to vote and dispose of the common shares being registered on behalf of Sanders Opportunity Fund (Institutional) L.P.

210	Includes warrants to acquire 21,429 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

211	Includes warrants to acquire 214,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Tom and Hydri Kusumoto have the power to vote and dispose of the common shares being registered on behalf of Sanovest Holdings Ltd.

212	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

213	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

214	Includes warrants to acquire 8,025 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Joseph Barnett has the power to vote and dispose of the common shares being registered on behalf of Sierra Madre Development, LLC.

215	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

216	Includes warrants to acquire 107,145 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

217	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

218	Includes warrants to acquire 128,572 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

219	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

220	Includes warrants to acquire 7,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

221	Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

222	Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

223	Includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

224	Includes warrants to acquire 53,571 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 12,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

225	Includes warrants to acquire 18,750 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

226	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Jim Brewster has the power to vote and dispose of the common shares being registered on behalf of the Brewster Family Trust.

227	Includes warrants to acquire 37,500 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Also includes warrants to acquire 5,556 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

228	Includes warrants to acquire 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

229	Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

230	Includes warrants to acquire 53,569 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

231	Includes warrants to acquire 5,357 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

232	Includes warrants to acquire 633,334 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of US Global Investors — Global Resources Fund.

233	Includes warrants to acquire 160,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Peter M. Brown, President, has the power to vote and dispose of the common shares being registered on behalf of V Maclachlan Investments Corp.

234	Includes warrants to acquire 35,300 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

235	Includes warrants to acquire 8,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Also includes warrants to acquire 64,286 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

236	Includes warrants to acquire 54,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Mr. Bosché serves as our Chief Financial Officer.

237	Includes warrants to acquire 5,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

238	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

239	Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

240	Includes warrants to acquire 66,667 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Evan Schemenauer, CFO, has the power to vote and dispose of the common shares being registered on behalf of Whalehaven Capital Fund Limited.

241	Includes warrants to acquire 8,889 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

242	Includes warrants to acquire 27,000 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

243	Includes warrants to acquire 6,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

244	Includes warrants to acquire 214,273 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

245	Includes warrants to acquire 5,550 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

246	Includes warrants to acquire 535,714 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering. Younes Nazarian has the power to vote and dispose of the common shares being registered on behalf of Y&S Nazarian Revocable Trust.

247	Includes warrants to acquire 26,786 shares of common stock at an exercise price of $1.00 per share, acquired in the April, 2006 private offering.

248	Includes warrants to acquire 25,000 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Gary E. Mintz, General Partner, has the power to vote and dispose of the common shares being registered on behalf of Yellowstone Limited Partnership.

249	Includes warrants to acquire 11,111 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering.

250	Includes warrants to acquire 2,500 shares of common stock at an exercise price of $2.75 per share, acquired in the September, 2006 private offering. Ralph Aldis, portfolio manager, has the power to vote and dispose of the common shares being registered on behalf of Meridian Global Energy & Resources Fund.

USE OF PROCEEDS
We will not receive proceeds from the sale of common stock or warrants under this prospectus. We will receive approximately $35,271,182 from the selling stockholders if they exercise their warrants in full. The selling stockholders who hold warrants may exercise their warrants at any time until their expiration, as further described in the “Description of Securities.” Because the warrant holders may sell the warrants or exercise the warrants in their own discretion, we cannot plan on specific uses of proceeds beyond application of proceeds to general corporate purposes. We have agreed to bear the expenses in connection with the registration of the common stock and warrants being offered hereby by the selling stockholders.
DETERMINATION OF OFFERING PRICE
The selling stockholders will determine at what price they may sell the offered shares and warrants, and such sales may be made at prevailing market prices, or at privately negotiated prices.
PLAN OF DISTRIBUTION
The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date this Registration Statement is declared effective by the SEC;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.
Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

Upon a selling stockholder’s notification of the Company that any material arrangement has been entered into with a broker-dealer for the sale of such stockholder’s common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon the Company being notified in writing by a Selling Stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.
The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act, in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Securities will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such selling stockholder’s business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
The Company has advised each selling stockholder that it may not use shares registered on this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the Securities and Exchange Commission. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act and the Securities Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.
The Company is required to pay all fees and expenses incident to the registration of the shares, but the Company will not receive any proceeds from the sale of the common stock. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
The Company has agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of two years from the effective date of the registration statement, the date on which the shares may be sold pursuant to Rule 144, and the date on which the shares have been sold or otherwise disposed.
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
Our common stock has been quoted on the Over-the-Counter Bulletin Board under the symbol “FTRS.OB” since December 23, 2004, but has only been actively traded since April 7, 2006. The following table shows, for the periods indicated since April 7, 2006, the high and low closing sales prices of our common stock:

Fiscal Period	High	Low
Second Quarter 2007 (through May 15)	$1.50	$1.07
First Quarter 2007	$2.10	$1.02
Fourth Quarter 2006	$2.41	$1.15
Third Quarter 2006	$3.88	$2.08
Second Quarter 2006 (from April 7)	$4.16	$1.67

As of May 15, 2007, there were 60,376,829 shares of our common stock issued and outstanding.
As of May 15, 2007, there were approximately 303 holders of record of shares of our common stock.
Equity Compensation Plan

Securities authorized for issuance under equity compensation plans as of May 15, 2007 are as follows:

Number of
securities
remaining
available for
	Number of		future
	securities to	Weighted-	issuance
	be issued	average	under equity
	upon	exercise	compensation
	exercise of	price of	plans
	outstanding	outstanding	(excluding
	options,	options,	securities
	warrants	warrants	reflected in
Plan Category	and rights	and rights	column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,875,000	$1.52	125,000
Equity compensation plans not approved by security holders	—	—	—

Total	1,875,000	$1.52	125,000

Equity compensation plans approved by our stockholders include our 2006 Equity Incentive Plan, under which our board of directors is authorized to issue options or other rights to acquire up to 2,000,000 shares of our common stock. The shares of common stock underlying awards granted under the 2006 Equity Incentive Plan include options to acquire 1,880,000 shares of common stock, of which 5,000 have been forfeited, and 125,000 shares remain reserved for issuance. Options granted under the 2006 Equity Incentive Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant. The board of directors will determine the period of time during which an option may be exercised, except that no option may be exercised more than ten years after the date of grant.
DIVIDEND POLICY
We have never declared or paid dividends on shares of our common stock and we intend to retain future earnings, if any, to support the development of our business and therefore do not anticipate paying cash dividends for the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including current financial condition, operating results and current and anticipated cash needs.
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
Forward Looking Statements
     This discussion contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are likely to differ materially from those anticipated in these forward-looking statements for many reasons. Readers are urged to carefully review and consider the various disclosures made by us in our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows.

Overview
     Foothills Resources, Inc. (“Foothills”), a Nevada corporation, and its subsidiaries are collectively referred to herein as the “Company.” The Company is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. The Company currently holds interests in properties in the Texas Gulf Coast area, in the Eel River Basin in northern California, and in the Anadarko Basin in southwest Oklahoma.
     The Company took its current form on April 6, 2006, when Brasada California, Inc. (“Brasada”) merged with and into an acquisition subsidiary of Foothills. Brasada was formed on December 29, 2005 as Brasada Resources LLC, a Delaware limited liability company, and converted to a Delaware corporation on February 28, 2006. Following the merger, Brasada changed its name to Foothills California, Inc. (“Foothills California”) and is now a wholly owned operating subsidiary of Foothills.
     In April, 2006, we closed a private offering of an aggregate of 17,142,857 units consisting of one share of our common stock and warrants to acquire three-quarters of a share of common stock for five years, at an exercise price of $1.00 per whole share. In this offering, we received aggregate consideration of $12,000,000. Some of the consideration for the units sold in this offering was in the form of debentures that we sold prior to the closing date of the offering to accredited investors. These debentures converted into units in the offering on a dollar-for-dollar basis upon the closing date of the offering.
     In September, 2006, we closed a private offering of units consisting of shares of our common stock and warrants to acquire our common stock. Each unit we sold in the offering consisted of one share of common stock and a warrant to acquire one-half share of common stock for five years at an exercise price of $2.75 per share. On September 8, 2006, we received $22,500,000 in proceeds from the offering, through the sale of 10,000,000 units, issuing to investors in the offering 10,000,000 shares of common stock and warrants to acquire 5,000,017 shares of common stock. On September 27, 2006, we received proceeds of an additional $211,059 through the sale of an additional 93,804 units to additional investors in the offering.
     To finance a portion of the acquisition of properties in Texas in September, 2006, the Company executed a credit agreement with a financial institution, whereby the Company may borrow funds under a credit facility in an amount not to exceed $42,500,000 (the “Facility”). As of May 15, 2007, $42,500,000 was outstanding under the Facility.
     The Facility will terminate and all amounts borrowed under the Facility will be due and payable on September 7, 2010. The interest rate on the Facility was initially LIBOR plus 700 basis points, and was increased by 100 basis points on each of September 22, 2006, October 23, 2006 and November 22, 2006 when the Company did not satisfy a requirement of the credit agreement to raise an additional $5,000,000 in equity capital on or before those dates. The Company is required to make quarterly interest and principal payments on the Facility equal to the adjusted net cash flow attributable to the properties acquired in the acquisition. The Facility is secured by liens and security interests on substantially all of the assets of the Company, including 100% of the Company’s oil and gas reserves, and prohibits any dividends on or redemptions of Foothills’ capital stock.
     On January 3, 2006, Foothills California entered into a Farmout and Participation Agreement with INNEX California, Inc., a subsidiary of INNEX Energy, L.L.C. (“INNEX”), to acquire, explore and develop oil and natural gas properties located in the Eel River Basin, the material terms of which are as follows:

•	Foothills California serves as operator of a joint venture with INNEX, and has the right to earn an interest in approximately 4,000 existing leasehold acres held by INNEX in the basin, and to participate as operator with INNEX in oil and gas acquisition, exploration and development activities within an area of mutual interest consisting of the entire Eel River Basin.

•	The agreement provides for “drill-to-earn” terms, and consists of three phases.

•	In Phase I, Foothills California was obligated to pay 100% of the costs of drilling two shallow wells, acquiring 1,000 acres of new leases, and certain other activities. The Company has fulfilled its obligations under Phase I, and will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the two drilling units to the deepest depth drilled in the two Phase I obligation wells.

•	Foothills California then had the option, but not the obligation, to proceed into Phase II. It elected to proceed into Phase II, and has paid the costs of conducting a 3D seismic survey covering approximately 12.7 square miles and will be obligated to pay 100% of the costs of drilling one additional shallow well. Upon completion of Phase II, the Company will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the drilling unit for the well drilled in Phase II and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX to the deepest depth drilled in the three Phase I and II obligation wells.

•	Foothills California will then have the option, but not the obligation, to proceed into Phase III. In Phase III, it will be obligated to pay 100% of the costs of drilling one deep well. Upon completion of Phase III, the Company will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the drilling unit and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX with no depth limitation.

•	After completion of Phase III, the two parties will each be responsible for funding their working interest share of the joint venture’s costs and expenses. Foothills California will generally have a 75% working interest in activities conducted on specified prospects existing at the time of execution of the agreement, and a 70% working interest in other activities. Each party will be able to elect not to participate in exploratory wells on a prospect-by-prospect basis, and a non-participating party will lose the opportunity to participate in development activities and all rights to production relating to that prospect.

•	Foothills California is also entitled to a proportionate assignment from INNEX of its rights to existing permits, drill pads, roads, rights-of-way, and other infrastructure, as well as its pipeline access and marketing arrangements.

•	INNEX has an option to participate for a 25% working interest in certain producing property acquisitions by the Company in the area of mutual interest.

     The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and gas interests and to generate profitable operations from its oil and gas interests in the future. To address these matters, we intend to raise additional capital through the sale and issuance of equity and/or the utilization of debt.
Results of Operations
     The merger of Brasada into our acquisition subsidiary on April 6, 2006 was accounted for as a reverse takeover of the Company by Foothills California. The Company adopted the assets, management, business operations and business plan of Foothills California, which was formed on December 29, 2005. The financial statements of the Company prior to the merger were eliminated at consolidation. Consequently, direct comparisons of current results of operations with those of the comparable periods of the preceding year are not meaningful.
Three Months Ended March 31, 2007 compared with the Three Months Ended March 31, 2006
     As previously described, Foothills California was formed on December 29, 2005, and had no revenues for the three months ended March 31, 2006. The Company reported a net loss of $144,000 for the quarter, which was principally comprised of $137,000 of general and administrative expenses.
     For the three months ended March 31, 2007, the Company reported a net loss of $1,599,000, or $0.03 per basic and diluted share. Oil and gas revenues were $3,841,000, including $423,000 of realized gains from the

Company’s oil and gas cash flow hedges. The average sales price received by the Company during this period for its oil and gas production was $54.01 per barrel of oil equivalent (“BOE”), excluding the effects of gains from cash flow hedges. Production costs, including lease operating and workover expenses, marketing and transportation expenses, and production and ad valorem taxes, were $996,000, or $16.03 per BOE. Depreciation, depletion and amortization totaled $675,000, including $10.32 per BOE for the capitalized costs of oil and gas properties. General and administrative expenses during the period amounted to $757,000. The Company incurred interest expense of $2,656,000, including $1,022,000 of non-cash charges for the amortization of debt discount and debt issue costs. Liquidated damages of $440,000 relate to amounts payable to our stockholders as a result of the registration statements for our securities issued in 2006 not becoming effective within the periods specified in the share registration rights agreements for those securities.
Off-Balance Sheet Arrangements
We have no off-balance sheet arrangements.
Hedging Transactions
In connection with our credit facility with J. Aron & Company, we are contractually obligated to enter into hedging contracts with the purpose and effect of fixing oil and natural gas prices on no less than 80% of projected oil and gas production from our proved developed producing oil and gas reserves. To fulfill our hedging obligation, we have entered into swap agreements with J. Aron & Company. We have entered into the swaps with J. Aron & Company to hedge the price risks associated with a portion of our anticipated future oil and gas production through September 30, 2010, mitigating a portion of our exposure to adverse market changes and allowing us to predict with greater certainty the effective oil and natural gas prices to be received for our hedged production. Our swap agreements have not been entered into for trading purposes and we have the ability and intent to hold these instruments to maturity. J. Aron & Company, the counterparty to the swap agreements, is also our lender under a credit facility. We believe that the terms of the swap agreements are at least as favorable as we could have achieved in swap agreements with third parties who are not our lenders.
By removing a significant portion of the price volatility from our future oil and gas revenues through the swap agreements, we have mitigated, but not eliminated, the potential effects of changing oil and gas prices on our cash flows from operations through September 30, 2010. While these and other hedging transactions we may enter into in the future will mitigate our risk of declining prices for oil and gas, they will also limit the potential gains that we would experience if prices in the market were to rise. We have not obtained collateral to support the agreements but monitor the financial viability of our counterparty and believe our credit risk is minimal on these transactions. Under these arrangements, payments are received or made based on the differential between fixed product prices in the swap agreements and a variable product price representing the average of the closing settlement price(s) on the New York Mercantile Exchange for futures contracts for the applicable trading months. These agreements are settled in cash at monthly expiration dates. In the event of nonperformance, we would be exposed again to price risk. We have some risk of financial loss because the price received for the oil or gas production at the actual physical delivery point may differ from the prevailing price at the delivery point required for settlement of the hedging transaction. We could also suffer financial losses if our actual oil and gas production is less than the hedged production volumes during periods when the variable product price exceeds the fixed product price. Moreover, our hedge arrangements generally do not apply to all of our production and thus provide only partial price protection against declines in commodity prices. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time, and any ineffectiveness is immediately reported in the consolidated statement of operations.
Our current hedging transactions are designated as cash flow hedges, and we record the costs and any benefits derived from these transactions as a reduction or increase, as applicable, in natural gas and oil sales revenue. We may enter into additional hedging transactions in the future.

BUSINESS
Company Overview
Foothills is an oil and gas exploration company engaged in the acquisition, exploration and development of oil and natural gas properties. The Company’s operations are primarily those of Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc., our wholly-owned subsidiaries. Foothills California, Inc., a Delaware corporation, was formed on December 29, 2005 as Brasada Resources LLC, a Delaware limited liability company, and converted to Brasada California, Inc., a Delaware corporation, on February 28, 2006. On April 6, 2006, Brasada California, Inc. merged with our wholly-owned acquisition subsidiary, leaving Brasada California, Inc. the surviving corporation and our wholly-owned subsidiary. Brasada California, Inc. later changed its name to Foothills California, Inc. following the merger. Foothills Oklahoma, Inc. was formed on May 10, 2006 to conduct our operations in Oklahoma. Foothills Texas, Inc. was formed in August, 2006 for the purpose of acquiring certain assets from TARH E&P Holdings, L.P. and operating those properties following the September 8, 2006 consummation of this acquisition. We currently conduct our operations primarily through these subsidiaries.
Prior to our identification of the acquisition of the properties of TARH E&P Holdings, L.P. in Texas, our primary focus was on oil and natural gas properties located in the Eel River Basin, California, and the Anadarko Basin, Oklahoma. On June 22, 2006, we announced that Foothills Texas, Inc. had entered into definitive agreements with TARH E&P Holdings, L.P., an affiliate of Texas American Resources Company, for the acquisition of certain properties in Texas. This acquisition expanded our operations into Texas, though we will continue to operate and expand our operations in California and Oklahoma.
Our business strategy is to identify and exploit low-to-moderate risk resources in and adjacent to existing or indicated producing areas that can be quickly developed and put on production at low cost, including the acquisition of producing properties with exploitation and exploration potential in these areas. We will also take advantage of our expertise to develop exploratory projects in focus areas and to participate with other companies in those areas to explore for oil and natural gas using state-of-the-art 3D seismic technology.
We have entered into an agreement with Moyes & Co., Inc. to identify potential acquisition, development, exploitation and exploration opportunities that fit with our strategy. Moyes & Co., Inc. is expected to screen opportunities and perform detailed evaluation of those opportunities that we decide to pursue, as well as assist with due diligence and negotiations with respect to such opportunities. Christopher P. Moyes is the beneficial owner of 2.6% of our common stock as of May 15, 2007, and is a member of our board of directors. Mr. Moyes is a major shareholder and the President of Moyes & Co., Inc. However, Moyes & Co., Inc. is being compensated for identifying opportunities and assisting us in pursuing those opportunities; therefore the interests of Moyes & Co., Inc. are not the same as our interests. We are responsible for evaluating any opportunities presented to us by Moyes & Co., Inc. to determine if those opportunities are consistent with our business strategy.
California
We believe that the oil and gas industry has in effect overlooked California in recent years because of the perceived difficulties of conducting operations in the state. We believe this situation creates opportunities.
California has abundant and long-lived oil and gas resources with prolific hydrocarbon basins. Infrastructure supporting oil and gas exploration, development and production activities is in place, consisting of contractors, suppliers, pipelines and refineries. Most oil and gas basins in the state are significantly under-explored even near large fields, with operators concentrating on a few, large, heavy oil resources. Offset exploration in and near fields has frequently been ignored. There is a dramatic lack of use of 3D seismic and other latest seismic technologies in many of the basins, and in some areas (such as the Eel River Basin) we believe there has been insufficient attention to drilling and drilling fluid engineering. Through the experience and relationships of management, we have strong ties to other significant oil and gas companies operating in California.
Texas
On September 8, 2006, Foothills Texas, Inc. consummated the acquisition of TARH E&P Holdings, L.P.’s interests in four oilfields in southeastern Texas. We paid aggregate consideration of $62 million for the properties, comprised of a cash payment of approximately $57.5 million and the issuance of 1,605,345 shares of common stock to TARH E&P Holdings, L.P.
In the acquisition, Foothills Texas acquired interests in four fields: the Goose Creek Field and Goose Creek East Field, both in Harris County, Texas, the Cleveland Field, located in Liberty County, Texas, and the Saratoga Field located in Hardin County, Texas. These interests represent working interests ranging from 95% to 100% in the four fields.

Oklahoma
The Anadarko Basin in western Oklahoma and the Texas panhandle is one of the most prolific oil and natural gas producing basins in the United States. Most of the shallow shelf portion of the basin can be characterized as very mature. We believe that much promise remains in the deeper portion of the basin that is characterized by stratigraphic traps in the Pennsylvanian Morrow formation and structural traps in the Ordovician Hunton formation, two of the formations targeted by the Company. However, to produce oil and natural gas from these deeper formations, drilling is more expensive and the 3-D seismic data is less reliable than in the shallow shelf portion of the basin.
Project Status
Eel River Basin
The Eel River Basin is the northernmost of the California sedimentary basins. Most of the basin exists offshore of northern California and southern Oregon. However, a portion of the basin is present onshore in Humboldt County, California. Hydrocarbons generated in the deeper offshore part of the basin have migrated updip into the Miocene and Pliocene rocks present in this area. The onshore portion of the basin contains the Tompkins Hill natural gas field that was discovered by Texaco in 1937. It is now owned and operated by Occidental, has produced in excess of 120 billion cubic feet (“BCF) of natural gas, and is continuing to produce.
The Grizzly Bluff area within the Eel River Basin (approximately five miles south of the Tompkins Hill Field) was initially proven to contain natural gas in three wells drilled by Zephyr in the mid-1960s. These wells tested gas at rates of 1.9 to 5 million cubic feet of gas per day. In the early 1970s, Chevron drilled a deep well seeking oil but found strong indications of natural gas. In the late 1980s and early 1990s, ARCO drilled several wells and found natural gas in the shallow zones, one of which tested gas at rates of up to 2.2 million cubic feet (“MMCF”) of gas per day. None of these wells were put into production due to the lack of a natural gas market and pipeline connection, and all of them were subsequently abandoned.
In the past decade, we believe the industry has overlooked the hydrocarbon potential and production within the Eel River Basin due to its relatively isolated position in California. INNEX Energy, L.L.C. recognized this overlooked potential in the form of multiple low resistivity, low contrast sands that possibly define part of a widespread, basin-centered natural gas play. INNEX Energy, L.L.C. began acquiring oil and gas leases in the area in 2000 to test this concept and entered into a joint venture with Forexco, Inc. in 2002. A subsequent 10-well drilling program in 2003 by Forexco, Inc. encountered drilling and completion problems, but established production from four wells in the Grizzly Bluff area that are now producing approximately 500 thousand cubic feet of gas per day. This field was brought on line in late 2003 with the completion of a natural gas gathering system and a new pipeline that connects to the PG&E Corporation backbone grid for northern California. INNEX Energy, L.L.C. and Forexco, Inc. terminated their joint venture in 2004.
The Tompkins Hill Field is the analog field in the basin for the Eel River Project. The distance between the Tompkins Hill Field and the Grizzly Bluff Field is approximately five miles. This production is from similar age rocks at similar depths as the Grizzly Bluff Prospect, the first prospect that we drilled in the Eel River Project. Our mapping indicates that substantial natural gas reserves occur above the lowest tested gas in the Grizzly Bluff Field in multiple stacked Pliocene sandstone reservoirs.
During the period from June through August, 2006, we drilled the Christiansen 3-15 well and the Vicenus 1-3 well in the Grizzly Bluff Field to total depths of 4,815 feet and 5,747 feet, respectively. We commenced commercial production from the Christiansen 3-15 well and Vicenus 1-3 wells in September, 2006 and January, 2007, respectively. The two wells currently have a combined production of approximately 550,000 cubic feet of gas per day with a very favorable decline profile.
The Eel River Project is the centerpiece of a large exploitation-exploration opportunity. There is presently minimal competition in the basin, providing us with an opportunity to effectively control the entire basin.

Texas
We have established and initiated an ongoing recompletion program that is expected to increase daily production from the fields in Texas. A 3D seismic survey, which has been proven to be an effective exploration tool in the area, is presently being planned to identify the upside potential at the Goose Creek Field and Goose Creek East Field. The 3D seismic survey is expected to result in much more accurate mapping of the reservoirs and lead to the identification of undeveloped opportunities and deeper oil prospects at the fields. In addition, the seismic surveys in these areas show a strong gas signature over gas reservoirs, a Direct Hydrocarbon Indicator (“DHI”). This “DHI” effect directly contributed to the discovery of two nearby natural gas fields from the Vicksburg reservoirs. However, a seismic DHI signature cannot reliably identify reservoirs that are economically productive of hydrocarbons. The Company believes that the deeper Vicksburg reservoirs offer significant upside potential in the Goose Creek Field, where old wellbores encountered gas that was not produced at the time of discovery. A gas pipeline runs through the eastern part of the property, which should allow for early monetization of this gas.
The combined oil production from the four oilfields currently averages about 800 barrels per day. Our average net revenue interest in this production is approximately 75%.
Anadarko Basin
The initial focus of our activities within the Anadarko Basin has been the area covered by a 75 square mile 3D seismic survey in Roger Mills County, Oklahoma. Through a license held by TeTra Exploration, Inc. (which is owned by our President, John Moran), the Company is planning to acquire non-exclusive access to this survey, which was shot in 1998. The 3D seismic survey was initially shot by a major oil company to define stratigraphic traps in the Pennsylvanian sedimentary section in an area of substantial Pennsylvanian natural gas production. That company drilled only one well using the 3D seismic data set. The well encountered wet Morrow sand and was plugged and abandoned. That company subsequently exited oil and gas exploration activity in the MidContinent region and no further activity has been conducted in the area using this data. Numerous exploratory ideas remain to be exploited on this data set, both in the Pennsylvanian section as well as the deeper Ordovician section. The best wells completed in these rocks typically flow in excess of 10 MMCF of natural gas per day and contain reserves in the 20 to 50 BCF range.
TeTra Exploration has reprocessed the 3D seismic data and completed preliminary geological and geophysical interpretations of the data. Upon consummation of an agreement with TreTra Exploration to acquire non-exclusive access to the 3D seismic data, we plan to finalize the interpretations, identify drillable prospects, acquire oil and gas leases over those prospects, and negotiate joint ventures with other companies, who will be able to earn interests in the leases by drilling one or more exploratory wells on the prospects.
Markets and Customers
The market for oil and natural gas that we will produce depends on factors beyond our control, including the extent of domestic production and imports of oil and natural gas, the proximity and capacity of natural gas pipelines and other transportation facilities, demand for oil and natural gas, the marketing of competitive fuels and the effects of state and federal regulation. The oil and gas industry also competes with other industries in supplying the energy and fuel requirements of industrial, commercial and individual consumers.
Our oil production is expected to be sold at prices tied to the spot oil markets. Our natural gas production is expected to be sold under short-term contracts and priced based on first of the month index prices or on daily spot market prices.
Regulations
General
Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the energy industry. Most of our drilling operations will require permit or authorizations from federal, state or local agencies. Changes in any of these laws and regulations or the denial or vacating of permits could have a material adverse effect on our business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.
We believe that our operations comply in all material respects with applicable laws and regulations. There are no pending or threatened enforcement actions related to any such laws or regulations. We believe that the existence and enforcement of such laws and regulations will have no more restrictive an effect on our operations than on other similar companies in the energy industry.
Proposals and proceedings that might affect the oil and gas industry are pending before Congress, the Federal Energy Regulatory Commission (“FERC”), state legislatures and commissions and the courts. We cannot predict when or whether any such proposals may become effective. In the past, the natural gas industry has been heavily regulated. There is no assurance that the regulatory approach currently pursued by various agencies will continue indefinitely. Notwithstanding the foregoing, we do not anticipate that compliance with existing federal, state and local laws, rules and regulations will have a material adverse effect upon our capital expenditures, earnings or competitive position.
Federal Regulation of Sales and Transportation of Natural Gas
Historically, the transportation and sale of natural gas and its component parts in interstate commerce has been regulated under several laws enacted by Congress and the regulations passed under these laws by FERC. Our sales of natural gas, including condensate and liquids, may be affected by the availability, terms and cost of transportation. The price and terms of access to pipeline transportation are subject to extensive federal and state regulation. From 1985 to the present, several major regulatory changes have been implemented by Congress and FERC that affect the economics of natural gas production, transportation and sales. In addition, FERC is continually proposing and implementing new rules and regulations affecting those segments of the natural gas industry, most notably interstate natural gas transmission companies that remain subject to FERC’s jurisdiction. These initiatives may also affect the intrastate transportation of gas under certain circumstances. The stated purpose of many of these regulatory changes is to promote competition among the various sectors of the natural gas industry.
The ultimate impact of the complex rules and regulations issued by FERC cannot be predicted. In addition, many aspects of these regulatory developments have not become final but are still pending judicial and final FERC decisions. We cannot predict what further action FERC will take on these matters. Some of FERC’s more recent proposals may, however, adversely affect the availability and reliability of interruptible transportation service on interstate pipelines. We do not believe that we will be affected by any action taken materially differently than other natural gas producers, gatherers and marketers with whom we compete.
State Regulation
Our operations are also subject to regulation at the state and in some cases, county, municipal and local governmental levels. Such regulation includes requiring permits for the drilling of wells, maintaining bonding requirements in order to drill or operate wells and regulating the location of wells, the method of drilling and casing wells, the surface use and restoration of properties upon which wells are drilled, the plugging and abandonment of wells and the disposal of fluids used and produced in connection with operations. Our operations are also subject to various conservation laws and regulations pertaining to the size of drilling and spacing units or proration units and the unitization or pooling of oil and gas properties.
In addition, state conservation laws, which frequently establish maximum rates of production from oil and gas wells, generally prohibit the venting or flaring of gas and impose certain requirements regarding the rates of production. State regulation of gathering facilities generally includes various safety, environmental and, in some circumstances, nondiscriminatory take requirements, but, except as noted above, does not generally entail rate regulation. These regulatory burdens may affect profitability, but we are unable to predict the future cost or impact of complying with such regulations.
Environmental Matters
We are subject to extensive federal, state and local environmental laws and regulations relating to water, air, hazardous substances and wastes, and threatened or endangered species that restrict or limit our business activities for purposes of protecting human health and the environment. Compliance with the multitude of regulations issued by federal, state, and local administrative agencies can be burdensome and costly. State environmental regulatory programs are generally very similar to the corresponding federal environmental regulatory programs, and federal environmental regulatory programs are often delegated to the states.
Our oil and gas exploration and production operations are subject to state and/or federal solid waste regulations that govern the storage, treatment and disposal of solid and hazardous wastes. However, much of the solid waste that will be generated by our oil and gas exploration and production activities is exempt from regulation under federal, and many state, regulatory programs. To the extent our operations generate solid waste, such waste is generally subject to state regulations. We will comply with solid waste regulations in the normal course of business.
In addition to solid and hazardous waste, our production operations may generate produced water as a waste material. This water can sometimes be disposed of by discharging it to surface waters under discharge permits issued pursuant to the Clean Water Act, or an equivalent state program. Another common method of produced water disposal is subsurface injection in disposal wells. Such disposal wells are permitted under the Safe Drinking Water Act, or an equivalent state regulatory program. The drilling, completion, and operation of produced water disposal wells are integral to oil and gas operations.
Air emissions and exhaust from gas-fired generators and from other equipment, such as gas compressors, are potentially subject to regulations under the Clean Air Act, or equivalent state regulatory programs. To the extent that our air emissions are regulated, they are generally regulated by permits issued by state regulatory agencies. We will obtain air permits, where needed, in the normal course of business.
In the event that spills or releases of crude oil or produced water occur, we would be subject to spill notification and response regulations under the Clean Water Act, or equivalent state regulatory programs. Depending on the nature and location of our operations, we may also be required to prepare spill prevention, control and countermeasure response plans under the Clean Water Act, or equivalent state regulatory programs. Response costs could be high and may have a material adverse effect on our operations. We may not be fully insured for these costs.
Failure to comply with environmental regulations may result in the imposition of substantial administrative, civil, or criminal penalties, or restrict or prohibit our desired business activities. Environmental laws and regulations impose liability, sometimes strict liability, for environmental cleanup costs and other damages. Other environmental laws and regulations may delay or prohibit exploration and production activities in environmentally sensitive areas or impose additional costs on these activities.
Costs associated with responding to a major spill of crude oil or produced water, or costs associated with remediation of environmental contamination, are the most likely occurrences that could result in a material adverse effect on our business, financial condition and results of operations. In addition, changes in applicable federal, state and local environmental laws and regulations potentially could have a material adverse effect on our business, financial condition and results of operations.
Competition
The oil and gas industry is highly competitive. Competitors include major oil companies, other independent energy companies and individual producers and operators, many of which have financial resources, personnel and facilities substantially greater than we have. We face intense competition for the acquisition of oil and gas leases and properties. For a more thorough discussion of how competition could impact our ability to successfully complete our business strategy, see “Risk Factors — Competition in obtaining rights to explore and develop oil and gas reserves and to market our production may impair our business.”
Employees
As of May 15, 2007 the Company had 13 full-time employees. None of our employees is represented by a labor union, and we consider our employee relations to be good.
Description of Property
We commenced our present business activities in April, 2006. All of the Company’s oil and gas exploration, development and production activities are located in the United States.

Oil and Gas Reserves
The following table presents our net proved and proved developed reserves as of December 31, 2006, and the net present value (based on an annual discount rate of 10%) of the estimated future net revenues from the production and sale of those reserves. All of our oil and gas properties are located in the United States.

Total Proved Reserves:
Oil (Bbls)	4,430,773
Gas (Mcf)	23,839,155
Total barrels of oil equivalent (BOE)	8,403,966

Present value of estimated future net revenues after income taxes, discounted at 10% (in thousands)	$122,554

Total Proved Developed Reserves:
Oil (Bbls)	4,030,202
Gas (Mcf)	2,909,425
Total barrels of oil equivalent (BOE)	4,515,106
Foothills’ estimates of proved reserves for the year ended December 31, 2006 were taken from independent evaluations prepared in accordance with the requirements established by the SEC by Cawley, Gillespie and Associates, Inc.
Net Quantities of Oil and Gas Produced
     The following table summarizes sales volumes, sales prices and production cost information for our net oil and gas production for year ended December 31, 2006:

Net sales volumes
Oil (Bbls)	69,973
Gas (Mcf)	30,135
Total (BOE)	74,995
Average sales price*
Oil (per Bbl)	$58.17
Gas (per Mcf)	$6.34
Average production costs (per BOE):
Lease operating expense	$15.46
Production taxes	$2.50
Total average production costs	17.96

*	Excludes the effects of price risk management activities.

Productive Wells

Productive Wells
December 31, 2006
	Oil		Natural Gas		Total
(Number of wells)	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
California	—	—	1	0.8	1	0.8

Texas	85	84.9	—	—	85	84.9

Total	85	84.9	1	0.8	86	85.7

(1)	Represents the total number of wells at each property.

(2)	Represents our interest in the total number of wells at each property.

Developed and Undeveloped Acreage

Acreage
December 31,, 2006
	Developed		Undeveloped		Total
(Acres)	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
California	264	198	4,979	4,979	5,243	5,177

Texas	2,722	2,694	1,210	1,210	3,932	3,904

Total	2,986	2,892	6,189	6,189	9,175	9,081

(1)	Represents the total acreage at each property.

(2)	Represents our interest in the total acreage at each property.
Drilling Activity

Drilling Activity
Period from Commencement of Present Business Activities
in April, 2006 through December 31, 2006
	Productive		Dry		Total
(Number of wells)	Gross(1)	Net(2)	Gross(1)	Net(2)	Gross(1)	Net(2)
Exploration	1	0.8	—	—	1	0.8

Development	—	—	—	—	—	—

Total	1	0.8	—	—	1	0.8

(1)	Represents the total number of wells for which there was drilling activity.

(2)	Represents our interest in the total number of wells for which there is drilling activity.
Present Activities
As of December 31, 2006, one gross (0.8 net) exploratory well in California had been drilled with indications of productivity, but was awaiting the installation of production equipment to complete final testing. This equipment was installed and production from the well commenced in January, 2007.
Our principal executive offices are located at 4540 California Avenue, Suite 550, Bakersfield, California 93309 and our phone number is (661) 716-1320. We currently lease approximately 4,500 square feet of office space and believe that suitable additional space to accommodate our anticipated growth will be available in the future on commercially reasonable terms.
Legal Proceedings
From time to time we may become a party to litigation or other legal proceedings that, in the opinion of our management are part of the ordinary course of our business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.
DIRECTORS AND EXECUTIVE OFFICERS
The following table sets forth the executive officers and directors, their ages and position(s) with the Company.

Name	Age	Position
Dennis B. Tower	60	Chief Executive Officer; Director
John L. Moran	62	President; Director
W. Kirk Bosché	56	Chief Financial Officer
James H. Drennan	60	Vice President, Land and Legal

Name	Age	Position
Michael L. Moustakis	49	Vice President, Engineering
John A. Brock	76	Director
Frank P. Knuettel	65	Director
David A. Melman	64	Director
Christopher P. Moyes	59	Director
Our directors and officers hold office until the earlier of their death, resignation, or removal or until their successors have been duly elected and qualified.
Dennis B. Tower, Chief Executive Officer and Director. Before joining Foothills as its Chief Executive Officer in 2006, Mr. Tower had extensive involvement in all phases of new venture exploration, appraisal, project evaluation and development, asset acquisition and disposal, strategic goals setting and human resource evaluation. During 2005, Mr. Tower, together with Messrs. Moran and Bosché, evaluated opportunities that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Foothills California, Inc. at the end of 2005. From 2000 through 2004, Mr. Tower served as President and Chief Executive Officer at First International Oil Corporation, a privately held independent oil company with extensive holdings in Kazakhstan, where he led the company to a successful sale with a major Chinese oil company. Previously, Mr. Tower held several Vice President, Manager, Director and Geologist positions at Atlantic Richfield Company (“ARCO”), where he was responsible for the company’s Mozambique drilling operations, managed the company’s exploration licenses in Myanmar and the Philippines, coordinated exploration efforts in other Asian countries and evaluated field redevelopment and asset acquisition opportunities. Mr. Tower led ARCO’s North Sea exploration activities for a nine-year period during which ARCO made numerous new oil and natural gas discoveries in the United Kingdom, Norway and the Netherlands. During the course of his career, Mr. Tower has been directly involved in the discovery of 35 oil and gas fields in 11 different countries. Mr. Tower holds both Bachelor’s and Master’s degrees in Geology from Oregon State University.
John L. Moran, President and Director. Prior to joining Foothills in 2006, Mr. Moran, together with Messrs. Tower and Bosché, evaluated opportunities during 2005 that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Foothills California, Inc. at the end of 2005. In May of 2000, Mr. Moran formed and later served as President and Exploration Manager of Carneros Energy, Inc., a private oil and gas exploration company with exploration and acquisition emphasis in the San Joaquin and Sacramento Basins of California, where he was responsible for obtaining $75 million in equity funding. From 1997 through 1998, Mr. Moran founded and acted as President of Integrated Petroleum Exploration (“IPX”) which merged with and into Prime Natural Resources (“Prime”) in 1998, where he served as Vice President of Exploration. Prior to his time at IPX and Prime, Mr. Moran served as both Vice President Exploration/Chief Geologist and Exploration Manager/MidContinent Region for Apache Corporation. In 1995 Mr. Moran left Apache to found TeTra Exploration, Inc., an oil and gas exploration and development company using 3D seismic to explore for oil and gas in the Anadarko Basin in Oklahoma. He was responsible for the acquisition of the right to use 13,000 miles of 2D seismic for exploration purposes and was instrumental in using this to develop a 75 square-mile 3D seismic project that was later sold to a major oil and gas company. Mr. Moran holds both Bachelor’s and Master’s degrees in Geology with a major in Stratigraphy and a minor in Petrology from Oregon State University.
W. Kirk Bosché, Chief Financial Officer. Mr. Bosché has diversified experience as a financial and accounting executive officer in public and private oil and gas exploration and production organizations. Mr. Bosché joined Foothills in 2006 as its Chief Financial Officer. During 2005, Mr. Bosché, together with Messrs. Tower and Moran, evaluated opportunities that would be appropriate for launching a new oil and gas exploration and development company, which ultimately led to the formation of Foothills California, Inc. at the end of 2005. Mr. Bosché served as Chief Financial Officer of First International Oil Corporation from 1997 through 2004. From 1986 through 1997, Mr. Bosché was Vice President and Treasurer for Garnet Resources Corporation, a publicly traded independent oil and gas exploration and production company with activities in seven foreign countries. He began his career with Price Waterhouse & Co., and has been a Certified Public Accountant since 1975. Mr. Bosché holds a BBA in Accounting from the University of Houston.
James H. Drennan, Vice President, Land and Legal. Prior to joining Foothills in 2006, Mr. Drennan was Land Manager at Vaquero Energy Inc. From 2002 through 2005, he served as General Counsel and Land Manager of

Carneros Energy, Inc. From 1990 through 2002, Mr. Drennan practiced law with the firms of Jones & Beardsley and Noriega and Bradshaw, where his practice areas included oil and gas, real estate, estate planning, probate, corporate, general business and litigation. From 1978 to 1990, he was Land Manager for Buttes Resources, Depco, Inc., Ferguson & Bosworth, and Bosworth Oil Co. Mr. Drennan started his career in the oil and gas industry in 1974 as land agent with Gulf Oil Corporation. He holds a JD from California Pacific School of Law, and a BA in Economics from San Diego State University.
Michael L. Moustakis, Vice President, Engineering. Mr. Moustakis joined Foothills as Vice President, Engineering in 2006. He was Engineering Manager at Rockwell Petroleum, Inc. from 2005 through 2006, and held the same position at OXY Resources California LLC from 2001 through 2005. Mr. Moustakis was Lead Petroleum Engineer with Preussag Energie GmbH from 2000 to 2001, and Director of Reservoir Engineering for Anglo-Albanian Petroleum Ltd. from 1994 to 2000. He began his career with Union Oil of California in 1984, and subsequently served in various engineering positions at several companies, including Shell Western E&P, Northern Digital Inc. and Eastern Petroleum Services Ltd. He holds a Bachelor’s degree in Petroleum Engineering from the University of Alaska.
John A. Brock, Director. Mr. Brock became a director of Foothills in 2006. Mr. Brock served as Chairman of Brighton Energy, LLC until its sale in October 2006. He is a director of American Trustcorp., Fabtec, Inc. (ReRoof America), Lifeguard America, LLC, Soho Properties, LLC, Medallion Petroleum, Inc. and the AGOS Group, LLC, and is an advisory director of Ward Petroleum, Inc. Mr. Brock is a member of nine petroleum industry associations. During his distinguished career, he has formed exploration departments and instituted and supervised exploration programs for four successful companies. Mr. Brock is a Founder and Director of the Sarkeys Energy Center at the University of Oklahoma, is a Director of the Oklahoma Nature Conservancy and the Sutton Avian Research Center, and is active in numerous other civic and community groups. He has also organized and is currently Chairman of Oklahomans for Lawsuit Reform and co-chairman of Oklahomans for Workers Compensation Reform. Mr. Brock holds a B.S. in Geological Engineering from the University of Oklahoma.
Frank P. Knuettel, Director. Mr. Knuettel became a director of Foothills in 2006. He is an Adjunct Faculty member at The Mason School of Business at the College of William and Mary where he teaches securities analysis and Investment Banking. Prior to retiring in 2000, he was a Managing Director of PaineWebber, Inc., since acquired by UBS Securities, where he specialized in the analysis of energy and energy-related securities, as well as working in investment banking on energy transactions. His career spanned nearly 35 years, during which he was associated with an energy sector fund for 14 years and was in the securities industry for 21 years. Mr. Knuettel is a Chartered Financial Analyst, and a member of the National Association of Petroleum Investment Analysts and the CFA Institute. He holds a Bachelor of Science in Accounting from La Salle University and a Master of Business Administration (Finance) from St. John’s University.
David A. Melman, Director. Mr. Melman became a director of Foothills in 2006. He currently is President, Chief Executive Officer and a director of British American Natural Gas Corporation, which is engaged in energy exploration in Mozambique, Chairman of Republic Resources, Inc., and a director of Swift LNG, LLC and Sunrise Energy Resources, Inc. (OTCBB). He was a director of Omni Energy Services, Inc. (NASDAQ) from 2004 to 2005 and of Beta Oil and Gas, Inc. (NASDAQ) from 2003 to 2004. From 1998 to 2000, he served as the Chief Corporate Officer and a director of Capatsky Oil and Gas Co., a predecessor to Cardinal Resources plc. (AIM), an oil and gas company with interests in the Ukraine. His professional experience includes the practice of law with Burke & Burke (1969-1971) and of accountancy with Coopers & Lybrand (1968-1969). He is a member of the New York State Bar. He holds a degree in Economics and Accounting from Queens College of the City University of New York, a Juris Doctor from Brooklyn Law School and a Master of Law in Taxation from New York University Graduate School of Law.
Christopher P. Moyes, Director. Mr. Moyes became a director of Foothills in 2006. He has been active in the international and domestic oil and gas business since 1968. Mr. Moyes is President of Moyes & Co., Inc., a private energy advisory firm headquartered in Dallas, Texas. Moyes & Co., Inc. provides advice on oil and gas exploration, appraisal, project and portfolio evaluation, asset acquisitions and disposals and maintains a proprietary database covering upstream oil and gas. Moyes & Co., Inc. has through 2005 evaluated opportunities for launching a new oil and gas exploration and production company, which led to the formation of Foothills California, Inc. at the end of 2005. Previously Mr. Moyes was President of Gaffney Cline & Associates (GCA), based in Dallas, Texas. Before coming to Dallas in 1976, Mr. Moyes was based in Singapore and London for GCA, holding various management functions. Mr. Moyes started his career with West Australian Petroleum Pty. Ltd., in Perth Australia. Mr. Moyes holds a Bachelor of Science in Geology from the University of Western Australia and a Master of Science in Geology & Petroleum Engineering from the Royal School of Mines, Imperial College, London.
Our above-listed officers and directors have neither been convicted in any criminal proceeding during the past five years nor parties to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities law or commodities law. Similarly, no bankruptcy petitions have been filed by or against any business or property of any of our directors or officers, nor has any bankruptcy petition been filed against a partnership or business association in which these persons were general partners or executive officers.
Board of Directors
Our board of directors consists of six directors. Our board of directors anticipates creating committees in the near future. We adhere to the Nasdaq Marketplace Rules in determining whether a director is independent and our board of directors has determined that three of our six directors, Messrs. Brock, Knuettel and Melman, are “independent” within the meaning of Rule 4200(a)(15) of the NASDAQ Manual.
Board Committees
Our board of directors intends to appoint such persons and form such committees as are required to meet the corporate governance requirements imposed by the national securities exchanges. Therefore, we intend that a majority of our directors will eventually be independent directors and at least one director will qualify as an “audit committee financial expert.” Additionally, the board of directors is expected to appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee. Until further determination, the full board of directors will undertake the duties of the audit committee, compensation committee and nominating committee. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee in place.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 15, 2007. The table sets forth the beneficial ownership of (i) each person who, to our knowledge, beneficially owns more than 5% of the outstanding shares of common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group. The number of shares owned includes all shares beneficially owned by such persons, as calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of our common stock as to which a person has sole or shared voting power or investment power and any shares of common stock which the person has the right to acquire within 60 days of May 15, 2007 through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. The address of each executive officer and director is c/o Foothills Resources, Inc., 4540 California Avenue, Suite 550, Bakersfield, California 93309.

Name of Beneficial Owner	Number	Percentage(1)
Dennis B. Tower (2)	4,974,219	8.2%
John L. Moran (3)	4,866,719	8.0%
W. Kirk Bosché (4)	3,381,212	5.6%
Christopher P. Moyes (5)	1,588,675	2.6%
Michael L. Moustakis (6)	50,000	*
James H. Drennan (6)	50,000	*
Frank P. Knuettel (7)	175,001	*
John A. Brock (8)	25,000	*
David A. Melman (9)	112,500	*
Goldman, Sachs & Co. (10)	8,000,000	12.3%
Executive Officers and Directors as Group	15,223,326	24.9%

*	Denotes less than 1%

Notes:

(1)	Beneficial ownership percentages are calculated based on 60,376,829 shares of common stock issued and outstanding as of May 15, 2007. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of May 15, 2007. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

(2)	Includes warrants to acquire 112,500 shares of common stock purchased in the April, 2006 offering and exercisable within 60 days. Includes options exercisable within 60 days to acquire 150,000 shares of common stock, granted under our 2006 Equity Incentive Plan. Includes 4,467,383 shares of common stock owned by the Tower Family Trust.

(3)	Includes options exercisable within 60 days to acquire 150,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(4)	Includes warrants to acquire 54,000 shares of common stock purchased in the April, 2006 offering and exercisable within 60 days. Includes options exercisable within 60 days to acquire 100,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(5)	Includes 217,188 shares of common stock held by MMP LLP, in which Mr. Moyes is a partner, and 34,200 shares of common stock held by Mr. Moyes’ minor child. Includes 34,000 shares of common stock and warrants to acquire 25,500 shares of common stock exercisable within 60 days, which shares and warrants were purchased by Choregus Master Trust, Plan I, Money Purchase and Choregus Master Trust, Plan II, Profit Sharing in the April, 2006 offering, and of which shares and warrants Mr. Moyes is deemed to be the beneficial owner.

(6)	Includes options exercisable within 60 days to acquire 50,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(7)	Includes 71,429 shares of common stock and warrants to acquire 53,572 shares of common stock exercisable within 60 days, which shares and warrants were purchased by Francis P. Knuettel as Trustee of the Francis P. Knuettel Rev LVG TR UA DTD 3/7/03. Includes options exercisable within 60 days to acquire 50,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(8)	Includes options exercisable within 60 days to acquire 25,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(9)	Includes warrants to acquire 37,500 shares of common stock purchased in the April, 2006 offering and exercisable within 60 days. Includes options exercisable within 60 days to acquire 25,000 shares of common stock, granted under our 2006 Equity Incentive Plan.

(10)	Includes warrants to acquire 1,666,667 shares of common stock acquired in the September, 2006 offering and exercisable within 60 days. Includes warrants to acquire 3,000,000 shares of common stock issued in connection with the execution in September, 2006 of a credit and guaranty agreement with J. Aron & Company, an affiliate of Goldman, Sachs & Co., and exercisable within 60 days. The address of Goldman, Sachs & Co. is 85 Broad Street, New York, New York 10004.

EXECUTIVE COMPENSATION
The following table summarizes all compensation recorded by us in the last completed fiscal year for our principal executive officer, each other executive officer serving as such whose annual compensation exceeded $100,000 and up to two other individuals for whom disclosure would have been made in this table but for the fact that such individuals were not serving as our executive officers as of the end of the last completed fiscal year. Such officers are referred to herein as our “Named Executive Officers.”
Summary Compensation Table

							Nonqualified
					Option	Non-Equity	Deferred	All Other
Name and principal		Salary		Stock	Awards	Incentive Plan	Compensation	Compensation
position	Year	($) (1)	Bonus ($)	Awards ($)	($) (2) (3)	Compensation	Earnings ($)	($) (4)	Total ($)
Dennis B. Tower Chief Executive Officer	2006	124,028	66,500	—	27,806	—	—	—	218,334
John L. Moran President	2006	124,028	66,500	—	27,806	—	—	—	218,334
W. Kirk Bosché Chief Financial Officer	2006	114,236	111,250	—	18,537	—	—	2,692	246,715

(1)	Salaries are provided for that part of 2006 during which each Named Executive Officer served as such. Messrs. Tower, Moran and Bosché commenced employment with the Company on April 6, 2006.

(2)	Granted under the terms of our 2006 Equity Incentive Plan.

(3)	Assumptions made in the valuation of stock options granted to Messrs. Tower, Moran and Bosché on April 6, 2006 are discussed in Note 5 to the Consolidated Financial Statements of Foothills Resources, Inc. as of December 31, 2006. The weighted average fair value per option was $0.38.

(4)	Represents life insurance premiums paid for the benefit of the Named Executive Officer.
Agreements with Executive Officers
We have entered into executive employment agreements with Dennis B. Tower, our Chief Executive Officer, John L. Moran, our President, and W. Kirk Bosché, our Chief Financial Officer. Additionally, we entered into written letters of employment with James H. Drennan, our Vice President, Land and Legal, and Michael L. Moustakis, our Vice President, Engineering.
Dennis B. Tower — Chief Executive Officer
On April 6, 2006, we entered into an executive employment agreement with Mr. Tower which provides for an initial annual base salary of $190,000 and for unspecified annual bonuses as warranted. Under the agreement, Mr. Tower received options to purchase up to 300,000 shares of common stock under our 2006 Equity Incentive Plan, which options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan.
Mr. Tower’s employment agreement has an unspecified term of service subject to termination for cause and without cause, and provides for severance payments to Mr. Tower, in the event he is terminated without cause or he terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for cause). Mr. Tower’s employment agreement includes standard indemnity, insurance, non-competition and confidentiality provisions.

John L. Moran — President
On April 6, 2006, we entered into an executive employment agreement with Mr. Moran which provides for an initial annual base salary of $190,000 and for unspecified annual bonuses as warranted. Under the agreement, Mr. Moran received options to purchase up to 300,000 shares of common stock under the 2006 Equity Incentive Plan, which options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan.
Mr. Moran’s employment agreement has an unspecified term of service subject to termination for cause and without cause, and provides for severance payments to Mr. Moran, in the event he is terminated without cause or he terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for cause). Mr. Moran’s employment agreement includes standard indemnity, insurance, non-competition and confidentiality provisions.
W. Kirk Bosché — Chief Financial Officer
On April 6, 2006, we entered into an executive employment agreement with Mr. Bosché which provides for an initial annual base salary of $175,000 and for unspecified annual bonuses as warranted. Under the agreement, Mr. Bosché received options to purchase up to 200,000 shares of common stock under our 2006 Equity Incentive Plan, which options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan.
Mr. Bosché’s employment agreement has an unspecified term of service subject to termination for cause and without cause, and provides for severance payments to Mr. Bosché, in the event he is terminated without cause or he terminates the agreement for good reason, in the amount of two times total compensation for the prior year. “Good reason” includes an adverse change in the executive’s position, title, duties or responsibilities, or any failure to re-elect him to such position (except for termination for cause). Mr. Bosché’s employment agreement includes standard indemnity, insurance, non-competition and confidentiality provisions.
James H. Drennan, Vice President, Land and Legal
On April 21, 2006 we entered into a written employment agreement with Mr. Drennan, effective as of May 1, 2006, which provides for an initial annual base salary of $125,000 and other unspecified annual bonuses as warranted. Under the agreement, Mr. Drennan is entitled to receive options to purchase up to 100,000 shares of our common stock under the 2006 equity incentive plan, which options were awarded by our board of directors on May 2, 2006. These options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan. Effective as of December 1, 2006, Mr. Drennan’s annual base salary increased to $150,000.
Mr. Drennan’s employment agreement has an unspecified term of service and his employment is “at will” and subject to termination for any reason, without severance payment. In connection with his employment, Mr. Drennan also signed our standard Assignment of Invention and Non-Disclosure Agreement, Non-Solicitation Agreement, and Insider Trading and Disclosure Policy Acknowledgement.
Michael L. Moustakis, Vice President, Engineering
On October 4, 2006 we entered into a written employment agreement with Mr. Moustakis which provides for an initial annual base salary of $180,000, a hiring bonus of $45,000 which must be returned if Mr. Moustakis voluntarily resigns within 12 months, and other unspecified annual bonuses as warranted. Under the agreement, Mr. Moustakis is entitled to receive options to purchase up to 200,000 shares of our common stock under the 2006 equity incentive plan, which options were awarded by our board of directors on November 7, 2006. These options vest as follows: 25% of the shares of common stock underlying such option vested on the date of grant, and the remaining 75% of the shares of common stock underlying the option will vest in equal annual installments on the first, second and third anniversaries of the date of grant. Subsequent grants of stock options will vest and be exercisable pursuant to the terms and conditions of the 2006 Equity Incentive Plan.
Mr. Moustakis’s employment agreement has an unspecified term of service and his employment is “at will” and subject to termination for any reason, without severance payment. In connection with his employment, Mr. Moustakis also signed our standard Assignment of Invention and Non-Disclosure Agreement, Non-Solicitation Agreement, and Insider Trading and Disclosure Policy Acknowledgement.
2006 Equity Incentive Plan
Our 2006 Equity Incentive Plan enables our board of directors to provide equity-based incentives through grants or awards of incentive awards to our present and future employees, directors, consultants and other third party service providers. As of May 15, 2007, we had thirteen employees, five executive officers, six directors, and three consultants and other third party service providers eligible to participate in the equity incentive plan.
The board of directors reserved a total of 2,000,000 shares of our common stock for issuance under the equity incentive plan. Shares issued under the plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the plan. In addition, the number of shares of our common stock issuable under the plan, any number of shares subject to any numerical limit in the plan, and the number of shares and terms of any incentive award will be adjusted in the event of any change in our outstanding common stock by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.
The compensation committee of our board of directors (or the entire board of directors in the absence of such a committee), administers the plan. Subject to the terms of the plan, the compensation committee will have complete authority and discretion to determine the terms of awards under the plan.
The plan authorizes the grant, to participants, of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code, and stock appreciation rights, as described below:

•	Options granted under the plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless we agree otherwise at the time of the grant.

•	Restricted stock awards and restricted stock units may be awarded on terms and conditions established by the compensation committee, which may include performance conditions for restricted stock awards and the lapse of restrictions on the achievement of one or more performance goals for restricted stock units.

•	The compensation committee may make performance grants, each of which will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions.

•	The plan authorizes the granting of stock awards. The compensation committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions.

•	Stock appreciation rights entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the stock appreciation right exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the stock appreciation right and the market price of a share of common stock on the date of grant of the stock appreciation right.

The board of directors may suspend or terminate the plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the plan will terminate 10 years after it was adopted. The board of directors may also amend the plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders.
Compensation of Directors
DIRECTOR COMPENSATION

	Fees		Option	Non-Equity	Nonqualified
	Earned	Stock	Awards	Incentive Plan	Deferred	All Other
	or Paid in Cash	Awards	($)	Compensation	Compensation	Compensation	Total
Name	($)	($)	(1)(2)	($)	Earnings	($)	($)
John A. Brock	—	—	5,468 (3)	—	—	—	5,468
Frank P. Knuettel	10,000	—	35,225 (3)	—	—	—	45,225
David A. Melman	—	—	688 (3)	—	—	—	688
Christopher P. Moyes	—	—	—	—	—	331,056 (4)	331,056

(1)	Granted under the terms of our 2006 Equity Incentive Plan.

(2)	Assumptions made in the valuation of stock options granted to Messrs. Brock, Knuettel and Melman on April 6, 2006, are discussed in Note 5 to the Consolidated Financial Statements of Foothills Resources, Inc. as of December 31, 2006. The weighted average fair values per option were $1.12, $1.50 and $0.68, respectively.

(3)	One-hundred thousand stock option awards remain outstanding.

(4)	Includes fees payable for fiscal year 2006 under our consulting agreement with Moyes & Co., Inc. Moyes & Co., Inc. identifies potential acquisition, development, exploitation and exploration opportunities that fit with our strategy, and is expected to screen opportunities and perform detailed evaluation of those opportunities that we decide to pursue, as well as assist with due diligence and negotiations with respect to such opportunities. Mr. Moyes is a major shareholder and the President of Moyes & Co., Inc. Pursuant to the terms of our agreement with Moyes & Co., Inc., Mr. Moyes does not receive any further compensation for serving on our board of directors.

Directors who are not also executive officers of the Company receive a standard fee of $5,000 for each non-telephonic meeting of the Board that such directors attend. Additionally, for such meetings, the Company reimburses the non-management directors for reasonable travel expenses. The directors do not receive a per-meeting fee for telephonic meetings of the Board.
In consideration of their service to the Company, options were issued to each of our directors under the Company’s 2006 Equity Incentive Plan, with the exception of Mr. Moyes. Directors are also eligible to receive additional awards at the discretion of the Board under the 2006 Equity Incentive Plan.
Mr. Tower and Mr. Moran have entered into employment agreements with the Company, which are explained in detail above. Neither Mr. Tower nor Mr. Moran receives the $5,000 fee for attending non-telephonic meeting of the Board. Additionally, options granted to each of Mr. Tower and Mr. Moran to date under the 2006 Equity Incentive Plan have been granted pursuant to their employment agreements with the Company, though there is no prohibition on further grants by the Board under the 2006 Equity Incentive Plan on the basis of Mr. Tower’s and Mr. Moran’s service on the Board.
Christopher Moyes has foregone the compensation described above, pursuant to the terms of our retainer agreement with Moyes & Co., Inc., dated April 7, 2006. Under our retainer agreement, we will pay Moyes & Co., Inc. a monthly retainer of $17,500 for a period of one year, and additional fees for services requested that exceed those covered by the retainer, and reimburse normal business travel and other expenses, in exchange for Moyes & Co., Inc.’s services to us. Moyes & Co., Inc. identifies potential acquisition, development, exploitation and exploration opportunities which fit with our operating strategy. Additionally, Moyes & Co., Inc. initially screens such opportunities, performs detailed evaluations of each potential opportunity, and assists with due diligence and negotiations of those opportunities we decide to pursue.
Outstanding Equity Awards at Fiscal Year End
The following table provides information concerning unexercised options, stock that has not vested and equity incentive plan awards for each of our Named Executive Officers as of December 31, 2006.

OPTION AWARDS						STOCK AWARDS
Equity
			Equity					Incentive
			Incentive					Plan
			Plan					Awards:
			Awards:					Number of
			Number of					Unearned
	Number of	Number of	Securities			Number of	Market Value	Shares,
	Securities	Securities	Underlying			Share or	of Shares or	Units or	Equity Incentive Plan
	Underlying	Underlying	Unexercised			Units of	Units of	Other	Awards: Market or Payout
	Unexercised	Unexercised	Unearned	Option	Option	Stock That	Stock That	Rights That	Value of Unearned Shares,
	Options (#)	Options (#)	Options	Exercise	Expiration	Have Not	Have Not	Have Not	Units or Other Rights That
Name	Exercisable	Unexercisable	(#)	Price ($)	Date	Vested (#)	Vested ($)	Vested (#)	Have Not Vested ($)
Dennis B. Tower	75,000 (1)	225,000 (2)	—	$0.70	4/6/2016	—	—	—	—
John L. Moran	75,000 (1)	225,000 (2)	—	$0.70	4/6/2016	—	—	—	—
W. Kirk Bosché	50,000 (1)	150,000 (2)	—	$0.70	4/6/2016	—	—	—	—

(1)	The right to exercise the shares reported in this column vested on the date of grant.

(2)	The right to exercise 1/3 of these shares will vest on each of April 6, 2007, April 6, 2008 and April 6, 2009, in each such case if the option holder is still employed by the Company on such date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
On April 7, 2006, we entered into an agreement with Moyes & Co., Inc. to identify potential acquisition, development, exploitation and exploration opportunities that fit with our strategy. Moyes & Co., Inc. screens opportunities and performs detailed evaluation of those opportunities that we decide to pursue, and assists with due diligence and negotiations with respect to such opportunities. Christopher P. Moyes is the beneficial owner of 2.6% of our common stock as of May 15, 2007, and is a member of our board of directors. Mr. Moyes is a major shareholder and the President of Moyes & Co., Inc. Because Moyes & Co., Inc. is being compensated for identifying opportunities and assisting us in pursuing those opportunities, the interests of Moyes & Co., Inc. are not the same as our interests. We are responsible for evaluating any opportunities presented to us by Moyes & Co., Inc. to determine if those opportunities are consistent with our business strategy.
Christopher Moyes has foregone his compensation as a director, pursuant to the terms of our agreement with Moyes & Co., Inc., dated April 7, 2006. Under the agreement, we will pay Moyes & Co., Inc. a monthly retainer of $17,500 for a period of one year and additional fees for services requested that exceed those covered by the retainer, and reimburse normal business travel and other expenses, in exchange for Moyes & Co., Inc.’s services to us.
Pursuant to our business plan with respect to the Anadarko Basin in southwest Oklahoma, we anticipate acquiring non-exclusive rights, from TeTra Exploration, Inc., to a 3D seismic survey in Roger Mills County, Oklahoma. TeTra Exploration, Inc. is a company that is owned by John Moran, our President. TeTra Exploration, Inc. has reprocessed the 3D survey and completed preliminary geological and geophysical interpretations of the survey data. Upon our completion of an agreement with TeTra Exploration, Inc., we plan to finalize the interpretations, identify drillable prospects, acquire oil and gas leases over those prospects, and negotiate joint ventures with other companies.

DESCRIPTION OF SECURITIES
Authorized Capital Stock
As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock and 10,000,000 shares of preferred stock, each with a par value $0.001 per share.
Capital Stock Issued and Outstanding
As of May 15, 2007, there were issued and outstanding 60,376,829 shares of common stock and no shares of preferred stock. In addition, there were issued and outstanding warrants to acquire 20,597,532 shares of our common stock.
The following description of Foothills capital stock is derived from the provisions of Foothills’ articles of incorporation and by-laws, the terms of the warrants, registration rights agreements and option agreements executed by Foothills, as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of Foothills’ articles of incorporation and by-laws, which have been publicly filed as exhibits to the registration statement on Form SB-2/A filed with the SEC on June 18, 2001.
Description of Common Stock
Foothills is authorized to issue 100,000,000 shares of common stock, par value $0.001 per share, 60,376,829 of which were issued and outstanding on May 15, 2007. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a stockholder vote. Holders of our common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of the common stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.
Holders of common stock are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. In the event of our liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of the common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the common stock.
Description of Preferred Stock
Foothills is authorized to issue 10,000,000 shares of “blank check” preferred stock, par value $0.001 per share, none of which are issued and outstanding as of May 15, 2007. Our board of directors is vested with authority to divide the shares of preferred stock into series and fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of the preferred stock will be determined by our board of directors, without the necessity of obtaining approval of the stockholders.
Description of Warrants
We have issued, and there are currently outstanding, warrants to purchase 20,597,532 shares of our common stock. Of this total, warrants to acquire 12,077,380 shares of common stock were issued at an exercise price of $1.00 per share. Of these outstanding warrants, warrants to acquire 10,958,046 shares of common stock will expire on April 6, 2011 and warrants to acquire 1,119,334 shares of common stock will expire on April 20, 2011. These warrants were issued in the private offering of our securities which closed on April 6, 2006 and April 20, 2006.
Warrants to acquire 8.046,919 shares of our common stock were issued at an exercise price of $2.75 per share. Of this number, warrants to acquire 8,000,017 shares of common stock will expire on September 8, 2011 and warrants to acquire 46,902 shares of common stock will expire on September 27, 2006. These warrants were issued in the private offering of our securities which closed on September 8, 2006 and September 27, 2006. In this September private offering of our securities, we issued the placement agent in the offering a warrant to acquire 473,233 shares of common stock at an exercise price of $2.25 per share.

Warrants issued in the April, 2006 Offering
In our private offering of securities during April, 2006, we issued warrants to acquire 12,874,045 shares of our common stock at an exercise price of $1.00 per share, of which warrants for 889,076 shares have been exercised. These warrants are exercisable for five years from the date of their issuance, and if they are not exercised by the fifth anniversary of their issuance, they will expire and become void and of no value.
The exercise price and number of shares issuable upon exercise of the warrants will be adjusted to reflect any subdivision or combination of our common stock, any stock dividends or similar rearrangements of the common stock, or any reorganization, reclassification, consolidation, merger or sale of Foothills. The warrants and the shares of common stock underlying the warrants issued to investors in the April, 2006 private offering are being registered for resale by their holders under this prospectus.
Warrants Issued in the September, 2006 Offering
In our private offering of securities during September, 2006, we issued warrants to acquire 8,046,919 shares of our common stock at an exercise price of $2.75 per share. These warrants are exercisable for five years from the date of their issuance, and if they are not exercised by the fifth anniversary of their issuance, they will expire and become void and of no value.
The warrants are subject to mandatory exercise, at the Company’s option, if (i) the shares underlying the warrant are registered pursuant to a registration statement that has remained effective at least 45 consecutive days prior to the mandatory exercise date, (ii) our common stock is listed on the New York Stock Exchange, American Stock Exchange or NASDAQ Global Market, and (iii) the closing price of the common stock is at least $5.50 per share for at least 20 consecutive trading days prior to the date we exercise our mandatory exercise right. The exercise price and number of shares issuable upon exercise of the warrants will be adjusted to reflect any subdivision or combination of our common stock, any stock dividends or similar rearrangements of the common stock, or any reorganization, reclassification, consolidation, merger or sale of Foothills Resources, Inc.
The warrants and the shares of common stock underlying the warrants issued to investors in the September, 2006 private offering are being registered for resale by their holders under this prospectus.
Warrant Issued to Goldman, Sachs & Co.
In connection with our September 8, 2006 execution of a credit and guaranty agreement with J. Aron & Company, an affiliate of Goldman, Sachs & Co., we issued to Goldman, Sachs & Co. a warrant to purchase 3,000,000 shares of our common stock at an exercise price of $2.75 per share. This warrant will be exercisable for five years from the date of issuance, and if not exercised by the fifth anniversary of its issuance will expire and become void and of no value. The warrant issued to the Goldman, Sachs & Co. had substantially the same provision for mandatory exercise by the company, and the same registration rights, as the warrants issued to investors in the September, 2006 offering of our securities, as described above.
The Placement Agent Warrants
Upon the closing of our April, 2006 private offering of our securities, we issued a warrant to acquire 92,411 shares of our common stock at an exercise price of $1.00 per share to Sanders Morris Harris Inc., our placement agent in the offering. The warrants were issued to Sanders Morris Harris Inc. as consideration for its services as the placement agent in the April, 2006 offering. The warrant has a five-year exercise term and the same registration rights as the warrants issued to investors in the offering. Upon the September 8, 2006 and September 27, 2006 closings of our September, 2006 private offering of our securities, we issued warrants to acquire shares of our common stock to Sanders Morris Harris Inc., our placement agent in the offering. On September 8, 2006, we issued a warrant to acquire 466,666 shares of our common stock, and on September 27, 2006, we issued a warrant to acquire 6,567 shares of our common stock. Each warrant had an exercise price of $2.25 per share. The warrants were issued to Sanders Morris Harris Inc. as consideration for its services as the placement agent in the September, 2006 offering. The warrants each have a five-year exercise term and the same registration rights as the warrants issued to investors in the offering and the warrant issued to Goldman, Sachs & Co. in connection with our credit and guaranty agreement with J. Aron & Company.

Description of Options
The Company has issued stock options under the 2006 Plan to plan participants to purchase a total of 1,875,000 shares of common stock at a weighted average exercise price of $1.52. Under the terms of the 2006 Plan, we may issue incentive awards that may include the issuance of up to 2,000,000 shares of common stock (inclusive of the 1,875,000 shares with respect to previously granted options). The 2006 Plan was adopted by our board of directors prior to the merger between our wholly-owned subsidiary and Foothills California, Inc. on April 6, 2006.
Registration Rights Agreements
September 8, 2006 Registration Rights Agreement
Pursuant to the registration rights agreement among the Company and the investors in the offering, dated as of September 8, 2006, we agreed to file a registration statement covering the shares of our common stock, including shares underlying warrants, issued in connection with the private offering of our securities in September, 2006, within 30 calendar days from September 8, 2006. We agreed to use reasonable efforts to cause the registration statement to become effective no later than 120 days after the date it is filed, unless the registration statement is subject to review by the SEC, in which case the Company will have 150 days from the filing date in which to have the registration statement declared effective. We will be required to maintain the effectiveness of the registration statement until all shares registered thereunder have been sold or until the holding period of Rule 144(k) under the Securities Act has been satisfied with respect to all of the shares of Common Stock (including the shares underlying the warrants) issued in the September, 2006 offering, whichever is earlier. In the event that the registration statement is not declared effective by the SEC by the mandatory effective date, we will be obligated to pay each investor liquidated damages of one percent (1%) of the purchase price set forth in the securities purchase agreement, each month for such time period beyond the mandatory effective date that such registration statement is not effective or beyond any applicable suspension period, provided that the total of such liquidated damages shall not exceed 10% of the purchase price. The securities issued in the September, 2006 offering were granted “piggyback” registration rights by the holders of prior registration rights and will be registered on the same registration statement.
TARH E&P Holdings, L.P. Registration Rights Agreement
We agreed to file a registration statement to register for resale the common stock of the Company that was issued to TARH E&P Holdings, LP (“TARH”) as consideration in our acquisition of certain properties from TARH. Pursuant to the terms of our registration rights agreement, dated as of September 8, 2006, by and between the Company and TARH (the “TARH Registration Agreement”). We agreed to file a registration statement for the common stock issued to TARH no later than 90 calendar days from September 8, 2006. Under the TARH Registration Agreement, we agreed to use reasonable efforts to cause the registration statement to be declared effective by the SEC no later than 120 calendar days after the filing date unless such registration statement is reviewed by the SEC, in which case we will have 150 calendar days in which to cause the registration statement to be declared effective by the SEC. We are obligated under the TARH Registration Agreement to maintain the effectiveness of the registration statement until all shares registered thereunder are sold by the holders or until the two-year holding period of Rule 144(k) under the Securities Act is satisfied, whichever is earlier.
April 6, 2006 Registration Rights Agreement
Pursuant to the registration rights agreement entered into by the Company and the investors in our April, 2006 private offering of securities, dated April 6, 2006, we were obligated, within 120 days of April 6, 2006, to file a registration statement with the SEC registering for resale all of the shares of common stock, including shares underlying warrants, sold to investors in the April, 2006 offering, as well as certain shares of our common stock issued as a finder fee in connection with the April, 2006 merger. If the shares are not registered according to the terms of the registration rights agreement, then the Company will make payments to each investor at a rate equal to 1% of the purchase price per share of registrable securities then held by an investor monthly, for each calendar month of the registration default period. On August 16, 2006, the majority holders of our common stock approved the extension of the registration filing date from August 4, 2006 to August 31, 2006, and later approved to further extend the registration filing date to September

30, 2006. The terms of the April, 2006 registration rights agreement stated that the Company may not file or request acceleration of any other registration statement until the registration statement covering the registrable securities issued to investors in the April, 2006 offering has been declared effective by the SEC. The majority of the holders of our common stock agreed to waive this provision and allow for the registration of additional shares issued in the private offering of our securities in September, 2006 and in the acquisition of properties from TARH E&P Holdings, L.P.
Indemnification; Limitation of Liability
Nevada Revised Statutes (“NRS”) Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.
Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.
Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former directors and officers (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Foothills or any of our subsidiaries.
Our bylaws also provide that the directors may cause Foothills to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Foothills or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him/her as a director, officer, employee or agent.
Our articles of incorporation provide a limitation of liability in that no director or officer shall be personally liable to Foothills or any of our stockholders for damages for breach of fiduciary duty as director or officer involving any act or omission of any such director or officer, provided there was no intentional misconduct, fraud or a knowing violation of the law, or payment of dividends in violation of NRS Section 78.300.
Our employment and indemnification agreements with certain of our executive officers contain provisions which require us to indemnify them for costs, charges and expenses incurred in connection with (i) civil, criminal or administrative actions resulting from the executive officers service as such and (ii) actions by us or on our behalf to which the executive officer is made a party. We are required to provide such indemnification if (i) the executive officer acted honestly and in good faith with a view to our best interests, and (ii) in the case of a criminal or administrative proceeding or proceeding that is enforced by a monetary policy, the executive officer had reasonable grounds for believing that his conduct was lawful.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Anti-Takeover Effects of Provisions of Nevada State Law
We may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and if the corporation does business in Nevada or through an affiliated corporation.
The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares is sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (1) one-fifth or more but less than one-third, (2) one-third or more but less than a majority, or (3) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to take away voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.
If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.
Nevada’s control share law may have the effect of discouraging corporate takeovers.
In addition to the control share law, Nevada has a business combination law, which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.
The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of Foothills from doing so if it cannot obtain the approval of our board of directors.
LEGAL MATTERS
The validity of the common stock being offered hereby will be passed upon by Akin Gump Strauss Hauer & Feld LLP, Los Angeles, California.
EXPERTS
The consolidated financial statements of Foothills Resources, Inc. for the year ended December 31, 2006 and for the period from inception (December 29, 2005) through December 31, 2005 have been audited by Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation, an independent registered public accounting firm, as stated in their report appearing herein, and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are required to comply with the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly we file annual reports, quarterly reports, current reports, proxy statements and other information with the SEC. You may read or obtain a copy of these reports at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room and their copy charges by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains registration statements, reports, proxy information statements and other information regarding registrants that file electronically with the SEC. The address of the website is http://www.sec.gov.
We have filed with the SEC a registration statement on Form SB-2 under the Securities Act of 1933, as amended, to register the shares and warrants offered by this prospectus. The term “registration statement” means the original registration statement and any and all amendments thereto, including the schedules and exhibits to the original registration statement or any amendment. This prospectus is part of that registration statement. This prospectus does not contain all of the information set forth in the registration statement or the exhibits to the registration statement. For further information with respect to us and the shares we are offering pursuant to this prospectus, you should refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and you should refer to the copy of that contract or other documents filed as an exhibit to the registration statement. You may read or obtain a copy of the registration statement at the SEC’s public reference facilities and Internet site referred to above.
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE
Upon the merger between our wholly-owned subsidiary and Foothills California, Inc. (formerly Brasada California, Inc.), Foothills California, Inc. became our wholly-owned subsidiary. Following the merger, our management and business operations became substantially the management and business operations of Foothills California, Inc. prior to the merger.
Prior to the merger, the independent registered public accounting firm for the Registrant was Amisano Hanson Chartered Accountants, and the independent registered public accounting firm for Foothills California, Inc. was Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation. Because the merger was treated as a reverse acquisition for accounting purposes, our historical financial reports filed after the merger will be those of Foothills California, Inc., the accounting acquirer, prior to the merger. Accordingly, our board of directors changed our independent registered public accounting firm from Amisano Hanson to Brown Armstrong. Amisano Hanson was formally dismissed as our independent registered public accounting firm on April 12, 2006, effective as of April 6, 2006, and Brown Armstrong was engaged as our independent registered public accounting firm on April 6, 2006. As a result of its role as the auditor of Foothills California, Inc. prior to the Merger, Brown Armstrong consulted with us regarding the merger.
The reports of Amisano Hanson on our financial statements for fiscal years ended December 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, but did include an explanatory paragraph relating to our ability to continue as a “going concern.”
In connection with the audit of our financial statements for the fiscal years ended December 31, 2005 and 2004, and through the date of the dismissal (and including the period from April 6, 2006 through April 12, 2006), there were no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Amisano Hanson, would have caused Amisano Hanson to make reference to the matter in its reports.
During fiscal year 2006, through the date of the dismissal of Amisano Hanson, no information is required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B. This change in accountants was disclosed in Amendment 1 to Foothills’ Current Report on Form 8-K/A, filed with the SEC on May 5, 2006.

FOOTHILLS RESOURCES, INC.
 i

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and
Stockholders of Foothills Resources, Inc.
Bakersfield, California
We have audited the accompanying balance sheets of Foothills Resources, Inc. (a Nevada corporation) as of December 31, 2006 and 2005, and the related consolidated statements of operations, cash flows, and stockholders’ equity for the year ended December 31, 2006 and for the period from inception (December 29, 2005) through December 31, 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Foothills Resources, Inc. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the year ended December 31, 2006 and for the period from inception (December 29, 2005) through December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER ACCOUNTANCY CORPORATION
Bakersfield, California
April 12, 2007

FOOTHILLS RESOURCES, INC.
CONSOLIDATED BALANCE SHEET
(dollars in thousands, except per share amounts)

	December 31,
	2006	2005
ASSETS
Current assets:
Cash and cash equivalents	$8,673	$—
Accounts receivable	1,452	—
Prepaid expenses	212	—
Fair value of derivative financial instruments	833	—

	11,170	—

Property and equipment, at cost:
Oil and gas properties, using full-cost accounting - Proved properties	64,850	—
Unproved properties not being amortized	420	55
Other property and equipment	475	—

	65,745
Less accumulated depreciation, depletion and amortization	(814)	—

	64,931	55

Other assets	1,466	—
	$77,567	$55

LIABILITIES, MEMBERS’ CAPITAL AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2,509	$—
Accounts payable and accrued liabilities	2,600	5

	5,109	5

Long-term debt	29,666	—

Asset retirement obligations	570	—

Members’ capital	—	50

Stockholders’ equity:
Preferred stock, $0.001 par value - 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value - 100,000,000 shares authorized, 60,376,829 shares issued and outstanding at December 31, 2006	60	—
Additional paid-in capital	44,331	—
Accumulated deficit	(3,764)	—
Accumulated other comprehensive income	1,595	—

	42,222	—

	$77,567	$55

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

		Inception
		(December
	Year	29, 2005)
	Ended	through
	December	December
	31, 2006	31, 2005
Income:
Oil and gas revenues	$4,605	$—
Interest income	248	—

	4,853	—

Expenses:
Production costs	1,346	—
General and administrative	3,352	—
Interest	3,090	—
Depreciation, depletion and amortization	829	—

	8,617	—

Net loss	$(3,764)	$—

Basic and diluted net loss per share	$(0.09)	$—

Weighted average number of common shares outstanding – basic and diluted	43,966,775	17,375,000

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)

		Inception
		(December
	Year	29, 2005)
	Ended	through
	December	December
	31, 2006	31, 2005
Cash flows from operating activities:
Net loss	$(3,764)	$—
Adjustments to reconcile net loss to net cash used for operating activities -
Stock-based compensation	388	—
Depreciation, depletion and amortization	815	—
Accretion of asset retirement obligation	14	—
Amortization of discount on long-term debt	1,101	—
Amortization of debt issue costs	64	—
Changes in assets and liabilities -
Accounts receivable	(1,452)	—
Prepaid expenses	(212)	—
Accounts payable and accrued liabilities	1,557	—

Net cash used for operating activities	(1,489)	—

Cash flows from investing activities:
Additions to oil and gas properties	(64,656)	(50)
Additions to other property and equipment	(476)	—
Increase in other assets	(79)	—

Net cash used for investing activities	(65,211)	(50)

Cash flows from financing activities:
Proceeds of borrowings	42,500	—
Debt issuance costs	(685)	—
Members’ capital contributions	50	50
Proceeds from issuance of common stock and warrants	35,616	—
Stock issuance costs	(2,108)	—

Net cash provided by financing activities	75,373	50

Net increase in cash and cash equivalents	8,673	—
Cash and cash equivalents at beginning of the period	—	—

Cash and cash equivalents at end of the period	$8,673	$—

Supplemental disclosures of cash flow information:
Cash paid for - Interest	$1,816	$—

Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILL RESOURCES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(dollars in thousands, except per share amounts)

						Accumulated
			Additional			Other
			Paid-in	Members’	Accumulated	Comprehensive
	Common Stock		Capital	Capital	Deficit	Income	Total
Balance, December 29, 2005 (date of inception)	—	$—	$—	$—	$—	$—	$—

Contributions	—	—	—	50	—	—	50

Balance, December 31, 2005	—	—	—	50	—	—	50

Contributions	—	—	—	50	—	—	50
Exchange of members’ capital for common shares and conversion from limited liability company to corporation	17,375,000	17	83	(100)	—	—	—

Issuance of common stock and warrants	42,112,753	42	42,972	—	—	—	43,014

Exercise of warrants	889,076	1	888	—	—	—	889

Stock-based compensation	—	—	388	—	—	—	388

Change in fair value of derivative financial instruments	—	—	—	—	—	1,595	1,595

Net loss	—	—	—	—	(3,764)	—	(3,764)

Balance, December 31, 2006	60,376,829	$60	$44,331	$—	$(3,764)	$1,595	$42,222

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006
Note 1 – Summary of Operations and Going Concern
Foothills Resources, Inc. (“Foothills”), a Nevada corporation, and its subsidiaries are collectively referred to herein as the “Company.” The Company is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. The Company currently holds interests in properties in the Texas Gulf Coast area, in the Eel River Basin in northern California, and in the Anadarko Basin in southwest Oklahoma.
The Company took its current form on April 6, 2006, when Brasada California, Inc. (“Brasada”) merged with and into an acquisition subsidiary of Foothills. Brasada was formed on December 29, 2005 as Brasada Resources LLC, a Delaware limited liability company, and converted to a Delaware corporation on February 28, 2006. Following the merger, Brasada changed its name to Foothills California, Inc. (“Foothills California”) and is now a wholly owned operating subsidiary of Foothills. This transaction was accounted for as a reverse takeover of the Company by Foothills California. The Company adopted the assets, management, business operations and business plan of Foothills California. The financial statements of the Company prior to the merger were eliminated at consolidation.
The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and gas interests and to generate profitable operations from its oil and gas interests in the future. To address these matters, management intends to raise additional capital through the sale and issuance of equity and/or the utilization of debt. Should the going concern assumptions not be appropriate and the Company not be able to realize its assets and settle its liabilities in the normal course of operations, these financial statements would require adjustments to the amounts and classifications of assets and liabilities.
Note 2 – Significant Accounting Policies
Principles of consolidation
The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation. The Company accounts for its investments in oil and gas joint ventures using the proportionate consolidation method, whereby the Company’s proportionate share of each venture’s assets, liabilities, revenues and expenses is included in the appropriate classification in the financial statements.
Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements. Actual results could differ from such estimates. Changes in such estimates may affect amounts reported in future periods.
Cash and cash equivalents
Cash and cash equivalents include cash on hand and on deposit, and highly liquid debt instruments with original maturities of three months or less.
Oil and gas properties
The Company follows the full-cost method of accounting for oil and gas properties. Under this method, all productive and nonproductive costs incurred in connection with the acquisition, exploration and development of oil and gas reserves are capitalized in separate cost centers for each country in which the Company has operations. Such capitalized costs include leasehold acquisition, geological, geophysical and other exploration work, drilling, completing and equipping oil and gas wells, asset retirement costs, internal costs directly attributable to property acquisition, exploration and development, and other related costs. The Company also capitalizes interest costs related to unevaluated oil and gas properties.
The capitalized costs of oil and gas properties in each cost center are amortized using the unit-of-production method. Sales or other dispositions of oil and gas properties are normally accounted for as adjustments of capitalized costs. Gains or losses are not recognized in income unless a significant portion of a cost center’s reserves is involved. Capitalized costs associated with the acquisition and evaluation of unproved properties are excluded from amortization until it is determined whether proved reserves can be assigned to such properties or until the value of the properties is impaired. Unproved properties are assessed at least annually to determine whether any impairment has occurred. If the net capitalized costs of oil and gas properties in a cost center exceed an amount equal to the sum of the present value of estimated future net revenues from proved oil and gas reserves in the cost center and the costs of properties not being amortized, both adjusted for income tax effects, such excess is charged to expense.
Other property and equipment
Other property and equipment consists of computer hardware and software, office furniture and equipment, vehicles, buildings and leasehold improvements, and are depreciated on a straight-line basis over their estimated useful lives ranging from three to 40 years.
Other assets
Costs incurred in connection with the issuance of long-term debt are capitalized and amortized to interest expense over the term of the related agreement, using the interest method.
Asset retirement obligations
The fair value of an asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate can be made. The Company’s asset retirement obligations primarily relate to the abandonment of oil and gas wells and producing facilities. The following table sets forth a reconciliation of the beginning and ending asset retirement obligation for the year ended December 31, 2006 (in thousands):

Asset retirement obligation, beginning of year	$—
Liabilities incurred	556
Accretion expense	14

Asset retirement obligation, end of year	$570

Income taxes
The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes.” Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are recorded against deferred tax assets when it is considered more likely than not that the deferred tax assets will not be utilized.
Revenue recognition
Oil and gas revenues from producing wells are recognized when title and risk of loss is transferred to the purchaser of the oil or gas.

Stock-based compensation
Effective January 1, 2006 the Company adopted SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”), which replaced SFAS No. 123, “Accounting for Stock-Based Compensation,” and superseded Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” SFAS 123R requires companies to measure the cost of stock-based compensation granted, including stock options and restricted stock, based on the fair market value of the award as of the grant date, net of estimated forfeitures. The Company had no stock-based compensation grants prior to January 1, 2006.
Earnings per common share
Basic earnings per share is computed by dividing net income or loss by the weighted average number of shares of common stock outstanding during the period. Diluted earnings per share is determined on the assumption that outstanding stock options and warrants have been converted using the average price for the period. For purposes of computing earnings per share in a loss period, potential common shares are excluded from the computation of weighted average common shares outstanding if their effect is antidilutive. For the year ended December 31, 2006, potential common stock equivalents of 9,153,812 have been excluded from the calculations because their effect would have been antidilutive.
Fair value of financial instruments
For cash and cash equivalents, receivables and payables, the carrying amounts approximate fair value because of the short maturity of these instruments. Long-term debt is variable rate debt and as such, approximates fair values, as interest rates are variable based on prevailing market rates.
Derivative instruments and hedging activities
The Company accounts for its derivative instruments in accordance with SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended (“SFAS 133”). SFAS 133 establishes accounting and reporting standards requiring that all derivative instruments, other than those that meet the normal purchases and sales exception, be recorded on the balance sheet as either an asset or liability measured at fair value (which is generally based on information obtained from independent parties). SFAS 133 also requires that changes in fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Hedge accounting treatment allows unrealized gains and losses on cash flow hedges to be deferred in other comprehensive income. Realized gains and losses from the Company’s oil and gas cash flow hedges, including terminated contracts, are generally recognized in oil and gas production revenues when the forecasted transaction occurs. Gains and losses from the change in fair value of derivative instruments that do not qualify for hedge accounting are reported in current period income. If at any time the likelihood of occurrence of a hedged forecasted transaction ceases to be “probable,” hedge accounting under SFAS 133 will cease on a prospective basis and all future changes in the fair value of the derivative will be recognized directly in earnings. Amounts recorded in other comprehensive income prior to the change in the likelihood of occurrence of the forecasted transaction will remain in other comprehensive income until such time as the forecasted transaction impacts earnings. If it becomes probable that the original forecasted production will not occur, then the derivative gain or loss would be reclassified from accumulated other comprehensive income into earnings immediately. Hedge effectiveness is measured at least quarterly based on the relative changes in fair value between the derivative contract and the hedged item over time, and any ineffectiveness is immediately reported in the consolidated statement of operations.
Concentration of credit risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments, trade accounts receivable, and derivative instruments. The Company places its excess cash investments with high quality financial institutions. The Company extends credit, primarily in the form of uncollateralized oil and gas sales, to various companies in the oil and gas industry, which results in a concentration of credit risk. The concentration of credit risk may be affected by changes in economic or other conditions within the oil and gas industry and may accordingly impact the Company’s overall credit risk. However, management believes that the risk of these unsecured receivables is mitigated by the size, reputation, and nature of the companies to which the Company extends credit. The Company has not experienced any losses from its receivables or cash investments, and does not believe that it has any significant concentration of credit risk.

The Company sells a portion of its oil and gas to end users through various marketing companies. For the year ended December 31, 2006, revenues from one purchaser accounted for 96% of its oil and gas revenues. The percentage is calculated on oil and gas revenues before any effects of price risk management activities.
New accounting pronouncements
During February 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits all entities to choose, at specified election dates, to measure eligible items at fair value. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and thereby mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is evaluating the impact that this statement will have on its financial statements.
In September, 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Plans and Other Postretirement Plans” (“SFAS 158”). The statement requires employers to recognize any overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in their financial statements. Unrealized components of net periodic benefit costs are reflected in other comprehensive income, net of tax. SFAS 158 requires recognition of the funded status and related disclosures as of the end of the fiscal year ending after December 15, 2006. Adoption of this statement had no impact on the Company’s financial position or results of operations.
In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is continuing to assess the potential impacts this statement might have on its consolidated financial statements and related footnotes.
During September, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108. This Bulletin provides the Staff’s views on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance in SAB No. 108 is effective for financial statements of fiscal years ending after November 15, 2006. Adoption of this guidance did not materially impact the Company’s financial statements.
In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109,” to clarify certain aspects of accounting for uncertain tax positions, including issues related to the recognition and measurement of those tax positions. This interpretation is effective for fiscal years beginning after December 15, 2006. The Company is in the process of evaluating the impact of the adoption of this interpretation on its consolidated financial position, results of operations or cash flows.
In March 2006, the FASB issued SFAS No.156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of SFAS 156 is not expected to have a material effect on the Company’s consolidated financial position, results of operations or cash flows.
In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. Adoption of this statement is expected to have no impact on the Company’s financial position or results of operations.

Note 3 – Acquisition
In September, 2006, the Company completed the acquisition of certain producing properties in the Texas Gulf Coast area (the “Texas Acquisition”). The aggregate consideration was $61,492,000, comprised of a cash payment of approximately $57,318,000 and the issuance of 1,605,345 shares of the Company’s common stock with a deemed value of $4,174,000, based on a per-share average closing price of Foothills’ common stock as reported on the Over-the-Counter Bulletin Board for the 20 trading days prior to the date of the public announcement of the Texas Acquisition. Subsequent to December 31, 2006, the Company and the seller reached agreement on certain post-closing adjustments, resulting in the Company’s payment of an additional $91,000 and the issuance of an additional 85,841 shares of the Company’s common stock with a deemed value of $223,000. The amount of these adjustments is reflected as an accrued liability in the accompanying consolidated balance sheet.
The Company acquired operated interests in four fields: the Goose Creek Field and Goose Creek East Field, both in Harris County, Texas, the Cleveland Field, located in Liberty County, Texas, and the Saratoga Field located in Hardin County, Texas. These interests represented working interests ranging from 95% to 100% in the four fields, which contained approximately 4,000 gross acres of leasehold or fee interests. The Texas Acquisition was funded primarily by debt financing (see Note 4) as well as a portion of the proceeds from a $22,500,000 private placement of common stock and warrants completed concurrently.
Note 4 – Long-term Debt
Long-term debt at December 31, 2006 consisted of the following (in thousands):

Secured promissory note	$42,500
Less: unamortized discount	(10,325)

32,175
Less: current portion	(2,509)

$29,666

To finance a portion of the Texas Acquisition, the Company executed a credit agreement (the “Credit Agreement”) with a financial institution (the “Lender”), whereby the Company may borrow funds under a credit facility in an amount not to exceed $42,500,000 (the “Facility”). As of December 31, 2006, $42,500,000 was outstanding under the Facility.
The Facility will terminate and all amounts borrowed under the Facility will be due and payable on September 7, 2010. The interest rate on the Facility was initially LIBOR plus 700 basis points, and was increased by 100 basis points on each of September 22, 2006, October 23, 2006 and November 22, 2006 when the Company did not raise an additional $5,000,000 in equity capital on or before those dates. The interest rate at December 31, 2006 was 15.4%. The Company is required to make quarterly interest and principal payments on the Facility equal to the adjusted net cash flow attributable to the properties acquired in the Texas Acquisition. The Facility is secured by liens and security interests on substantially all of the assets of the Company, including 100% of the Company’s oil and gas reserves and prohibits any dividends on or redemptions of Foothills’ capital stock.
The terms of the Facility require the Company to maintain certain covenants. As of December 31, 2006, the Company was in compliance with all of the financial covenants.
The Company issued to an affiliate of the Lender a warrant to purchase 3,000,000 shares of its common stock for five years at an exercise price of $2.75 per share. In addition, the Company conveyed to the Lender a 5% overriding royalty interest in all oil and gas leases associated with the Texas Acquisition, but excluding new exploration projects of other formations on these properties, to the extent they are distinct from operations included in the Lender’s approved plan of development and the related engineering report for the Texas Acquisition and are funded through equity capital. The fair values of the warrant and the overriding royalty interest amounted to an aggregate of $11,426,000. This amount was recorded as debt issue discount, which is being amortized using the interest method.
Based on the Company’s forecasts of adjusted net cash flow attributable to the properties acquired in the Texas Acquisition, the aggregate maturities of long-term debt for each of the five years subsequent to December 31, 2006 are as follows (in thousands):

2007	$2,509
2008	10,355
2009	9,503
2010	20,133

Total	$42,500

Note 5 – Stockholders’ Equity
Warrants
In connection with private placement financings during 2006, Foothills issued warrants to purchase shares of its common stock, of which the following were outstanding as of December 31, 2006:

Number of
Shares Subject
to Warrants	Expiration Date	Exercise Price
12,077,399	April 2011	$1.00
473,233	September 2011	$2.25
8,046,919	September 2011	$2.75
Warrants for 889,076 shares were exercised during the year ended December 31, 2006, at an exercise price of $1.00 per share.
Stock-Based Employee Compensation Plan
The Company’s 2006 Equity Incentive Plan (the “2006 Plan”) enables the Company to provide equity-based incentives through grants or awards to present and future employees, directors, consultants and other third party service providers. The Company’s Board of Directors reserved a total of 2,000,000 shares of the Company’s common stock for issuance under the 2006 Plan. The compensation committee of the Board (or the Board in the absence of such a committee), administers the 2006 Plan. The 2006 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code, as amended, and stock appreciation rights. Generally, options are granted at prices equal to the fair value of the stock at the date of grant, expire not later than 10 years from the date of grant, and vest ratably over a three-year period following the date of grant. From time to time, options with differing terms have been granted, as approved by the Company’s Board of Directors.
The estimated fair value of the options granted during 2006 was calculated using a Black Scholes Merton option pricing model (“Black Scholes”). The following schedule reflects the various assumptions included in this model as it relates to the valuation of options:

Risk free interest rate	4.4 – 5.0%
Expected volatility	79 – 138%
Weighted-average volatility	88%
Dividend yield	0%
Expected years until exercise	0.5 – 3.0
The Black Scholes model incorporates assumptions to value stock-based awards. The risk-free rate of interest for periods within the expected term of the option was based on a zero-coupon U.S. government instrument over the expected term of the equity instrument. Because Foothills’ common stock has limited trading history, expected volatility was based on the historical volatility of a representative stock with characteristics similar to the Company. The Company has no historical experience upon which to base estimates of employee option exercise timing (“expected term”) within the valuation model, and utilized estimates for the expected term based on criteria required by SFAS 123R.

Option activity under the 2006 Plan as of December 31, 2006 and changes during the year then ended were as follows:

Weighted
Average
		Weighted	Remaining
		Average	Contractual	Aggregate
		Exercise	Term In	Intrinsic
	Shares	Price	Years	Value
Outstanding at January 1, 2006	—	—
Granted	1,790,000	$1.53
Exercised	—	—
Forfeited	—	—

Outstanding at December 31, 2006	1,790,000	$1.53	9.5	$463,000

Exercisable at December 31, 2006	560,000	$1.82	9.4	$116,000

Stock-based compensation for the year ended December 31, 2006 totaling $388,000 has been recognized as a component of general and administrative expenses in the accompanying consolidated financial statements. The weighted-average grant-date fair value of options granted during the year ended December 31, 2006 was $0.80. As of December 31, 2006, $1,042,000 of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted-average period of approximately three years.
The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing stock price on the last trading day of 2006 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on December 31, 2006. The amount of aggregate intrinsic value will change based on the fair market value of the Company’s stock. As of December 31, 2006, 210,000 shares were available for future grants under the 2006 Plan. No stock options were exercised during the year ended December 31, 2006.
The following table summarizes information about stock options outstanding at December 31, 2006:

	Options Outstanding			Options Exercisable
		Weighted
		Average
		Remaining	Weighted		Weighted
		Contractual	Average		Average
Range of	Number	Term In	Exercise	Number	Exercise
Exercise Prices	Outstanding	Years	Price	Exercisable	Price
$0.70	800,000	9.3	$0.70	200,000	$0.70
1.20 – 1.97	680,000	9.8	1.72	207,500	1.71
2.50 – 3.57	310,000	9.3	3.29	152,500	3.44

$0.70–3.59	1,790,000	9.5	$1.53	560,000	$1.82

Note 6 – Income Taxes
A reconciliation of the income tax provision (benefit) at the U.S. statutory rate (34%) to the Company’s actual income tax provision (benefit) for the year ended December 31, 2006 is shown below (in thousands):

Income tax provision (benefit) at 34%	$(1,280)
Non-deductible and other	139
Change in valuation allowance	1,141

Income tax provision (benefit)	$—

Significant components of the Company’s net deferred income tax assets and liabilities as of December 31, 2006 were as follows (in thousands):

Deferred tax assets:
Net operating loss carryforwards	$3,483

Deferred tax liabilities:
Differences between book and tax bases of property, plant and equipment	2,377

Net deferred tax asset before valuation allowance	1,106
Valuation allowance	(1,106)

Net deferred tax asset (liability)	$—

A full valuation allowance was established for net deferred tax assets due to the uncertainty of realizing these deferred tax assets, based on conditions existing as of December 31, 2006.
As of December 31, 2006, the Company had available, for U.S. federal tax purposes, net operating loss carryforwards of approximately $10,244,000 expiring in 2020 through 2026.
Note 7 – Derivative Instruments and Price Risk Management Activities
The Company has entered into derivative contracts to manage its exposure to commodity price risk. These derivative contracts, which are placed with a major financial institution that the Company believes is a minimal credit risk, currently consist only of swaps. The oil prices upon which the commodity derivative contracts are based reflect various market indices that have a high degree of historical correlation with actual prices received by the Company for its oil production. Swaps are designed to fix the price of anticipated sales of future production. The Company entered into the contracts at the time it acquired certain operated oil and gas property interests as a means to reduce the future price volatility on its sales of oil production, as well as to achieve a more predictable cash flow from its oil and gas properties. The Company has designated its price hedging instruments as cash flow hedges in accordance with SFAS 133. Further details relating to the Company’s hedging activities are as follows:
Hedging contracts held as of December 31, 2006:

		NYMEX
	Total	Swap	Fair Value
Contract Period and Type	Volume	Price	(in thousands)
Crude oil contracts (barrels)
Swap contracts:
January 2007 – December 2007	136,160
January 2008 – December 2008	120,194	71.40	433
January 2009 – December 2009	106,241	69.68	237
January 2010 – September 2010	74,206	68.01	92

		Total	$1,595

Note 8 – Related Party Transactions
On April 7, 2006, the Company entered into an agreement with Moyes & Co., Inc. (“Moyes & Co.”) to identify potential acquisition, development, exploitation and exploration opportunities that fit with its strategy. Moyes & Co. screens opportunities and performs detailed evaluation of those opportunities that the Company decides to pursue, and assists with due diligence and negotiations with respect to such opportunities. Christopher P. Moyes was the beneficial owner of 7.3% of Foothills’ common stock as of December 31, 2006, and is a member of the Company’s Board of Directors. Mr. Moyes is a major shareholder and the President of Moyes & Co. Because Moyes & Co. is being compensated for identifying opportunities and assisting the Company in pursuing those opportunities, the interests of Moyes & Co. are not the same as the Company’s interests. Management is responsible for evaluating any opportunities presented to the Company by Moyes & Co. to determine if those opportunities are consistent with its business strategy. Mr. Moyes has foregone his compensation as a director, pursuant to the terms of the agreement with Moyes & Co. dated April 7, 2006. Under the agreement, the Company will pay Moyes & Co. a monthly retainer of $17,500 for a period of one year and additional fees for services requested that exceed those covered by the retainer, and reimburse normal business travel and other expenses, in exchange for Moyes & Co.’s services. For the year ended December 31, 2006, billings to the Company by Moyes & Co. amounted to approximately $331,000 for the monthly retainer and additional services, and $54,000 for business travel and other expenses. At December 31, 2006, approximately $86,000 of unpaid invoices from Moyes & Co. was included in accounts payable and accrued liabilities in the accompanying consolidated balance sheet, which invoices were subsequently paid.
Pursuant to the Company’s business plan with respect to the Anadarko Basin in southwest Oklahoma, it anticipates acquiring non-exclusive rights, from TeTra Exploration, Inc. (“TeTra”), to a 3D seismic survey in Roger Mills County, Oklahoma. TeTra is a company that is owned by John L. Moran, Foothills’ President. TeTra has reprocessed the 3D survey and completed preliminary geological and geophysical interpretations of the survey data. Upon the completion of an agreement with TeTra, the Company plans to finalize the interpretations, identify drillable prospects, acquire oil and gas leases over those prospects, and negotiate joint ventures with other companies.
Note 9 – Commitments and Contingencies
Rental commitments
The Company has operating lease commitments expiring at various dates, principally for office space. Future minimum payments for noncancelable operating leases with initial or remaining terms in excess of one year as of December 31, 2006 were as follows (in thousands):

2007	$119
2008	119
2009	114
2010	112
2011	37

Total	$501

Rental expense for operating leases, including leases with terms of less than one year, was $80,000 for the year ended December 31, 2006.
Property obligations
On January 3, 2006, Foothills California entered into a Farmout and Participation Agreement with INNEX California, Inc., a subsidiary of INNEX Energy, L.L.C. (“INNEX”), to acquire, explore and develop oil and natural gas properties located in the Eel River Basin, the material terms of which are as follows:

•	Foothills California serves as operator of a joint venture with INNEX, and has the right to earn an interest in approximately 4,000 existing leasehold acres held by INNEX in the basin, and to participate as operator with INNEX in oil and gas acquisition, exploration and development activities within an area of mutual interest consisting of the entire Eel River Basin.

•	The agreement provides for “drill-to-earn” terms, and consists of three phases.

•	In Phase I, Foothills California was obligated to pay 100% of the costs of drilling two shallow wells, acquiring 1,000 acres of new leases, and certain other activities. The Company has fulfilled its obligations under Phase I, and will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the two drilling units to the deepest depth drilled in the two Phase I obligation wells.

•	Foothills California then had the option, but not the obligation, to proceed into Phase II. It elected to proceed into Phase II, and has paid the costs of conducting a 3D seismic survey covering approximately 12.7 square miles and will be obligated to pay 100% of the costs of drilling one additional shallow well. Upon completion of Phase II, the Company will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the drilling unit for the well drilled in Phase II and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX to the deepest depth drilled in the three Phase I and II obligation wells.

•	Foothills California will then have the option, but not the obligation, to proceed into Phase III. In Phase III, it will be obligated to pay 100% of the costs of drilling one deep well. Upon completion of Phase III, the Company will receive an assignment from INNEX of a 75% working interest (representing an approximate 56.3% net revenue interest) in the leases held by INNEX in the drilling unit and a 75% working interest (representing an approximate 59.3% net revenue interest) in all remaining leases held by INNEX with no depth limitation.

•	After completion of Phase III, the two parties will each be responsible for funding their working interest share of the joint venture’s costs and expenses. Foothills California will generally have a 75% working interest in activities conducted on specified prospects existing at the time of execution of the agreement, and a 70% working interest in other activities. Each party will be able to elect not to participate in exploratory wells on a prospect-by-prospect basis, and a non-participating party will lose the opportunity to participate in development activities and all rights to production relating to that prospect.

•	Foothills California is also entitled to a proportionate assignment from INNEX of its rights to existing permits, drill pads, roads, rights-of-way, and other infrastructure, as well as its pipeline access and marketing arrangements.

•	INNEX has an option to participate for a 25% working interest in certain producing property acquisitions by the Company in the area of mutual interest.

SUPPLEMENTAL OIL AND GAS INFORMATION
(unaudited)
The following tables set forth (in thousands) information about the Company’s oil and gas producing activities pursuant to the requirements of SFAS No. 69, “Disclosures About Oil and Gas Producing Activities.” All of the Company’s oil and gas producing activities are within the United States.
Capitalized Costs

	2006	2005
Proved properties	$64,850	$—
Unproved properties	420	55

	65,270	55
Accumulated depreciation, depletion and amortization	(775)	—

Net capitalized costs	$64,495	$55

The Company’s investment in oil and gas properties as of December 31, 2006 included $420,000 in unproved properties which have been excluded from amortization. Such costs were incurred in 2006, and will be evaluated in future periods based on management’s assessment of exploration activities, expiration dates of leases, changes in economic conditions and other factors.
Costs Incurred

	2006	2005
Property acquisition:
Proved properties	$62,939	$—
Unproved properties	195	55
Exploration	5,818	—
Development	1,448	—

Total costs incurred	$70,400	$55

For the year ended December 31, 2006, depreciation, depletion and amortization of the capitalized costs of oil and gas properties was $10.33 per barrel.
Oil and Gas Reserve Quantities
Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed reserves can be expected to be recovered through existing wells, with existing equipment and operating methods.
Estimates of proved and proved developed oil and gas reserves are subject to numerous uncertainties inherent in the process of developing the estimates, including the estimation of the reserve quantities and estimated future rates of production and timing of development expenditures. The accuracy of any reserve estimate is a function of the quantity and quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimates. Additionally, the estimated volumes to be commercially recoverable may fluctuate with changes in prices of oil and natural gas.
Estimates of the Company’s proved reserves and related valuations, as shown in the following tables, were developed pursuant to SFAS No. 69. Crude oil is stated in thousands of barrels. Natural gas is stated in millions of cubic feet.

	Oil	Gas
Proved developed and undeveloped reserves, December 31, 2005	—	—
Extensions and discoveries	—	23,423
Purchase of reserves in-place	4,501	446
Production	(70)	(30)

Proved developed and undeveloped reserves, December 31, 2006	4,431	23,839

Proved developed reserves, December 31, 2006	4,030	2,909

The following tables present (in thousands) the standardized measure of discounted future net cash flows relating to proved oil and gas reserves as of December 31, 2006, and the changes in the standardized measure of discounted future net cash flows for the year then ended. Future cash inflows and costs were computed using prices and costs in effect at the end of the year, without escalation. Future income taxes were computed by applying the appropriate statutory income tax rate to the pretax future net cash flows, reduced by future tax deductions and net operating loss carryforwards.
Standardized Measure of Discounted Future Net Cash Flows

Future cash inflows	$407,603
Future costs –
Production	115,610
Development	22,695

Future net cash flows before income taxes	269,298
Future income taxes	74,619

Future net cash flows	194,679
10% discount factor	92,950

Standardized measure of discounted future net cash flows	$101,729

Changes in Standardized Measure of Discounted Future Net Cash Flows

Standardized measure, beginning of year	$—
Increases (decreases) –
Sales, net of production costs	(2,914)
Extensions and discoveries	43,990
Net change in income taxes	(20,826)
Purchase of reserves in-place	81,479

Standardized measure, end of year	$101,729

FOOTHILLS RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	March	December
	31, 2007	31, 2006
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,909	$8,673
Accounts receivable	1,522	1,452
Prepaid expenses	179	212
Fair value of derivative financial instruments	340	833

	9,950	11,170

Property and equipment, at cost:
Oil and gas properties, using full-cost accounting -
Proved properties	65,448	64,850
Unproved properties not being amortized	608	420
Other property and equipment	498	475

	66,554	65,745
Less accumulated depreciation, depletion and amortization	(1,485)	(814)

	65,069	64,931

Other assets	863	1,466

	$75,882	$77,567

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share amounts)

	March	December
	31, 2007	31, 2006
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,728	$2,509
Accounts payable and accrued liabilities	2,002	2,600
Liquidated damages	440	—

	8,170	5,109

Long-term debt	27,413	29,666

Asset retirement obligations	582	570

Stockholders’ equity:
Preferred stock, $0.001 par value
10,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value - 100,000,000 shares authorized 60,376,829 shares outstanding	60	60
Additional paid-in capital	44,466	44,331
Deficit accumulated during the development stage	(5,363)	(3,764)
Accumulated other comprehensive income	554	1,595

	39,717	42,222

	$75,882	$77,567

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Income:
Oil and gas revenues	$3,841	$—
Interest income	84	3

	3,925	3

Expenses:
Production costs	996	—
General and administrative	757	137
Interest	2,656	10
Liquidated damages	440	—
Depreciation, depletion and amortization	675	—

	5,524	147

Net loss	$(1,599)	$(144)

Basic and diluted net loss per share	$(0.03)	$(0.01)

Weighted average number of common shares outstanding – basic and diluted	60,376,829	17,375,000

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(dollars in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2007	2006
Cash flows from operating activities:
Net loss	$(1,599)	$(144)
Adjustments to reconcile net loss to net cash used for operating activities -
Stock-based compensation	139	—
Depreciation, depletion and amortization	663	—
Accretion of asset retirement obligation	12	—
Amortization of discount on long-term debt	966	—
Amortization of debt issue costs	56	—
Changes in assets and liabilities -
Accounts receivable	(65)	—
Prepaid expenses	33	—
Accounts payable and accrued liabilities	(543)	122
Liquidated damages	440

Net cash provided by (used for) operating activities	102	(22)

Cash flows from investing activities:
Additions to oil and gas properties	(840)	(683)
Additions to other property and equipment	(23)	—

Net cash used for investing activities	(863)	(683)

Cash flows from financing activities:
Proceeds of borrowings	—	3,987
Debt issuance costs	—	(134)
Members’ capital contributions	—	50
Stock issuance costs	(3)	—

Net cash provided by (used for) financing activities	(3)	3,903

Net increase (decrease) in cash and cash equivalents	(764)	3,198
Cash and cash equivalents at beginning of the period	8,673	—

Cash and cash equivalents at end of the period	$7,909	$3,198

Supplemental disclosures of cash flow information:
Cash paid for -
Interest	$1,633	$—

Income taxes	$—	$—

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(dollars in thousands, except per share amounts)

						Accum-
						ulated
			Addi-			Other
	Common Stock		tional	Mem-	Accum-	Compre-
		Par	Paid-in	bers’	ulated	hensive
	Number	Value	Capital	Capital	Deficit	Income	Total
Balance, December 29, 2005 (date of inception)	—	$—	$—	$—	$—	$—	$—

Contributions	—	—	—	50	—	—	50

Balance, December 31, 2005	—	—	—	50	—	—	50

Contributions	—	—	—	50	—	—	50

Exchange of members’ capital for common shares and conversion from limited liability company to corporation	17,375,000	17	83	(100)	—	—	—

Issuance of common stock and warrants	42,112,753	42	42,972	—	—	—	43,014

Exercise of warrants	889,076	1	888	—	—	—	889

Stock-based compensation	—	—	388	—	—	—	388

Change in fair value of derivative financial instruments	—	—	—	—	—	1,595	1,595

Net loss	—	—	—	—	(3,764)	—	(3,764)

Balance, December 31, 2006	60,376,829	60	44,331	—	(3,764)	1,595	42,222
The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(dollars in thousands, except per share amounts)

						Accum-
						ulated
			Addi-			Other
	Common Stock		tional	Mem-	Accum-	Compre-
		Par	Paid-in	bers’	ulated	hensive
	Number	Value	Capital	Capital	Deficit	Income	Total
Stock-based compensation (unaudited)	—	—	139	—	—	—	139

Change in fair value of derivative financial instruments (unaudited)	—	—	—	—	—	(1,041)	(1,041)

Stock issuance costs (unaudited)	—	—	(4)	—	—	—	(4)

Net loss (unaudited)	—	—	—	—	(1,599)	—	(1,599)

Balance, March 31, 2007 (unaudited)	60,376,829	$60	$44,466	$—	$(5,363)	$554	$39,717

The accompanying notes are an integral part of these consolidated financial statements.

FOOTHILLS RESOURCES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2007
(unaudited)
Note 1 – Summary of Operations and Going Concern
     Foothills Resources, Inc. (“Foothills”), a Nevada corporation, and its subsidiaries are collectively referred to herein as the “Company.” The Company is a growth-oriented independent energy company engaged in the acquisition, exploration, exploitation and development of oil and natural gas properties. The Company currently holds interests in properties in the Texas Gulf Coast area, in the Eel River Basin in northern California, and in the Anadarko Basin in southwest Oklahoma.
     The Company took its current form on April 6, 2006, when Brasada California, Inc. (“Brasada”) merged with and into an acquisition subsidiary of Foothills. Brasada was formed on December 29, 2005 as Brasada Resources LLC, a Delaware limited liability company, and converted to a Delaware corporation on February 28, 2006. Following the merger, Brasada changed its name to Foothills California, Inc. (“Foothills California”) and is now a wholly owned operating subsidiary of Foothills. This transaction was accounted for as a reverse takeover of the Company by Foothills California. The Company adopted the assets, management, business operations and business plan of Foothills California. The financial statements of the Company prior to the merger were eliminated at consolidation.
     The Company’s ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire, explore and develop oil and gas interests and to generate profitable operations from its oil and gas interests in the future. To address these matters, management intends to raise additional capital through the sale and issuance of equity and/or the utilization of debt. Should the going concern assumptions not be appropriate and the Company not be able to realize its assets and settle its liabilities in the normal course of operations, these financial statements would require adjustments to the amounts and classifications of assets and liabilities.
     These financial statements have been prepared by the Company without audit, and include all adjustments (which consist solely of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of financial position and results of operations. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these financial statements be read in conjunction with the Company’s audited financial statements and the notes thereto for the year ended December 31, 2006.
Note 2 – New Accounting Pronouncements
     During February 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS 159”), which permits all entities to choose, at specified election dates, to measure eligible items at fair value. SFAS 159 permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value, and thereby mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. SFAS 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. The Company is evaluating the impact that this statement will have on its financial statements.
     In September, 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Plans and Other Postretirement Plans” (“SFAS 158”). The statement requires employers to recognize any overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in their financial statements. Unrealized components of net periodic benefit costs are reflected in other comprehensive income, net of tax. SFAS

158 requires recognition of the funded status and related disclosures as of the end of the fiscal year ending after December 15, 2006. Adoption of this statement had no impact on the Company’s financial position or results of operations.
     In September, 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is continuing to assess the potential impacts this statement might have on its consolidated financial statements and related footnotes.
     During September, 2006, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin (“SAB”) No. 108. This Bulletin provides the Staff’s views on the consideration of the effects of prior year misstatements in quantifying current year misstatements for the purpose of a materiality assessment. The guidance in SAB No. 108 is effective for financial statements of fiscal years ending after November 15, 2006. Adoption of this guidance did not materially impact the Company’s financial statements.
     In July 2006, the FASB issued Financial Interpretation No. 48, “Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109,” to clarify certain aspects of accounting for uncertain tax positions, including issues related to the recognition and measurement of those tax positions. This interpretation is effective for fiscal years beginning after December 15, 2006. Adoption of this statement had no impact on the Company’s financial position or results of operations.
     In March 2006, the FASB issued SFAS No.156, “Accounting for Servicing of Financial Assets” (“SFAS 156”), which requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value. SFAS 156 permits, but does not require, the subsequent measurement of servicing assets and servicing liabilities at fair value. Adoption is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of SFAS 156 did not have a material effect on the Company’s consolidated financial position, results of operations or cash flows.
     In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140” (“SFAS 155”). SFAS 155 clarifies certain issues relating to embedded derivatives and beneficial interests in securitized financial assets. The provisions of SFAS 155 are effective for all financial instruments acquired or issued after fiscal years beginning after September 15, 2006. Adoption of this statement had no impact on the Company’s financial position or results of operations.
Note 3 – Asset Retirement Obligation
     The following table sets forth a reconciliation of the beginning and ending asset retirement obligation for the three months ended March 31, 2007 (in thousands):

Asset retirement obligation, beginning of period	$570
Accretion expense	12

Asset retirement obligation, end of period	$582

Note 4 – Long-term Debt
     Long-term debt at March 31, 2007 and December 31, 2006 consisted of the following (in thousands):

	March	December
	31, 2007	31, 2006
Secured promissory note	$42,500	$42,500
Less: unamortized discount	(9,359)	(10,325)

	33,141	32,175
Less: current portion	(5,728)	(2,509)

	$27,413	$29,666

     To finance a portion of the acquisition of certain producing properties in the Texas Gulf Coast area (the “Texas Acquisition”) in 2006, the Company executed a credit agreement (the “Credit Agreement”) with a financial institution (the “Lender”), whereby the Company may borrow funds under a credit facility in an amount not to exceed $42,500,000 (the “Facility”). As of March 31, 2007, $42,500,000 was outstanding under the Facility.
     The Facility will terminate and all amounts borrowed under the Facility will be due and payable on September 7, 2010. The interest rate on the Facility was initially LIBOR plus 700 basis points, and was increased by 100 basis points on each of September 22, 2006, October 23, 2006 and November 22, 2006 when the Company did not satisfy a requirement of the credit agreement to raise an additional $5,000,000 in equity capital on or before those dates. The interest rate at March 31, 2007 was 15.4%. The Company is required to make quarterly interest and principal payments on the Facility equal to the adjusted net cash flow attributable to the properties acquired in the Texas Acquisition. The Facility is secured by liens and security interests on substantially all of the assets of the Company, including 100% of the Company’s oil and gas reserves, and prohibits any dividends on or redemptions of Foothills’ capital stock.
     The terms of the Facility require the Company to maintain certain covenants. As of March 31, 2007, the Company was in compliance with all of the financial covenants.
     The Company issued to an affiliate of the Lender a warrant to purchase 3,000,000 shares of its common stock for five years at an exercise price of $2.75 per share. In addition, the Company conveyed to the Lender a 5% overriding royalty interest in all oil and gas leases associated with the Texas Acquisition, but excluding new exploration projects relating to other formations on these properties, to the extent they are distinct from operations included in the Lender’s approved plan of development and the related engineering report for the Texas Acquisition and are funded through equity capital. The fair values of the warrant and the overriding royalty interest amounted to an aggregate of $11,426,000. This amount was recorded as debt issue discount, which is being amortized using the interest method.
Note 5 – Stockholders’ Equity
Registration rights payments
     The purchasers of units consisting of shares of common stock and warrants issued by Foothills in private placement financings in 2006 have registration rights, pursuant to which the Company agreed to register for resale the shares of common stock and the shares of common stock issuable upon exercise of the warrants. In the event that the registration statements are not declared effective by the SEC by specified dates, the Company is required to pay liquidated damages to the purchasers.
     The purchasers of 17,142,857 units issued in April, 2006 are entitled to liquidated damages in the amount of 1% per month of the purchase price for each unit, payable each month that the registration statement is not declared effective following the mandatory effective date (January 28, 2007). The total amount recorded at March 31, 2007 for these liquidated damages was $252,000. Amounts payable as liquidated damages cease when the shares can be sold under Rule 144 of the Securities Act of 1933, as amended. The Company has determined that liquidated damages ceased on April 6, 2007 as to a minimum of 16,192,613 units, and expects that liquidated damages will cease no later than July 6, 2007 as to the remaining units.

     The purchasers of an aggregate of 10,093,804 units issued in September, 2006 are entitled to liquidated damages in the amount of 1% per month of the purchase price for each unit, payable each month that the registration statement is not declared effective following the applicable mandatory effective dates (March 7, 2007 for 10,000,000 units and March 28, 2007 for the remaining 93,804 units). The total amount recorded at March 31, 2007 for these liquidated damages was $188,000. The investors in the September, 2006 private placement financing have the right to take the liquidated damages either in cash or in shares of Foothills’ common stock, at their election. If the Company fails to pay the cash payment to an investor entitled thereto by the due date, the Company will pay interest thereon at a rate of 12% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to such investor, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The total amount of liquidated damages will not exceed 10% of the purchase price for the units or $2,271,000.
     The Company filed the required registration statement but the registration statement has not yet become effective. As a result, the Company had incurred the obligation to pay a total of approximately $440,000 in liquidated damages as of March 31, 2007, which amount has been recorded as liquidated damages expense in the consolidated statement of operations.
Stock-based employee compensation plan
     Foothills’ 2006 Equity Incentive Plan (the “2006 Plan”) enables the Company to provide equity-based incentives through grants or awards to present and future employees, directors, consultants and other third party service providers. Foothills’ Board of Directors reserved a total of 2,000,000 shares of Foothills’ common stock for issuance under the 2006 Plan. The compensation committee of the Board (or the Board in the absence of such a committee), administers the 2006 Plan. The 2006 Plan authorizes the grant to participants of nonqualified stock options, incentive stock options, restricted stock awards, restricted stock units, performance grants intended to comply with Section 162(m) of the Internal Revenue Code, as amended, and stock appreciation rights. Generally, options are granted at prices equal to the fair value of the stock at the date of grant, expire not later than 10 years from the date of grant, and vest ratably over a three-year period following the date of grant. From time to time, options with differing terms have been granted, as approved by the Board of Directors.
     The estimated fair value of the options granted during the three months ended March 31, 2007 was calculated using a Black Scholes Merton option pricing model (“Black Scholes”). The following schedule reflects the various assumptions included in this model as it relates to the valuation of options:

Risk free interest rate	4.9 – 5.2%
Expected volatility	85 – 116%
Weighted-average volatility	88%
Dividend yield	0%
Expected years until exercise	0.5 – 3.0
     The Black Scholes model incorporates assumptions to value stock-based awards. The risk-free rate of interest for periods within the expected term of the option was based on a zero-coupon U.S. government instrument over the expected term of the equity instrument. Because Foothills’ common stock has limited trading history, expected volatility was based on the historical volatility of a representative stock with characteristics similar to the Company. The Company has no historical experience upon which to base estimates of employee option exercise timing (“expected term”) within the valuation model, and utilized estimates for the expected term based on criteria required by SFAS No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”).
     Option activity under the 2006 Plan during the three months ended March 31, 2007 was as follows:

			Weighted
			Average
		Weighted	Remaining
		Average	Contractual	Aggregate
		Exercise	Term In	Intrinsic
	Shares	Price	Years	Value
Outstanding at January 1, 2007	1,790,000	$1.53
Granted	90,000	1.17
Exercised	—	—
Forfeited	—	—

Outstanding at March 31, 2007	1,880,000	$1.52	9.2	$752,000

Exercisable at March 31, 2007	570,000	$1.81	9.2	$183,000

     Stock-based compensation for the three months ended March 31, 2007 totaling $139,000 has been recognized as a component of general and administrative expenses in the accompanying consolidated financial statements. The weighted-average grant-date fair value of options granted during the three months ended March 31, 2007 was $0.46. As of March 31, 2007, $949,000 of total unrecognized compensation cost related to stock options is expected to be recognized over a weighted-average period of approximately 2.8 years. The aggregate intrinsic value in the table above represents the total pre-tax intrinsic value (the difference between the closing stock price on the last trading day of March 2007 and the exercise price, multiplied by the number of in-the-money options) that would have been received by the option holders had all option holders exercised their options on March 31, 2007. The amount of aggregate intrinsic value will change based on the fair market value of the Company’s stock. As of March 31, 2007, 120,000 shares were available for future grants under the 2006 Plan. No stock options were exercised during the three months ended March 31, 2007.
Note 6 – Derivative Instruments and Price Risk Management Activities
     The Company has entered into derivative contracts to manage its exposure to commodity price risk. These derivative contracts, which are placed with a major financial institution that the Company believes is a minimal credit risk, currently consist only of swaps. The oil prices upon which the commodity derivative contracts are based reflect various market indices that have a high degree of historical correlation with actual prices received by the Company for its oil production. Swaps are designed to fix the price of anticipated sales of future production. The Company entered into the contracts at the time it acquired certain operated oil and gas property interests as a means to reduce the future price volatility on its sales of oil production, as well as to achieve a more predictable cash flow from its oil and gas properties. The Company has designated its price hedging instruments as cash flow hedges in accordance with SFAS No. 133. Further details relating to the Company’s hedging activities are as follows:
     Hedging contracts held as of March 31, 2007 were as follows:

		NYMEX
	Total	Swap	Fair Value
Contract Period and Type	Volume	Price	(in thousands)
Crude oil contracts (barrels)
Swap contracts:
April 2007 – December 2007	100,530	$71.65	$285
January 2008 – December 2008	120,194	71.40	162
January 2009 – December 2009	106,241	69.68	75
January 2010 – September 2010	74,206	68.01	32

		Total	$554

FOOTHILLS RESOURCES, INC.
FINANCIAL STATEMENTS OF ASSETS ACQUIRED
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Stockholders of
Foothills Resources, Inc.
Bakersfield, California
We have audited the accompanying statements of revenues and direct operating expenses of TARH E&P Holdings L.P., Texas Properties as described in Note 1, for the two years ended December 31, 2004 and 2005. These financial statements are the responsibility of management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
The accompanying statements of revenues and direct operating expenses reflect the revenues and direct operating expenses attributable to TARH E&P Holdings’ Texas properties, as described in Note 2, and are not intended to be a complete presentation of the revenues and expenses of TARH E&P Holdings L.P. Texas properties.
In our opinion, the financial statements referred to above present fairly in all material respects the revenues and direct operating expenses of TARH E&P Holdings L.P., Texas properties, as described in Note 1, for the two years ended December 31, 2004 and 2005, in conformity with accounting principles generally accepted in the United States of America.
BROWN ARMSTRONG PAULDEN
McCOWN STARBUCK THORNBURGH & KEETER
ACCOUNTANCY CORPORATION
Bakersfield, California
November 20, 2006

Foothills Resources, Inc.
Acquired Texas Oil and Gas Properties
Statements of Revenues and Direct Operating Expenses
Six Months Ended June 30, 2006 and 2005 and
Years Ended December 31, 2005 and 2004
(in Thousands)

	Six Months Ended June 30,		Year Ended December 31,
	2006	2005	2005	2004
	(Unaudited)	(Unaudited)
Revenues:
Oil and gas sales	$7,798	$7,480	$14,042	$8,352

Direct operating expenses:
Production taxes	583	471	1,090	656
Lease operating expenses	1,602	1,462	3,358	2,258

Excess of revenues over direct operating expenses	$5,613	$5,547	$9,594	$5,438

The accompanying notes are an integral part of these financial statements.

Foothills Resources, Inc.
Notes to Statements of Revenues and Direct Operating Expenses
Note 1 — The Properties
The accompanying statements represent the revenues and direct operating expenses attributable to the net working and revenue interests in four Texas oil and gas properties acquired by Foothills Resources, Inc. (“Foothills” or the “Company”) on September 8, 2006 (the “Properties”), from TARH E&P Holdings L.P. (the “Seller”). Foothills acquired the properties for approximately $61,492,000, as adjusted, with an effective date of September 1, 2006. The Properties were used by the Seller for the exploration, development and production of oil and gas, which is the intended continued use for the acquired assets by the Company. The acquired properties and their related operations will be included in Foothills’ consolidated financial statements from the date of closing.
The Company acquired a 100% working interest in the Goose Creek and Goose Creek East Fields in Harris County, Texas, a 100% working interest in the Saratoga Field in Hardin County, Texas, and a 95% working interest in the Cleveland Field in Liberty County, Texas.
The consideration paid for the Properties consisted of i) the payment of approximately $57,318,000 in cash, and ii) the issuance of 1,605,345 shares of the Company’s common stock.
The $57,318,000 cash portion of the purchase price was funded through $42,500,000 in borrowings under a subordinated, second lien credit facility with affiliates of Goldman, Sachs & Co., cash proceeds from the sale by the Company of equity in a private offering, and available working capital.
Note 2 — Basis of Presentation
The historical financial statements reflecting the financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented, since such information is neither readily available on an individual property basis nor meaningful for the properties acquired because the entire acquisition cost is being assigned to oil and gas properties. Accordingly the statements of revenues and direct operating expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission (“SEC”) Regulation S-X.
The accompanying statements of revenues and direct operating expenses represent Foothills’ net working and revenue interests in the Properties acquired and are presented on the full cost basis of accounting. Depreciation, depletion and amortization of the capitalized costs of oil and gas properties; accretion of asset retirement obligations; corporate general and administrative expenses; interest expense and income; and income taxes have been excluded because the property interests acquired represent only a portion of a business, and the expenses incurred are not necessarily indicative of the expenses to be incurred by Foothills.
The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires use of estimates and assumptions regarding certain types of revenues and expenses. Such estimates primarily relate to the unsettled transactions and events as of the date of the financial statements. Actual results may differ from such estimates.

SUPPLEMENTAL OIL AND GAS INFORMATION
(unaudited)
The following estimates of proved reserve quantities and the related standardized measure of discounted future net cash flows relate only to the Properties.
Oil and Gas Reserve Quantities
Proved reserves represent estimated quantities of crude oil and natural gas which geological and engineering data demonstrate to be reasonably recoverable in the future from known reservoirs under existing economic and operating conditions. Proved developed reserves can be expected to be recovered through existing wells, with existing equipment and operating methods.
Estimates of proved and proved developed oil and gas reserves are subject to numerous uncertainties inherent in the process of developing the estimates, including the estimation of the reserve quantities and estimated future rates of production and timing of development expenditures. The accuracy of any reserve estimate is a function of the quantity and quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimates. Additionally, the estimated volumes to be commercially recoverable may fluctuate with changes in prices of oil and natural gas.
Disclosures of oil and gas reserves which follow are based on estimates prepared by Foothills’ engineers and from information provided by the Seller, in accordance with guidelines established by the SEC.

	Oil	Gas
	(bbl)	(MCF)
Proved developed and undeveloped reserves, January 1, 2004	4,323,283	437,113
Revisions of previous estimates	145,625	21,905
Production	(199,365)	(20,894)

Proved developed and undeveloped reserves, December 31, 2004	4,269,543	438,124
Revisions of previous estimates	992,210	613,442
Production	(236,976)	(170,757)

Proved developed and undeveloped reserves, December 31, 2005	5,024,777	880,809

Proved developed reserves:
January 1, 2004	2,921,852	295,288

December 31, 2004	3,850,973	221,742

December 31, 2005	4,606,207	664,427

The following tables present (in thousands) the standardized measure of discounted future net cash flows relating to proved oil and gas reserves and the changes in the standardized measure of discounted future net cash flows. Future cash inflows and costs were computed using prices and costs in effect at the end of the year, without escalation. Future income taxes were computed by applying the appropriate statutory income tax rates to the pretax future net cash flows reduced by future tax deductions, including deductions attributable to Foothills’ preliminary allocation of the purchase price of the Properties.

Standardized Measure of Discounted Future Net Cash Flows

	Year Ended
	December 31,
	2005	2004
Future cash inflows	$313,877	$120,320
Future costs –
Production	102,121	46,717
Development	8,424	4,686

Future net cash flows before income taxes	203,332	68,917
Future income taxes	55,577	2,483

Future net cash flows	147,755	66,434
10% discount factor	67,653	5,807

Standardized measure of discounted future net cash flows	$80,102	$60,627

Changes in Standardized Measure of Discounted Future Net Cash Flows

	Year Ended
	December 31,
	2005	2004
Standardized measure, beginning of year	$60,627	$39,848
Increases (decreases) –
Sales, net of production costs	(9,594)	(5,438)
Net change in sales prices, net of production costs	26,097	19,012
Changes in estimated future development costs	(3,903)	1,093
Development costs incurred during the year that reduced future development costs	1,496	665
Revisions of quantity estimates	12,229	2,138
Accretion of discount	6,062	4,110
Net change in income taxes	(11,407)	—
Changes in production rates (timing) and other	(1,505)	(801)

Standardized measure, end of year	$80,102	$60,627

FOOTHILLS RESOURCES, INC.
PRO FORMA FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
AND FOR THE SIX MONTHS ENDED JUNE 30, 2006
The accompanying unaudited pro forma combined financial statements (“pro forma statements”) reflect (i) the acquisition by Foothills Resources, Inc. (“Foothills” or the “Company”) of certain producing properties in the Texas Gulf Coast area (the “TARH Acquisition”) from TARH E&P Holdings, L.P. (“TARH”), (ii) the concurrent closing of a $22,500,000 private placement of Foothills’ common stock and warrants (the “Equity Offering”) , and (iii) the concurrent closing of a $42,500,000 credit facility (the “Credit Facility”) (collectively, the “Transactions”).
The pro forma statements have been prepared from, and should be read in conjunction with, (i) the Company’s unaudited financial statements as of June 30, 2006 and for the six months then ended, and (ii) the unaudited Statements of Revenues and Direct Operating Expenses of the Acquired Texas Oil and Gas Properties for the six months ended June 30, 2006. The following unaudited pro forma combined balance sheet has been prepared as though the Transactions had occurred on June 30, 2006, and the unaudited pro forma combined statement of operations for the six months ended June 30, 2006 has been prepared as though the Transactions had occurred on January 1, 2006. The pro forma statements do not necessarily reflect the financial position or results of operations that would have resulted had the Transactions actually occurred at those dates. In addition, the pro forma statements are not necessarily indicative of the results that may be expected for the year ended December 31, 2006, or any other period.
An unaudited pro forma combined statement of operations for the Company’s latest fiscal year has not been presented because the statement would not have provided meaningful information. In accordance with reverse takeover accounting requirements, the statement would have covered only the period from December 29, 2005, the date of formation of the Company’s predecessor, through December 31, 2005.
The pro forma statements reflect pro forma adjustments that are described in the accompanying notes and are based on available information and certain assumptions that we believe are reasonable but are subject to change.

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF JUNE 30, 2006
(dollars in thousands)

	Foothills	Acquired	Pro Forma		Pro
	Historical	Properties	Adjustments		Forma
ASSETS
Current assets:
			$(54,219	) a
Cash and cash equivalents	$5,286	$—	21,495	b	$14,390
			41,828	c
Prepaid expenses	227	—			227

	5,513	—			14,617

Property and equipment, at cost:
Oil and gas properties, using full-cost accounting -
			62,631	a
Proved properties	—	—	(5,185	) c	57,446
Unproved properties not being amortized	5,308	—	(3,099	) a	2,209
Other property and equipment	128	—			128

	5,436	—			58,783

Less accumulated depreciation, depletion and amortization	(5)	—			(5)

	5,431	—			59,778

Other assets	94	—	672	c	766

	$11,038	$—	$64,123		$75,161

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$—	$—	$2,385	c	$2,385
Accounts payable and accrued liabilities	353	—			353
Current portion of asset retirement obligations	—	—	117	a	117

	353	—			2,855

Long-term debt	—	—	28,689	c	28,689

Asset retirement obligations	—	—	1,022	a	1,022

Stockholders’ equity:
			2	a
Common stock, $0.001 par value	49	—	10	b	61
			4,172	a
Additional paid-in capital	12,211	—	21,485	b	44,109
			6,241	c
Deficit accumulated during the development stage	(1,575)	—			(1,575

	10,685	—			42,595

	$11,038	$—	$64,123		$75,161

FOOTHILLS RESOURCES, INC.
(A Development Stage Company)
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2006
(dollars in thousands, except per share amounts)

	Foothills	Acquired	Pro Forma		Pro
	Historical	Properties	Adjustments		Forma
Income:
Oil and gas revenues	$—	$7,798	$(485	) C	$7,313
Interest income	82	—			82

	82	7,798	(485)		7,395

Expenses:
Production costs	—	2,185	(36	) C	2,149
General and administrative	1,652	—			1,652
Interest	—	—	4,942	B	4,942
Depreciation, depletion and amortization	5	—	1,606	A	1,611

	1,657	2,185	6,512		10,354

Net income (loss)	$(1,575)	$5,613	$(6,997)		$(2,959)

Basic and diluted net loss per share	$(0.05)				$(0.07)

Weighted average number of common shares outstanding — basic and diluted	31,871,979		10,093,814		41,965,793

FOOTHILLS RESOURCES, INC.
NOTES TO PRO FORMA FINANCIAL STATEMENTS
AS OF JUNE 30, 2006
AND FOR THE SIX MONTHS ENDED JUNE 30, 2006
BASIS OF PRESENTATION
These pro forma combined financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and the Company’s accounting policies, as disclosed in Note 2 of the unaudited financial statements of the Company for the six months ended June 30, 2006.
The pro forma combined financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP.
These pro forma combined financial statements are not intended to reflect results of operations or the financial position which would have actually resulted had the Transactions been effected on the dates indicated.
PRO FORMA ADJUSTMENTS TO THE COMBINED BALANCE SHEET
The following adjustments have been made to reflect the Transactions, as if the Transactions had occurred on June 30, 2006 for purposes of the pro forma combined balance sheet.
a.	Record the preliminary pro forma allocation of the purchase price of the TARH Acquisition using the purchase method of accounting. The following is a calculation and allocation of purchase price to the acquired assets and liabilities based on their relative fair values, pending completion of the Company’s valuation analysis:

Purchase price (in thousands):
Cash payments funded from working capital, the Equity Offering and the Credit Facility:
Performance deposit paid prior to June 30, 2006 and included in the capitalized costs of unproved oil and gas properties in the Company’s June 30, 2006 balance sheet	$3,099
Additional performance deposits paid after June 30, 2006 and amounts paid at closing	54,219
Deemed value of 1,605,345 shares of the Company’s common stock issued to TARH	4,174

Total purchase price	$61,492

Preliminary allocation of purchase price (in thousands):
Oil and gas properties — proved	$62,631
Asset retirement obligations:
Current portion	(117)
Long-term portion	(1,022)

Net assets acquired	$61,492

b.	Record the issuance of 10,093,814 Units of Foothills at $2.25 per Unit in the Equity Offering for total proceeds of $22,711,000, and net proceeds of $21,495,000 after estimated issue costs of $1,216,000. Each Unit consisted of one share of Foothills common stock and a warrant to purchase one-half share of Foothills common stock.

c.	Record (i) borrowings under the Credit Facility of $42,500,000, of which $2,385,000 was classified as current, resulting in net proceeds of $41,828,000 after estimated issue costs of $672,000, and (ii) debt issue discount totaling $11,426,000, consisting of $5,185,000 representing the fair value of an overriding royalty interest conveyed to an affiliate of the lender under the Credit Facility and $6,241,000 representing the fair value of Foothills’ common stock warrants issued to an affiliate of the lender under the Credit Facility.

PRO FORMA ADJUSTMENTS TO THE COMBINED STATEMENT OF OPERATIONS
The following adjustments have been made to reflect the Transactions, as if the Transactions had occurred on January 1, 2006 for purposes of the pro forma combined statement of operations.

A.	Record (i) incremental depreciation, depletion and amortization expense in accordance with the full-cost method of accounting for oil and gas properties based on the purchase price allocation to capitalized costs of oil and gas properties, and (ii) pro forma accretion of asset retirement obligations on the properties acquired.

B.	Record (i) pro forma interest expense based on the terms of the Credit Facility, (ii) amortization of pro forma debt issue discount, and (iii) amortization of pro forma debt issue costs.

C.	Record the pro forma amounts included in the revenues and direct operating expenses of the acquired properties that would have been attributable to the overriding royalty interest conveyed to an affiliate of the lender under the Credit Facility.

48,615,119 Shares of Common Stock
Foothills Resources, Inc.
PROSPECTUS
May            2007

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 24. Indemnification of Directors and Officers.
Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding. A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with the action, suit or proceeding. Excepted from that immunity are:

•	a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest;

•	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

•	a transaction from which the director derived an improper personal profit; and

•	willful misconduct.

Our bylaws include an indemnification provision under which we have the power to indemnify our directors, officers and former officers and directors (including heirs and personal representatives) against all costs, charges and expenses actually and reasonably incurred, including an amount paid to settle an action or satisfy a judgment to which the director or officer is made a party by reason of being or having been a director or officer of Foothills or any of our subsidiaries.
Our bylaws also provide that our directors may cause us to purchase and maintain insurance for the benefit of a person who is or was serving as a director, officer, employee or agent of Foothills or any of our subsidiaries (including heirs and personal representatives) against a liability incurred by him/her as our director, officer, employee or agent.

Item 25. Other Expenses of Issuance and Distribution.
Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the fees and expenses payable by us in connection with the issuance and distribution of the shares of common stock being sold by the selling stockholders pursuant to this registration statement. The selling stockholders will not bear any portion of such fees and expenses.

EXPENSE	AMOUNT
Registration Fees	$11,862
Printing and Engraving Costs*	5,000
Legal Fees*	85,000
Accounting Fees*	10,000

Total*	$111,862

*	Estimate.
Item 26. Recent Sales of Unregistered Securities.
There have been no sales of unregistered securities within the last three years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:
On September 8, 2006, and September 27, 2006, we closed on a private offering of units consisting of shares of our common stock and warrants to acquire our common stock. Each unit we sold in the offering consisted of one share of common stock and a warrant to acquire one-half share of common stock for five years at an exercise price of $2.75 per share. On September 8, 2006, we received $22,500,000 in proceeds from the offering, through the sale of 10,000,000 units, issuing to investors in the offering 10,000,000 shares of common stock and warrants to acquire 5,000,017 shares of common stock. On September 27, 2006, we received proceeds of an additional $211,059 through the sale of an additional 93,804 units to additional investors in the offering.
The September, 2006 offering was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated by the SEC. The units were offered and sold only to “accredited investors,” as that term is defined under Rule 501 of Regulation D, some of which were institutional investors, and to fewer than 35 non-accredited investors, in compliance with Rule 506. Sanders Morris Harris Inc. acted as placement agent in the private offering and, for its services, received compensation from us of $1,246,306, plus warrants to acquire 473,233 shares of common stock at $2.25 per share. Sanders Morris Harris Inc. did not receive compensation for 3,333,333 units sold in the offering to Goldman, Sachs & Co.
Each of the investors in the September, 2006 offering executed a subscription agreement, securities purchase agreement and registration rights agreement, all dated as of September 8, 2006.
Also on September 8, 2006, we closed Foothills Texas, Inc.’s acquisition of properties from TARH E&P Holdings, L.P. The consideration included the issuance of 1,605,345 shares of common stock to TARH E&P Holdings, L.P. On May 17, 2007, we issued an additional 85,841 shares of common stock to TARH E&P Holdings, L.P. as additional consideration for the acquisition pursuant to the Purchase Agreement. These shares were issued to TARH E&P Holdings, L.P. in private transactions which were exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.
On April 6, 2006, our wholly-owned subsidiary merged with Foothills California, Inc. (formerly Brasada California, Inc.). On the closing date of that merger, the holders of Foothills California Inc.’s issued and outstanding capital stock before the merger surrendered all of their issued and outstanding capital stock of Foothills California, Inc. and received 17,375,000 shares of our common stock. This issuance of shares to the former stockholders of Foothills California, Inc. was exempt from the registration requirements of the Securities Act under Section 4(2) of the Securities Act.

On the closing date of the merger, and on April 20, 2006, we closed a private offering of an aggregate of 17,142,857 units consisting of one share of our common stock and warrants to acquire three-quarters of a share of common stock for five years, at an exercise price of $1.00 per whole share. In this offering, we received aggregate consideration of $12,000,000. Some of the consideration for the units sold in this offering was in the form of debentures that we sold prior to the closing date of the offering to accredited investors. These debentures converted into units in the offering on a dollar-for-dollar basis upon the closing date of the offering and the merger.
Item 27. Exhibits

Exhibit
No.	Description	Reference
2.1	Agreement and Plan of Merger and Reorganization, dated as of April 6, 2006, by and between Foothills Resources, Inc., a Nevada corporation, Brasada Acquisition Corp., a Delaware corporation and Brasada California, Inc., a Delaware corporation.	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

3.1	Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

3.2	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

3.3	Bylaws of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

4.1	Specimen Stock Certificate of Foothills Resources, Inc.	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

4.2	Form of Warrant issued to the Investors in the Private Placement Offering, April 6, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

4.3	Form of Lock-Up Agreement by and between Foothills Resources, Inc. and the Brasada Stockholders.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

4.4	Warrant issued to Goldman, Sachs & Co. in connection with the Credit Agreement, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

4.5	Warrant issued to Goldman, Sachs & Co. in the offering, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

Exhibit
No.	Description	Reference
4.6	Form of Warrant issued to the Investors in the Private Placement Offering, September 8, 2006.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

5.1	Consent of Akin Gump Strauss Hauer & Feld LLP.*

10.1	Form of Subscription Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.2	Form of Registration Rights Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.3	Split Off Agreement, dated April 6, 2006, by and among Foothills Resources, Inc., J. Earl Terris, Foothills Leaseco, Inc. and Brasada California, Inc.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.4	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and Dennis B. Tower.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.5	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and John L. Moran.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.6	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and W. Kirk Bosché.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.7	Employment Offer Letter and Agreement, dated April 21, 2006, by and between Foothills Resources, Inc. and James Drennan.**

10.8	Form of Indemnity Agreement by and between Foothills Resources, Inc. and the Directors and Officers of Foothills Resources, Inc.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.9	Farmout and Participation Agreement, dated as of January 3, 2006, by and between INNEX California, Inc. and Brasada Resources, LLC.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

Exhibit
No.	Description	Reference
10.10	Notice and Acknowledgement of Increase of Offering	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.11	Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Goose Creek Field and East Goose Creek Field, Harris County, Texas.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

10.12	Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Cleveland Field, Liberty County, Texas and in Saratoga Field, Hardin County, Texas.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

10.13	Supplemental Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

10.14	Registration Rights Agreement, dated as of September 8, 2006, by and between Foothills Resources, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.15	Credit and Guaranty Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc., certain subsidiaries of Foothills Resources, Inc., Various Lenders and J. Aron & Company.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.16	Pledge and Security Agreement, First Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.17	Pledge and Security Agreement, Second Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.18	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, First Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

Exhibit
No.	Description	Reference
10.19	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, Second Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.20	Conveyance of Overriding Royalty Interest, dated as of September 8, 2006, from Foothills Texas, Inc. to MTGLQ Investors, L.P.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.21	Form of Subscription Agreement and Investor Questionnaire, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.22	Form of Securities Purchase Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.23	Form of Registration Rights Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.24	Employment Agreement, dated October 4, 2006, by and between Foothills Resources, Inc. and Michael Moustakis.**

16.1	Letter from Amisano Hanson regarding Change in Certifying Accountant.	Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 5, 2006 (File No. 001-31547).

21.1	List of Subsidiaries.**

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).*

23.2	Consent of Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation.*

*	Filed herewith

**	Filed previously

Item 28. Undertakings.
The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

Include any prospectus required by Section 10(a)(3) of the Securities Act; Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and Include any additional or changed material information on the plan of distribution.

(2)	For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3)	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4)	For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) (§ 230.424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES
     In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Bakersfield, California on May 30, 2007.

Foothills Resources, Inc.

By:	/s/ Dennis B. Tower
Name:	Dennis B. Tower
Title:	Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates stated:

Name	Position	Date
/s/ Dennis B. Tower Dennis B. Tower	Chief Executive Officer, Director (Principal Executive Officer)	May 30, 2007
/s/ John L. Moran John L. Moran	President, Director	May 30, 2007
/s/ W. Kirk Bosché W. Kirk Bosché	Chief Financial Officer (Principal Financial Officer)	May 30, 2007
/s/ John A. Brock John A. Brock	Director	May 30, 2007
/s/ Frank P. Knuettel Frank P. Knuettel	Director	May 30, 2007
/s/ David A. Melman David A. Melman	Director	May 30, 2007
/s/ Christopher P. Moyes Christopher P. Moyes	Director	May 30, 2007

EXHIBIT INDEX

Exhibit
No.	Description	Reference
2.1	Agreement and Plan of Merger and Reorganization, dated as of April 6, 2006, by and between Foothills Resources, Inc., a Nevada corporation, Brasada Acquisition Corp., a Delaware corporation and Brasada California, Inc., a Delaware corporation.	Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

3.1	Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

3.2	Certificate of Amendment of the Articles of Incorporation of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.2 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

3.3	Bylaws of Foothills Resources, Inc.	Incorporated by reference to Exhibit 3.3 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

4.1	Specimen Stock Certificate of Foothills Resources, Inc.	Incorporated by reference to Exhibit 4.1 to the Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission on June 18, 2001 (File No. 333-59708).

4.2	Form of Warrant issued to the Investors in the Private Placement Offering, April 6, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

4.3	Form of Lock-Up Agreement by and between Foothills Resources, Inc. and the Brasada Stockholders.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

4.4	Warrant issued to Goldman, Sachs & Co. in connection with the Credit Agreement, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

4.5	Warrant issued to Goldman, Sachs & Co. in the offering, dated as of September 8, 2006.	Incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

4.6	Form of Warrant issued to the Investors in the Private Placement Offering, September 8, 2006.	Incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

5.1	Consent of Akin Gump Strauss Hauer & Feld LLP.*

Exhibit
No.	Description	Reference
10.1	Form of Subscription Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.2	Form of Registration Rights Agreement by and between Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.3	Split Off Agreement, dated April 6, 2006, by and among Foothills Resources, Inc., J. Earl Terris, Foothills Leaseco, Inc. and Brasada California, Inc.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.4	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and Dennis B. Tower.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.5	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and John L. Moran.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.6	Employment Agreement, dated April 6, 2006, by and between Foothills Resources, Inc. and W. Kirk Bosché.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.7	Employment Offer Letter and Agreement, dated April 21, 2006, by and between Foothills Resources, Inc. and James Drennan.**

10.8	Form of Indemnity Agreement by and between Foothills Resources, Inc. and the Directors and Officers of Foothills Resources, Inc.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.9	Farmout and Participation Agreement, dated as of January 3, 2006, by and between INNEX California, Inc. and Brasada Resources, LLC.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.10	Notice and Acknowledgement of Increase of Offering	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on April 6, 2006 (File No. 001-31547).

10.11	Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Goose Creek Field and East Goose Creek Field, Harris County, Texas.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

Exhibit
No.	Description	Reference
10.12	Purchase and Sale Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P. relating to properties in Cleveland Field, Liberty County, Texas and in Saratoga Field, Hardin County, Texas.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

10.13	Supplemental Agreement, dated as of June 21, 2006, by and between Foothills Texas, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2006 (File No. 001-31547).

10.14	Registration Rights Agreement, dated as of September 8, 2006, by and between Foothills Resources, Inc. and TARH E&P Holdings, L.P.	Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.15	Credit and Guaranty Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc., certain subsidiaries of Foothills Resources, Inc., Various Lenders and J. Aron & Company.	Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.16	Pledge and Security Agreement, First Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.	Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.17	Pledge and Security Agreement, Second Lien, dated as of September 8, 2006, by and between Foothills Resources, Inc., Foothills California, Inc., Foothills Texas, Inc. and Foothills Oklahoma, Inc. as Grantors and J. Aron & Company.	Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.18	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, First Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.	Incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.19	Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement, Second Lien, dated September 8, 2006, from Foothills Texas, Inc. to John K. Howie, as Trustee, and J. Aron & Company, as Agent.	Incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.20	Conveyance of Overriding Royalty Interest, dated as of September 8, 2006, from Foothills Texas, Inc. to MTGLQ Investors, L.P.	Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

Exhibit
No.	Description	Reference
10.21	Form of Subscription Agreement and Investor Questionnaire, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.22	Form of Securities Purchase Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.23	Form of Registration Rights Agreement, dated as of September 8, 2006, by and among Foothills Resources, Inc. and the investors in the Offering.	Incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on September 11, 2006 (File No. 001-31547).

10.24	Employment Agreement, dated October 4, 2006, by and between Foothills Resources, Inc. and Michael Moustakis.**

16.1	Letter from Amisano Hanson regarding Change in Certifying Accountant.	Incorporated by reference to Exhibit 16.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on May 5, 2006 (File No. 001-31547).

21.1	List of Subsidiaries.**

23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).*

23.2	Consent of Brown, Armstrong, Paulden, McCown, Starbuck, Thornburgh & Keeter Accountancy Corporation.*

*	Filed herewith.

**	Filed previously